                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 24 TO

                       REGISTRATION STATEMENT NO. 2-95577

                        IDS FLEXIBLE SAVINGS CERTIFICATE

                                      UNDER

                           THE SECURITIES ACT OF 1933


                             IDS CERTIFICATE COMPANY
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
-------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6725
-------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                 41-6009975
-------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

            IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-3131
-------------------------------------------------------------------------------
         (Address,  including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)

      Bruce A. Kohn, IDS Tower 10, Minneapolis, MN 55440-0010 (612) 671-2221
-------------------------------------------------------------------------------
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

Explanatory Note

The first prospectus contained in Part I of the Registration Statement will be used, with minor variations, in connection with the following Registration
Statements:  33-22503, No. 2-68296, No. 2-76193, No. 333-46683 and No. 333-9611.
In each case, the first several pages of the prospectuses vary to describe the unique attributes of each certificate. In the case of the AEFD and SAI versions of prospectuses, certain information related to client servicing has been omitted. The balance of the prospectus is almost identical for all certificates.

CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 24 TO REGISTRATION STATEMENT No. 2-95577


Cover Page

Explanatory Note

Prospectus

Part II Information

Signatures

Exhibits

IDS
Flexible Savings
Certificate
Prospectus April 28, 1999

Earn competitive rates
guaranteed by IDS Certificate
Company for the term you choose.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Flexible Savings Certificates. You can:

o    Purchase this certificate in any amount from $1,000 through $1 million.

o    Select a term of six, 12, 18, 24, 30 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The  distributor  is not required to sell any specific  amount of  certificates.

Issuer:
IDS  Certificate  Company
IDS  Tower  10
Minneapolis,  MN  55440-0010
800-437-3133 (toll free)


Distributor:
American Express Financial Advisors Inc.
An American Express company

Initial Interest Rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificates of deposit interest rates, as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM North Palm Beach, FL 33408. See "About the certificate" for more explanation.

Here are the interest rates in effect April 28, 1999:

                              Simple           Effective
                              interest         annualized
     Term                     rate*            yield**
      6-month                 4.12%            4.19%

     12-month                 4.34             4.42

     18-month                 4.39             4.47

     24-month                 4.44             4.53

     30-month                 4.47             4.56

     36-month                 4.50             4.59

* These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for new purchases" and "Promotions and pricing
     flexibility"   under   "About  the   certificate."

**   Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the certificate" for more explanation.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest rates                                         2p
Risk factors                                                   2p

About the certificate                                          5p

Read and keep this prospectus                                  5p

Investment amounts and terms                                   5p
Face amount and principal                                      5p
Value at maturity                                              6p
Receiving cash during the term                                 6p
Interest                                                       7p
Rates for new purchases                                        7p
Promotions and pricing flexibility                            12p
Additional investments                                        13p

How to invest and withdraw funds                              14p
Buying your certificate                                       14p
Two ways to make investments                                  15p
Full and partial withdrawals                                  16p
When your certificate term ends                               19p
Transfers to other accounts                                   19p
Two ways to request a withdrawal or transfer                  20p
Three ways to receive payment when you withdraw funds         21p
Retirement plans: special policies                            22p
Withdrawal at death                                           22p
Transfer of ownership                                         23p
For more information                                          23p

Taxes on your earnings                                        24p
Retirement accounts                                           24p
Gifts to minors                                               24p
How to determine the correct TIN                              26p
Foreign investors                                             27p
Trusts                                                        28p

How your money is used and protected                          29p
Invested and guaranteed by the Issuer                         29p
Regulated by government                                       29p
Backed by our investments                                     30p
Investment policies                                           31p

How your money is managed                                     35p
Relationship between IDSC and American
   Express Financial Corporation                              35p
Capital structure and certificates issued                     36p
Investment management and services                            36p
Distribution                                                  39p
About American Express Service Corporation                    40p
Transfer agent                                                40p
Employment of other American Express affiliates               40p
Directors and officers                                        40p
Independent auditors                                          43p
IDS Certificates                                              44p

Appendix                                                      45p

Annual financial information                                  47p
Summary of selected financial information                     47p
Management's discussion and analysis of financial
   condition and results of operations                        48p
Report of independent auditors                                63p

Financial statements                                          64p

Notes to financial statements                                 72p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Flexible Savings Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Flexible Savings Certificate in any amount from $1,000 payable in U.S. currency. Unless you receive prior approval from IDSC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million.

After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which IDSC will guarantee an interest rate. IDSC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals    Face amount (initial investment)

plus                At the end of a term, interest credited to your account

                    during the term

minus               Any interest paid to you in cash

plus                Any additional investments to your certificate

minus               Any withdrawals, fees and applicable penalties.



Principal may change during a term as described in "Add-on feature" under "Additional investments" and "Full and partial withdrawals."


For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

             $5,000.00        Face amount (initial investment)

plus            $75.00        Interest credited to your account

minus           ($0.00)       Interest paid to you in cash

plus         $2,500.00        Additional investment to your certificate

minus           ($0.00)       Withdrawals and applicable penalties or fees

             $7,575.00        Principal at the beginning of the next term.


Value at maturity


You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Certain other fees may apply as described in "How to invest and withdraw funds."


Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o    applying the interest rate then in effect to your balance each day;

o    adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-437-3133.


Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average).

In the case of the six-, 12-, 24- and 30-month terms IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be 15 basis points (.15%) below to 85 basis points (.85%) above such rates for comparable length certificates of deposit (CDs). In the case of these terms, for purchases of certificates for $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of zero-100 basis points above such rates for comparable length certificates of deposit.

In the case of the 18-month term, because the BRM Average doesn't typically publish rates for comparable length CDs, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within a range of five below to 95 basis points above the rates for the 12-month certificates of deposit. In the case of the 18-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of 10-110 basis points above the rates for 12-month CDs.

In the case of the 36-month term, because the BRM Average doesn't typically publish rates for comparable length CDs, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within five below to 95 basis points above the rates for 30-month CDs. In the case of the 36-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within 10-110 basis points above the rates for 30-month CDs. For example, if the rate most recently published in the BRM Average with respect to the 30-month CD is 4.80% our rates in effect for that week for 36-month terms would be between 4.75% and 5.75% for purchases for less than $100,000.


However, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of six, 12, 24 or 30 months and have satisfied any requirement stated in the coupon, when rates for new purchases take effect, the rate for the initial term will be within a range from 100 basis points (1%) to 200 basis points (2%) above the average interest rate published for comparable length CDs in the BRM Average. Similarly, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of 18 or 36 months and have satisfied the conditions in the coupon, when rates for new purchases take effect, the rate for an initial term of 18 or 36 months will be within a range from 100 basis points (1%) to 200 basis points (2%) above the average interest rate published for 12-month CDs or 30-month CDs, respectively, in the BRM Average. For example, the coupon may require that you make a minimum investment and that you are not an existing client of AEFC, American Express Financial Advisors Inc., or another subsidiary of AEFC. AEFC will select persons to receive the coupon based on a business strategy to build relationships with new clients in selected market segments who AEFC believes meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit this strategy and live in particular parts of the country or are affiliated with particular organizations such as an automobile club.

For your initial term, IDSC may offer certificates with different terms than those described above. Such terms may be from seven, 11, 13, 19, 25, 31 or 37 months. For these terms, IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates published in the BRM Average for the CDs specified above that have the maturity that is closest to the term of the IDS certificate in question. If two different BRM Averages have the closest maturities, we will use the longest maturity that is shorter than the term of the IDS certificate in question. For purchases of certificates of $100,000 or more, the range for your initial term will be 65-165 basis points above the same rate. For example, in the case of a seven-month term, IDSC guarantees that, for purchases of certificates less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates for the six-month CDs, and for purchases of certificates for $100,000 or more, your rate for your initial term will be within a range of 65-165 basis points above the rates for the six-month CDs. Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to permit your certificate to mature 20 years from its issue date. IDSC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who AEFC believes meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. IDSC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.


The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, AEFC or any of their affiliates.


The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Average are government insured fixed-rate time deposits.


The BANK RATE MONITOR may be available in your local library. To obtain information on current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o    the rate in effect for your chosen term on the date of your application; or

o    the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o    the rate in effect on the date your application is accepted by IDSC; or

o    the rate in effect seven days before receipt.

Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDS certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account into IDSC investments. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased using the CD transfer service will be 25 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to purchase one or more IDS Cash Reserve Certificates and/or IDS Flexible Saving Certificates, and this rate will only apply to those certificates.

Except for specific promotions, IDSC guarantees active or retired AEFC employees, IDSC's directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.


Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including CD yields as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Performance: From February 1994 through February 1999, IDS Flexible Savings Certificate one year yields were generally higher than average bank and thrift one year CD yields and Super NOW accounts, as measured by the BRM Average.

                  Yields from February 1994 through February 1999


6%
                                           IDS Flexible
                                           Savings Certificate

4%                                    Certificate of Deposit



2% Two lines comparing the yields for one-year IDS Flexible Savings Certificate against those of one-year certificates of deposit with Flexible's yield generally above the CD's




'94               '95               '96               '97               '98



The graph compares past yields and should not be considered a prediction of future performance.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Additional investments


You may make investments within 15 calendar days after the end of a term (the grace period). Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and partial withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million (unless you receive prior approval from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.


Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's initial principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve
     Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1

By mail

Send your check along with your name and account number to:

Regular mail:


American Express
Financial Advisors Inc.
Client Service Organization
P.O. Box 74
Minneapolis, MN 55440-0074


Express mail:

American Express
Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN 55440-0010




2

By wire


If you have an established account, you may wire money to:


Norwest Bank Minnesota Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name).


If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o    Minimum amount you may wire: $1,000.


o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minnesota are open for business.


o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k) or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

     To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

o Withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

     Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o    first from interest credited during the current term;

o    then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).

Total  investments                                          $20,000.00
Interest credited                                           $ 1,600.00
Total balance                                               $21,600.00


Requested check                                             $ 5,000.00
Credited interest withdrawn                                 $(1,600.00)
10 percent of principal -- not subject to penalty           $(2,000.00)

Remaining portion of requested withdrawal - subject to penalty   $ 1,400.00
Withdrawal penalty percent                                             2.00%
Actual withdrawal penalty                                        $    28.00


Balance prior to withdrawal                                      $21,600.00
Requested withdrawal check                                       $(5,000.00)
Withdrawal penalty                                               $(   28.00)
Total balance after withdrawal                                   $16,572.00

Additionally, if you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:

Suppose your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500. At any time during the term you could withdraw up to $150 of principal with no penalty.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest maturity that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1

By phone

o Call the Client Service Organization at the telephone numbers listed on the back cover.

o    Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2

By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:


American Express
Financial Advisors Inc.
Client Service Organization
P.O. Box 534
Minneapolis, MN 55440-0534


Express mail:

American Express
Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN 55440-00100

Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1

By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.


o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.


  2

By wire

o    Minimum wire withdrawal: $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.


3

By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 701/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 591/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:               Use the Social Security or
                                        Employer Identification Number of:

Individual or joint account             The individual or one of the
                                        individuals listed on the account

Custodian account of a minor            The minor
(Uniform Gifts/Transfers
to Minors Act)

A living trust                          The grantor-trustee (the person who
                                        puts the money into the trust)

An irrevocable trust,                   The legal entity (not the personal
pension trust or estate                 representative or trustee, unless no
                                        legal entity is designated in the
                                        account title)

Sole proprietorship                     The owner



Partnership                             The partnership



Corporate                               The corporation



Association, club or                    The organization
tax-exempt organization


For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by the Issuer


IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Flexible Savings Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Flexible Savings Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Flexible Savings Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:


Type of investment                          Net amount invested
Corporate and other bonds                                    50%
Government agency bonds                                      24
Preferred stocks                                             16
Mortgages                                                     9
Municipal bonds                                               1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities --

Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin --

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities --

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting --

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money --

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate --

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities --


We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.

When-issued securities --

Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges --

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities --

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions --

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries.)

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;

o    making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

     Advisory and services fee computation:
                                                            Percentage of
     Included assets                                        total book value

     First $250 million                                            0.750%

     Next 250 million                                              0.650

     Next 250 million                                              0.550

     Next 250 million                                              0.500

     Any amount over 1 billion                                     0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                            Percentage of
     Year                    Total fees                     included assets

     1998                   $  9,084,332                           0.24%

     1997                    $17,232,602                           0.50

     1996                    $16,989,093                           0.50

Estimated advisory and services fees for 1999 are $8,651,000.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc. we pay for the distribution of this certificate as follows:

o    0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC for the distribution of this certificate as follows:

o    0.20% of the initial payment of the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

For certificates paying a special promotional coupon rate described in "Rates for new purchases" under "About the certificate," American Express Financial Advisors Inc. waives its distribution fee.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, IDSCmay pay distributors additional compensation for distribution activities under certain circumstances. From time to time, IDSC may pay or permit other promotional incentives, in cash or credit or other compensation.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

About AESC

AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.

Board of directors


Rodney P. Burwell

Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.


David R. Hubers*

Born in 1943. Director since 1987. President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson

Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler

Born in 1945. Director beginning in 1999. Independent management consultant.


Richard W. Kling*

Born in 1940. Director since 1996. Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney

Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula R. Meyer*

Born in 1954. President since June 1998. Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

*" Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer

Born in 1954. President since June 1998.

Jeffrey S. Horton

Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan

Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart

Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad

Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn

Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons

Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate -- A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Installment Certificate -- An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate -- A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate -- A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate -- A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Quick telephone reference*


Client Service                     Withdrawals,              National/Minnesota:
Organization                       transfers,                       800-437-3133





TTY Service                        For the hearing impaired         800-846-4852




American Express                   Account value, cash       National/Minnesota:
Easy Access Line                   transaction information,         800-862-7919
                                   current rate information
                                   (automated response,     Mpls./St. Paul area:
                                   Touchtone phones only)           800-862-7919


*You may experience delays when call volumes are high.


IDS Flexible Savings Certificate
IDS Tower 10
Minneapolis, MN 55440-0010

Web site address: http://www.americanexpress.com/advisors

Distributed by American Express Financial Advisors


S-6013 M (4/99)

Summary of selected financial information

------------------------------------------------------------------------------------------------------------------------------------

The following selected financial information has been derived from the audited financial statements and should be read in conjunction with those statements and the related notes to financial statements.  Also see "Management's discussion and analysis of financial condition and results of operations" for additional comments.
Year Ended Dec. 31,                                        1998           1997            1996            1995            1994
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      ($ thousands)
Statement of Operations Data
Investment income                                           $273,135        $258,232        $251,481        $256,913       $207,975
Investment expenses                                           76,811          70,137          62,851          62,817         58,690
------------------------------------------------------------------------------------------------------------------------------------

Net investment income before provision for
  certificate reserves and income tax benefit                196,324         188,095         188,630         194,096        149,285
Net provision for certificate reserves                       167,108         165,136         171,968         176,407        107,288
------------------------------------------------------------------------------------------------------------------------------------

Net investment income before income
  tax benefit                                                 29,216          22,959          16,662          17,689         41,997
Income tax benefit                                               265           3,682           6,537           9,097          2,663
------------------------------------------------------------------------------------------------------------------------------------

Net investment income                                         29,481          26,641          23,199          26,786         44,660
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments:
  Securities of unaffiliated issuers                           5,143             980            (444)            452         (7,514)
  Other - unaffiliated                                             -               -             101            (120)         1,638
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments
  before income taxes                                          5,143             980            (343)            332         (5,876)
Income tax (expense) benefit                                  (1,800)           (343)            120            (117)         2,047
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments                        3,343             637            (223)            215         (3,829)
Net income - wholly owned subsidiary                           1,646             328           1,251             373            241
------------------------------------------------------------------------------------------------------------------------------------

Net income                                                   $34,470         $27,606         $24,227         $27,374        $41,072
------------------------------------------------------------------------------------------------------------------------------------

Cash Dividends Declared                                      $29,500              $-         $65,000              $-        $40,200
------------------------------------------------------------------------------------------------------------------------------------

Balance Sheet Data
Total assets                                              $3,834,244      $4,053,648      $3,563,234      $3,912,131     $3,040,857
Certificate loans                                             32,343          37,098          43,509          51,147         58,203
Certificate reserves                                       3,404,883       3,724,978       3,283,191       3,628,574      2,887,405
Stockholder's equity                                         222,033         239,510         194,550         250,307        141,852
------------------------------------------------------------------------------------------------------------------------------------

IDS  Certificate  Company  (IDSC) is 100% owned by  American  Express  Financial
Corporation (Parent).

Management's discussion and analysis of financial condition and results of operations

Results of operations:

IDS Certificate Company's (IDSC) earnings are derived primarily from the after-tax yield on invested assets less investment expenses and interest credited on certificate reserve liabilities. Changes in earnings' trends occur largely due to changes in the rates of return on investments and the rates of interest credited to certificate owner accounts and also, the mix of fully taxable and tax-advantaged investments in the IDSC portfolio.

During the year 1998, total assets and certificate reserves decreased due primarily to certificate maturities and surrenders exceeding certificate sales. The excess of certificate maturities and surrenders over certificate sales resulted primarily from lower accrual rates declared by IDSC during the year. The decrease in total assets in 1998 reflects also, a decrease in net unrealized appreciation on investment securities classified as available for sale of $35 million and cash dividends paid to Parent of $30 million.

During the year 1997, total assets and certificate reserves increased due to certificate sales exceeding certificate maturities and surrenders. The excess of certificate sales over maturities and surrenders resulted primarily from a special introductory offer of the seven- and 13-month term IDS Flexible Savings Certificate. The increase in total assets in 1997 reflects also, an increase of $27 million in net unrealized appreciation on investment securities classified as available for sale.

1998 Compared to 1997:

Gross investment income increased 5.8% due primarily to a higher average balance of invested assets partially offset by slightly lower yields.

Investment expenses increased 9.5% in 1998. The increase resulted primarily from higher amortization of premiums paid for index options of $6.4 million, higher interest expense on reverse repurchase and interest rate swap agreements of $5.2 million, and $3.9 million of fees paid under a transfer agent agreement with American Express Client Service Corporation effective Jan. 1, 1998. Prior to Jan. 1, 1998, transfer agent services were provided by AEFC under the investment advisory and services fee agreement. These higher expenses were partially offset by lower investment advisory and services fees of $8.1 million and lower distribution fees of $.7 million.

Net provision for certificate reserves increased 1.2% due primarily to the net of a higher average balance of certificate reserves and lower accrual rates during 1998.

The decrease in income tax benefit  resulted  primarily from a lesser portion of
net  investment   income  before  income  tax  benefit  being   attributable  to
tax-advantaged income.

1997 Compared to 1996:

Gross investment income increased 2.7% due primarily to a higher average balance of invested assets.

Investment expenses increased 12% in 1997. The increase resulted primarily from higher amortization of premiums paid for index options of $4.4 million, higher distribution fees of $1.8 million and $3.2 million of interest expense on reverse repurchase and interest rate swap agreements entered into in 1997. These higher expenses were partially offset by $2.3 million lower amortization of premiums paid for interest rate caps, corridors and floors due primarily to the expiration of the cap and corridor agreements in 1996 and early 1997.

Net provision for certificate reserves decreased 4.0% due primarily to the net of lower accrual rates and a higher average balance of certificate reserves during 1997.

The decrease in income tax benefit  resulted  primarily from a lesser portion of
net  investment   income  before  income  tax  benefit  being   attributable  to
tax-advantaged income.

Liquidity and cash flow:

IDSC's principal sources of cash are payments from sales of face-amount certificates and cash flows from investments. In turn, IDSC's principal uses of cash are payments to certificate owners for matured and surrendered certificates, purchase of investments and payments of dividends to its Parent.

Certificate sales remained strong in 1998 reflecting clients' ongoing desire for safety of principal. Sales of certificates totaled $1.1 billion in 1998 compared to $1.5 billion in 1997 and $1.0 billion in 1996. The higher certificate sales in 1997 over 1996 resulted primarily from a special introductory promotion of the seven- and 13-month term IDS Flexible Savings Certificate which produced sales of $238 million. Certificate sales in 1997 benefited also, from higher sales of the IDS Preferred Investors Certificate of $113 million and sales of the American Express Special Deposits Certificate of $85 million. The IDS Preferred Investors Certificate was first offered for sale early in the last quarter of 1996. The American Express Special Deposits Certificate was first offered for sale to private banking clients of American Express Bank Ltd. in Hong Kong late in the third quarter of 1997.

The special promotion of the seven- and 13-month term IDS Flexible Savings Certificate was offered from Sept. 10, 1997 to Nov. 25, 1997, and applied only to sales of new certificate accounts during the promotion period. Certificates sold during the promotion period received a special interest rate, determined on a weekly basis, of one percentage point above the Bank Rate Monitor Top 25 Market AverageTM of comparable length certificates of deposit.

Certificate maturities and surrenders totaled $1.7 billion during 1998 compared to $1.3 billion in 1997 and $1.7 billion in 1996. The higher certificate maturities and surrenders in 1998 resulted primarily from $242 million of surrenders of the seven- and 13-month IDS Flexible Savings Certificate. The higher certificate maturities and surrenders in 1996 resulted primarily from $461 million of surrenders of the 11-month IDS Flexible Savings Certificate. These surrenders resulted primarily from lower accrual rates declared by IDSC at term renewal, reflecting interest rates available in the marketplace.

IDSC, as an issuer of face-amount certificates, is affected whenever there is a significant change in interest rates. In view of the uncertainty in the investment markets and due to the short-term repricing nature of certificate reserve liabilities, IDSC continues to invest in securities that provide for more immediate, periodic interest/principal payments, resulting in improved liquidity. To accomplish this, IDSC continues to invest much of its cash flow in intermediate-term bonds and mortgage-backed securities.

IDSC's investment program is designed to maintain an investment portfolio that will produce the highest possible after-tax yield within acceptable risk standards with additional emphasis on liquidity. The program considers investment securities as investments acquired to meet anticipated certificate owner obligations.

Under Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", debt securities that IDSC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities IDSC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available for sale and carried at fair value. The available-for-sale classification does not mean that IDSC expects to sell these securities, but that under SFAS No. 115 positive intent criteria, these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner demand. See notes 1 and 3 to the financial statements for additional information relating to SFAS No. 115.

At Dec. 31, 1998, securities classified as held to maturity and carried at amortized cost were $.6 billion. Securities classified as available for sale and carried at fair value were $2.7 billion. These securities, which comprise 88% of IDSC's total invested assets, are well diversified. Of these securities, 97% have fixed maturities of which 90% are of investment grade. Other than U.S.
Government Agency mortgage- backed securities, no one issuer represents more than 1% of total securities. See note 3 to financial statements for additional information on ratings and diversification.

During the year ended Dec. 31, 1998, IDSC accepted a tender offer of a held-to-maturity security with an amortized cost and fair value of $6.2 million. During the same period in 1998, securities classified as available for sale were sold with an amortized cost and fair value of $343 million and $346 million, respectively. The securities were sold in general management of the investment portfolio.

There were no transfers of available-for-sale or held-to-maturity securities during the years ended Dec. 31, 1998 and 1997.

Market risk and derivative financial instruments:

The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10% decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different than what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings affects in the future will differ from those quantified below.

IDSC primarily invests in intermediate-term and long-term fixed income securities to provide its certificate owners with a competitive rate of return on their certificates while managing risk. These investment securities provide IDSC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. IDSC does not invest in securities to generate trading profits for its own account.

IDSC's Investment Committee, which comprises senior business managers, meets regularly to review models projecting different interest rate scenarios and their impact on IDSC's profitability. The committee's objective is to structure IDSC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve targeted levels of profitability and meet certificate contractual obligations.

Rates credited to certificate owners' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, IDSC's margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategies include the purchase of derivatives, such as interest rate caps, corridors, floors and swaps, for hedging purposes. On two series of certificates, interest is credited to the certificate owners' accounts based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. As a means of hedging its obligations under the provisions of these certificates, the committee purchases and writes call options on the major stock market index. See note 9 to the financial statements for additional information regarding derivative financial instruments.

The negative impact on IDSC's pretax earnings of the 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at Dec. 31, 1998 and 1997, would be approximately $7.5 million and $5.9 million for 1998 and 1997, respectively. The 10% decrease in a major stock market index level would have a minimal impact on IDSC's pretax earnings as of Dec. 31, 1998 and 1997, because the income effect is a decrease in option income and a corresponding decrease in interest credited to the IDS and American Express Stock Market Certificate owners' accounts.

Year 2000 Issue:

IDSC is a wholly owned  subsidiary  of American  Express  Financial  Corporation
(AEFC), which is a wholly owned subsidiary of American Express Company (American Express). All of the major systems used by IDSC are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. American Express is coordinating Year 2000 (Y2K) efforts on behalf of all of its businesses and subsidiaries. Representatives of AEFC are participating in these efforts. The Y2K issue is the result of computer programs having been written using two digits rather than four to define a year. Some programs may recognize a date using "00" as the year 1900 rather than 2000. This misinterpretation could result in the failure of major systems or miscalculations, which could have a material impact on American Express and its businesses and subsidiaries through business interruption or shutdown, financial loss, reputation damage and legal liability to third parties. American Express and AEFC began addressing the Y2K issue in 1995 and have established a plan for resolution, which involves the remediation, decommissioning and replacement of relevant systems, including mainframe, mid-range and desktop computers, application software, operating systems, systems software, date back-up archival and retrieval services, telephone and other communications systems, and hardware peripherals and facilities dependent on embedded technology. As part of their plan, American Express has generally followed and utilized the specific policies and guidelines established by the

Federal Financial Institutions Examination Council, as well as other U.S. and international regulatory agencies. Additionally, American Express continues to participate in Y2K related industry consortia sponsored by various partners and suppliers. Progress is reviewed regularly with IDSC's senior management and American Express' senior management and Board of Directors.

American Express' and AEFC's Y2K compliance effort related to information technology (IT) systems is divided into two initiatives. The first, which is the much larger initiative, is known internally as "Millenniax," and relates to mainframe and other technological systems maintained by the American Express Technologies organization. The second, known as "Business T," relates to the technological assets that are owned, managed or maintained by American Express' individual business units, including AEFC. Business T also encompasses the remediation of non-IT systems. These initiatives involve a substantial number of employees and external consultants. This multiple sourcing approach is intended to mitigate the risk of becoming dependent on any one vendor or resource. While the vast majority of American Express' and AEFC's systems that require modification are being remediated, in some cases they have chosen to migrate to new applications that are already Y2K compliant.

American Express's and AEFC's plans for remediation with respect to Millenniax and Business T include the following program phases: (i) employee awareness and mobilization, (ii) inventory collection and assessment, (iii) impact analysis,
(iv) remediation/decommission, (v) testing and (vi) implementation. As part of the first three phases, American Express and AEFC have identified their mission-critical systems for purposes of prioritization. American Express' and AEFC's goals are to complete testing of critical systems by early 1999, and to continue compliance efforts, including but not limited to, the testing of systems on an integrated basis and independent validation of such testing, through 1999.** American Express and AEFC are currently on schedule to meet these goals. With respect to systems maintained by American Express and AEFC, the first three phases referred to above have been substantially completed for both Millenniax and Business T. In addition, remediation of critical systems is substantially complete. As of Dec. 31, 1998, for Millenniax for American Express, the remediation/decommission, testing and implementation phases for critical and non-critical systems in total are 82%, 75% and 60% complete, respectively. For Millenniax for AEFC, such phases are 99%, 97% and 97% complete, respectively. For Business T for American Express, such phases are 85%, 70% and 69% complete, respectively. For Business T for AEFC, such phases are 74%, 62% and 62% complete, respectively.

American Express' most commonly used methodology for remediation is the sliding window. Once an application/system has been remediated, American Express applies specific types of tests, such as stress, regression, unit, future date and baseline to ensure that the remediation process has achieved Y2K compliance while maintaining the fundamental data processing integrity of the particular system. To assist with remediation and testing, American Express is using various standardized tools obtained from a variety of vendors.

American Express's cumulative costs since inception of the Y2K initiatives were $383 million through Dec. 31, 1998 and are estimated to be in the range of $135-$160 million for the remainder through 2000.** AEFC's cumulative costs since inception of the Y2K initiative were $56 million through Dec. 31, 1998 and are estimated to be in the range of $13-$19 million for the remainder through 2000.** These include both remediation costs and costs related to replacements that were or will be required as a result of Y2K. These costs, which are expensed as incurred, relate to both Millenniax and Business T, and have not had, nor are they expected to have, a material adverse impact on American Express', AEFC's or IDSC's results of operations or financial condition.** Costs related to Millenniax, which represent most of the total Y2K costs of American

Express, are managed by and included in the American Express corporate level financial results; costs related to Business T are included in American Express' individual business segment's financial results, including AEFC's. American Express and AEFC have not deferred other critical technology projects or investment spending as a result of Y2K. However, because American Express and AEFC must continually prioritize the allocation of finite financial and human resources, certain non-critical spending initiatives have been deferred.

American Express' and AEFC's major businesses are heavily dependent upon internal computer systems, and all have significant interaction with systems of third parties, both domestically and internationally. American Express and AEFC are working with key external parties, including merchants, clients, counterparties, vendors, exchanges, utilities, suppliers, agents and regulatory agencies to mitigate the potential risks to American Express and AEFC of Y2K. The failure of external parties to resolve their own Y2K issues in a timely manner could result in a material financial risk to American Express or AEFC. As part of their overall compliance program, American Express and AEFC are actively communicating with third parties through face-to-face meetings and correspondence, on an ongoing basis, to ascertain their state of readiness. Although numerous third parties have indicated to American Express and AEFC in writing that they are addressing their Y2K issues on a timely basis, the readiness of third parties overall varies across the spectrum. Because American Express' and AEFC's Y2K compliance is dependent on key third parties being compliant on a timely basis, there can be no assurances that American Express' and AEFC's efforts alone will resolve all Y2K issues.

At this point, American Express and AEFC are in the process of performing an assessment of reasonably likely Y2K systems failures and related consequences. American Express is also preparing specific Y2K contingency plans for all key
American Express business units, including AEFC, to mitigate the potential impact of such failures. This effort is a full-scale initiative that includes both internal and external experts under the guidance of an American Express-wide steering committee. The contingency plans, which will be based in part on an assessment of the magnitude and probability of potential risks, will primarily focus on proactive steps to prevent Y2K failures from occurring, or if they should occur, to detect them quickly, minimize their impact and expedite their repair. The Y2K contingency plans will supplement disaster recovery and business continuity plans already in place, and are expected to include measures such as selecting alternative suppliers and channels of distribution, and developing American Express' and AEFC's own technology infrastructure in lieu of those provided by third parties. Development of the Y2K contingency plans is expected to be substantially complete by the end of the first quarter of 1999, and will continue to be refined throughout 1999 as additional information related to American Express' and AEFC's exposures is gathered.**

**   Statements   in  this  Y2K   discussion   marked  with  two  asterisks  are
forward-looking statements which are subject to risks and uncertainties. Important factors that could cause results to differ materially from these forward-looking statements include, among other things, the ability of American Express or AEFC to successfully identify systems containing two-digit codes, the nature and amount of programming required to fix the affected systems, the costs of labor and consultants related to such efforts, the continued availability of such resources, and the ability of third parties that interface with American Express and AEFC to successfully address their Y2K issues.

Ratios:

The ratio of stockholder's equity, excluding accumulated other comprehensive income net of tax, to total assets less certificate loans and net unrealized holding gains on investment securities at Dec. 31, 1998 and 1997 was 5.6% and 5.2%, respectively. IDSC's current regulatory requirement is a ratio of 5.0%.

Annual Financial Information

IDS Certificate Company

Responsibility for Preparation of Financial Statements

The management of IDS Certificate Company (IDSC) is responsible for the preparation and fair presentation of its financial statements. The financial statements have been prepared in conformity with generally accepted accounting principles appropriate in the circumstances, and include amounts based on the best judgment of management. IDSC's management is also responsible for the accuracy and consistency of other financial information included in the prospectus.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, IDSC maintains a system of internal control over financial reporting. The system is designed to provide reasonable, but not absolute, assurance with respect to the reliability of IDSC's financial statements. The concept of reasonable assurance is based on the notion that the cost of the internal control system should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes an organizational structure with clearly defined lines of responsibility, policies and procedures, a Code of Conduct, and the careful selection and training of employees. Internal auditors monitor and assess the effectiveness of the internal control system and report their findings to management throughout the year. IDSC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test the internal control system over financial reporting.

Report of Independent Auditors

The Board of Directors and Security Holders
IDS Certificate Company:

We have audited the accompanying balance sheets of IDS Certificate Company, a wholly owned subsidiary of American Express Financial Corporation, as of December 31, 1998 and 1997, and the related statements of operations, comprehensive income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the management of IDS Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 1998 and 1997 by correspondence with custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IDS Certificate Company at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.









ERNST & YOUNG  LLP
Minneapolis, Minnesota
February 4, 1999

Balance Sheets, Dec. 31,
------------------------------------------------------------------------------------------------------------------------------------

Assets

Qualified Assets (note 2)                                                                                 1998            1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             ($ thousands)
Investments in unaffiliated issuers (notes 3, 4 and 10):
  Held-to-maturity securities                                                                               $592,815       $758,143
  Available-for-sale securities                                                                            2,710,545      2,911,524
  First mortgage loans on real estate                                                                        334,280        212,433
  Certificate loans - secured by certificate reserves                                                         32,343         37,098
Investments in and advances to affiliates                                                                        418          6,772
------------------------------------------------------------------------------------------------------------------------------------

Total investments                                                                                          3,670,401      3,925,970
------------------------------------------------------------------------------------------------------------------------------------

Receivables:
  Dividends and interest                                                                                      46,579         48,817
  Investment securities sold                                                                                   3,085          1,635
------------------------------------------------------------------------------------------------------------------------------------

Total receivables                                                                                             49,664         50,452
------------------------------------------------------------------------------------------------------------------------------------

Other (notes 9 and 10)                                                                                        96,213         56,127
------------------------------------------------------------------------------------------------------------------------------------

Total qualified assets                                                                                     3,816,278      4,032,549
------------------------------------------------------------------------------------------------------------------------------------

Other Assets
------------------------------------------------------------------------------------------------------------------------------------

Deferred federal income taxes (note 8)                                                                         1,095              -
Due from affiliate                                                                                             1,082              -
Deferred distribution fees and other                                                                          15,789         21,099
------------------------------------------------------------------------------------------------------------------------------------

Total other assets                                                                                            17,966         21,099
------------------------------------------------------------------------------------------------------------------------------------


Total assets                                                                                              $3,834,244     $4,053,648
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Balance Sheets, Dec. 31, (continued)
------------------------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholder's Equity

Liabilities                                                                                               1998            1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             ($ thousands)
Certificate Reserves (notes 5 and 10):
  Installment certificates:
    Reserves to mature                                                                                      $309,110       $343,219
    Additional credits and accrued interest                                                                   15,062         19,554
    Advance payments and accrued interest                                                                        894            968
    Other                                                                                                         55             56
  Fully paid certificates:
    Reserves to mature                                                                                     2,909,891      3,186,191
    Additional credits and accrued interest                                                                  169,514        174,699
  Due to unlocated certificate holders                                                                           357            291
------------------------------------------------------------------------------------------------------------------------------------

Total certificate reserves                                                                                 3,404,883      3,724,978
------------------------------------------------------------------------------------------------------------------------------------

Accounts Payable and Accrued Liabilities:
  Due to Parent (note 7A)                                                                                        771          1,639
  Due to Parent for federal income taxes                                                                       7,381            495
  Due to affiliates (note 7B, 7C, 7D and 7E)                                                                     426            331
  Reverse repurchase agreements                                                                              141,000         22,000
  Payable for investment securities purchased                                                                  2,211         19,601
  Accounts payable, accrued expenses and other (notes 9 and 10)                                               55,539         29,919
------------------------------------------------------------------------------------------------------------------------------------

Total accounts payable and accrued liabilities                                                               207,328         73,985
------------------------------------------------------------------------------------------------------------------------------------

Deferred federal income taxes (note 8)                                                                             -         15,175
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                          3,612,211      3,814,138
------------------------------------------------------------------------------------------------------------------------------------

Commitments (note 4)
------------------------------------------------------------------------------------------------------------------------------------

Stockholder's Equity (notes 5B, 5C, and 6)
------------------------------------------------------------------------------------------------------------------------------------

Common stock, $10 par - authorized and issued 150,000 shares                                                   1,500          1,500
Additional paid-in capital                                                                                   143,844        143,844
Retained earnings:
  Appropriated for predeclared additional credits/interest                                                     3,710          6,375
  Appropriated for additional interest on advance payments                                                        10             50
  Unappropriated                                                                                              63,623         55,948
Accumulated other comprehensive income - net of tax (note 1)                                                   9,346         31,793
------------------------------------------------------------------------------------------------------------------------------------

Total stockholder's equity                                                                                   222,033        239,510
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholder's equity                                                                $3,834,244     $4,053,648
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.

Statements of Operations
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)
Investment Income
Interest income from investments:
  Bonds and notes:
    Unaffiliated issuers                                                                    $209,408        $191,190       $184,653
  Mortgage loans on real estate:
    Unaffiliated                                                                              18,173          18,053         19,583
    Affiliated                                                                                     -               -             36
  Certificate loans                                                                            1,896           2,200          2,533
Dividends                                                                                     40,856          44,543         44,100
Other                                                                                          2,802           2,246            576
------------------------------------------------------------------------------------------------------------------------------------

Total investment income                                                                      273,135         258,232        251,481
------------------------------------------------------------------------------------------------------------------------------------

Investment Expenses
Parent and affiliated company fees (note 7):
  Distribution                                                                                33,783          34,507         32,732
  Investment advisory and services                                                             9,084          17,233         16,989
  Transfer agent                                                                               3,932               -              -
  Depositary                                                                                     250             238            228
Options (note 9)                                                                              21,012          14,597         10,156
Interest rate caps, corridors and floors (note 9)                                                  -              35          2,351
Reverse repurchase agreements                                                                  3,689           1,217              -
Interest rate swap agreements (note 9)                                                         4,676           1,956              -
Other                                                                                            385             354            395
------------------------------------------------------------------------------------------------------------------------------------

Total investment expenses                                                                     76,811          70,137         62,851
------------------------------------------------------------------------------------------------------------------------------------

Net investment income before provision
  for certificate reserves and income tax benefit                                           $196,324        $188,095       $188,630
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Operations (continued)
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)
Provision for Certificate Reserves (notes 5 and 9)
According to the terms of the certificates:
  Provision for certificate reserves                                                          $9,623          $9,796        $10,445
  Interest on additional credits                                                               1,032           1,244          1,487
  Interest on advance payments                                                                    44              50             61
Additional credits/interest authorized by IDSC:
  On fully paid certificates                                                                 146,434         141,515        146,474
  On installment certificates                                                                 11,001          13,560         14,574
------------------------------------------------------------------------------------------------------------------------------------

Total provision for certificate reserves before reserve recoveries                           168,134         166,165        173,041
Reserve recoveries from terminations prior to maturity                                        (1,026)         (1,029)        (1,073)
------------------------------------------------------------------------------------------------------------------------------------

Net provision for certificate reserves                                                       167,108         165,136        171,968
------------------------------------------------------------------------------------------------------------------------------------

Net investment income before income tax benefit                                               29,216          22,959         16,662
Income tax benefit (note 8)                                                                      265           3,682          6,537
------------------------------------------------------------------------------------------------------------------------------------

Net investment income                                                                         29,481          26,641         23,199
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments
  Securities of unaffiliated issuers                                                           5,143             980           (444)
  Other-unaffiliated                                                                               -               -            101
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments before income taxes                                    5,143             980           (343)
------------------------------------------------------------------------------------------------------------------------------------

Income tax (expense) benefit (note 8):
  Current                                                                                     (1,800)           (304)           772
  Deferred                                                                                         -             (39)          (652)
------------------------------------------------------------------------------------------------------------------------------------

Total income tax (expense) benefit                                                            (1,800)           (343)           120
------------------------------------------------------------------------------------------------------------------------------------

Net realized gain (loss) on investments                                                        3,343             637           (223)
------------------------------------------------------------------------------------------------------------------------------------

Net income - wholly owned subsidiary                                                           1,646             328          1,251
------------------------------------------------------------------------------------------------------------------------------------

Net income                                                                                   $34,470         $27,606        $24,227
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Comprehensive Income
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)

Net income                                                                                   $34,470         $27,606        $24,227
------------------------------------------------------------------------------------------------------------------------------------

Other comprehensive (loss) income (note 1)
  Unrealized (losses) gains on available-for-sale
  securities:
    Unrealized holding (losses) gains arising during year                                    (32,020)         26,639        (25,853)
    Income tax benefit (expense)                                                              11,207          (9,324)         9,048
------------------------------------------------------------------------------------------------------------------------------------

    Net unrealized holding (losses) gains arising during period                              (20,813)         17,315        (16,805)
------------------------------------------------------------------------------------------------------------------------------------

    Reclassification adjustment for (gains) losses included in net income                     (2,514)             59          2,802
    Income tax expense (benefit)                                                                 880             (20)          (981)
------------------------------------------------------------------------------------------------------------------------------------

    Net reclassification adjustment for (gains) losses included in net income                 (1,634)             39          1,821
------------------------------------------------------------------------------------------------------------------------------------

Net other comprehensive (loss) income                                                        (22,447)         17,354        (14,984)
------------------------------------------------------------------------------------------------------------------------------------

Total comprehensive income                                                                   $12,023         $44,960         $9,243
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Stockholder's Equity
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)

Common Stock
Balance at beginning and end of year                                                          $1,500          $1,500         $1,500
------------------------------------------------------------------------------------------------------------------------------------

Additional Paid-in Capital
Balance at beginning of year                                                                $143,844        $143,844       $168,844
Cash dividends declared                                                                            -               -        (25,000)
------------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                      $143,844        $143,844       $143,844
------------------------------------------------------------------------------------------------------------------------------------

Retained Earnings
Appropriated for predeclared additional credits/interest (note 5B)
Balance at beginning of year                                                                  $6,375         $11,989        $18,878
Transferred to unappropriated retained earnings                                               (2,665)         (5,614)        (6,889)
------------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                        $3,710          $6,375        $11,989
------------------------------------------------------------------------------------------------------------------------------------

Appropriated for additional interest on advance payments (note 5C)
Balance at beginning of year                                                                     $50             $50            $50
Transferred to unappropriated retained earnings                                                  (40)              -              -
------------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                           $10             $50            $50
------------------------------------------------------------------------------------------------------------------------------------

Unappropriated (note 6)
Balance at beginning of year                                                                 $55,948         $22,728        $31,612
Net income                                                                                    34,470          27,606         24,227
Transferred from appropriated retained earnings                                                2,705           5,614          6,889
Cash dividends declared                                                                      (29,500)              -        (40,000)
------------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                       $63,623         $55,948        $22,728
------------------------------------------------------------------------------------------------------------------------------------

Accumulated other comprehensive income -
  net of tax (note 1)
Balance at beginning of year                                                                 $31,793         $14,439        $29,423
Net other comprehensive (loss) income                                                        (22,447)         17,354        (14,984)
------------------------------------------------------------------------------------------------------------------------------------

Balance at end of year                                                                        $9,346         $31,793        $14,439
------------------------------------------------------------------------------------------------------------------------------------

Total stockholder's equity                                                                  $222,033        $239,510       $194,550
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Cash Flows
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)
Cash Flows from Operating Activities
Net income                                                                                   $34,470         $27,606        $24,227
Adjustments to reconcile net income to net
cash provided by operating activities:
  Net income of wholly owned subsidiary                                                       (1,646)           (328)        (1,251)
  Net provision for certificate reserves                                                     167,108         165,136        171,968
  Interest income added to certificate loans                                                  (1,180)         (1,414)        (1,631)
  Amortization of premiums/discounts-net                                                      22,620          15,484         14,039
  Provision for deferred federal income taxes                                                 (3,088)         (2,266)        (1,124)
  Net realized (gain) loss on investments before income taxes                                 (5,143)           (980)           343
  Decrease (increase) in dividends and interest receivable                                     2,238          (4,804)         5,619
  Decrease in deferred distribution fees                                                       5,310           4,434          2,761
  Increase in other assets                                                                    (1,082)              -              -
  Increase (decrease) in other liabilities                                                    16,814             443           (679)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                    236,421         203,311        214,272
------------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
Maturity and redemption of investments:
  Held-to-maturity securities                                                                161,649          76,678        163,066
  Available-for-sale securities                                                              468,218         408,019        537,565
  Other investments                                                                           76,894          79,929         52,189
Sale of investments:
  Held-to-maturity securities                                                                  6,245          33,910         24,984
  Available-for-sale securities                                                              344,901         160,207        356,194
  Other investments                                                                                -               -            385
Certificate loan payments                                                                      4,006           4,814          6,003
Purchase of investments:
  Held-to-maturity securities                                                                 (1,034)         (4,565)       (49,984)
  Available-for-sale securities                                                             (663,347)     (1,283,620)      (617,138)
  Other investments                                                                         (189,905)        (62,831)       (28,617)
Certificate loan fundings                                                                     (3,703)         (5,021)        (5,288)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities                                         $203,924       ($592,480)      $439,359
------------------------------------------------------------------------------------------------------------------------------------

See notes to financial statements.


Statements of Cash Flows (continued)
------------------------------------------------------------------------------------------------------------------------------------

Year ended Dec. 31,                                                                       1998            1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ thousands)

Cash Flows from Financing Activities
Payments from certificate owners                                                          $1,192,026      $1,580,013     $1,129,023
Proceeds from reverse repurchase agreements                                                  919,500         433,000              -
Dividend from wholly owned subsidiary                                                          8,000               -              -
Certificate maturities and cash surrenders                                                (1,729,871)     (1,324,175)    (1,663,196)
Payments under reverse repurchase agreements                                                (800,500)       (411,000)             -
Dividends paid                                                                               (29,500)              -        (65,000)
------------------------------------------------------------------------------------------------------------------------------------

Net cash (used in) provided by financing activities                                         (440,345)        277,838       (599,173)
------------------------------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents                                               -        (111,331)        54,458
Cash and cash equivalents beginning of year                                                        -         111,331         56,873
------------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents end of year                                                             $-              $-       $111,331
------------------------------------------------------------------------------------------------------------------------------------


Supplemental Disclosures Including Non-cash Transactions
Cash received (paid) for income taxes                                                         $1,217           ($104)        $7,195
Certificate maturities and surrenders through
  loan reductions                                                                              5,632           8,032          8,554

See notes to financial statements.


Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

1.  Nature of business and summary of significant accounting policies

Nature of business

IDS Certificate Company (IDSC) is a wholly owned subsidiary of American Express Financial Corporation (Parent), which is a wholly owned subsidiary of American Express Company. IDSC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. The certificates issued by IDSC are not insured by any government agency. IDSC's certificates are sold primarily by American Express Financial Advisors Inc.'s (an affiliate) field force operating in 50 states, the District of Columbia and Puerto Rico. IDSC's Parent acts as investment advisor for IDSC.

IDSC currently offers nine types of certificates with specified maturities ranging from ten to twenty years. Within their specified maturity, most certificates have interest rate terms of one- to 36-months. In addition, two types of certificates have interest tied, in whole or in part, to any upward movement in a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts or 401(k) plans and other qualified retirement plans.

IDSC's gross income is derived primarily from interest and dividends generated by its investments. IDSC's net income is determined by deducting from such gross income its provision for certificate reserves, and other expenses, including taxes, the fee paid to Parent for investment advisory and other services, and the distribution fees paid to American Express Financial Advisors, Inc.

Described below are certain accounting policies that are important to an understanding of the accompanying financial statements.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with generally accepted accounting principles. IDSC uses the equity method of accounting for its wholly owned unconsolidated subsidiary, which is the method prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries of issuers of face-amount certificates. Certain amounts from prior years have been reclassified to conform to the current year presentation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of income and expenses during the year then ended. Actual results could differ from those estimates.

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

Preferred stock dividend income

IDSC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Comprehensive Income

Effective Jan. 1, 1998, IDSC adopted Statement of Financial Accounting Standards
(SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires the reporting and display of comprehensive income and its components. Comprehensive income is defined as the aggregate change in stockholder's equity excluding changes in ownership interests. For IDSC, comprehensive income consists of net income and unrealized gains or losses on available-for-sale securities net of taxes. Prior year amounts have been reclassified to conform to the requirements of the new Statement.

Securities

Cash equivalents are carried at amortized cost, which approximates fair value. IDSC has defined cash and cash equivalents as cash in banks and highly liquid investments with a maturity of three months or less at acquisition and are not interest rate sensitive.

Debt securities that IDSC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities IDSC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available for sale and carried at fair value. Unrealized holding gains and losses on securities classified as available for sale are carried, net of deferred income taxes, as accumulated other comprehensive income in stockholder's equity.

The basis for determining cost in computing realized gains and losses on securities is specific identification. When there is a decline in value that is other than temporary, the securities are carried at estimated realizable value with the amount of adjustment included in income.

First mortgage loans on real estate

Mortgage loans are carried at amortized cost, less reserves for losses, which is the basis for determining any realized gains or losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

IDSC generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on Management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificates

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate owners are entitled to receive at maturity a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate at specified percentage rates as declared by IDSC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense

On certain series of certificates, distribution fees are deferred and amortized over the estimated lives of the related certificates, which is approximately 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are recognized in expense and any related surrender charges are recognized as a reduction in provision for certificate reserves.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

Federal income taxes

IDSC's taxable income or loss is included in the consolidated federal income tax return of American Express Company. IDSC provides for income taxes on a separate return basis, except that, under an agreement between Parent and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of Parent and its subsidiaries that Parent will reimburse a subsidiary for any tax benefits recorded.

Accounting developments

In March 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP, which is effective Jan. 1, 1999, requires the capitalization of certain costs incurred to develop or obtain software for internal use. Software utilized by IDSC is owned by Parent and will be capitalized on Parent's financial statements. As a result, the new rule will not have a material impact on IDSC's results of operations or financial condition.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective Jan. 1, 2000. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. Earlier application of all of the provisions of this Statement is encouraged, but it is permitted only as of the beginning of any fiscal quarter that begins after issuance of the Statement. This Statement cannot be applied retroactively. The ultimate financial impact of the new rule will be measured based on the derivatives in place at adoption and cannot be estimated at this time.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

2.  Deposit of assets and maintenance of qualified assets

A) Under the provisions of its certificates and the 1940 Act, IDSC was required to have qualified assets (as that term is defined in Section 28(b) of the 1940
Act) in the amount of  $3,353,920  and  $3,694,204  at Dec.  31,  1998 and 1997,
respectively. IDSC had qualified assets of $3,799,689 at Dec. 31, 1998 and $3,964,036 at Dec. 31, 1997, excluding net unrealized appreciation on available-for-sale securities of $14,378 and $48,912 at Dec. 31, 1998 and 1997, respectively and payable for securities purchased of $2,211 and $19,601 at Dec. 31, 1998 and 1997, respectively.

Qualified assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. Qualified assets for which no provision for valuation is made in such statutes are valued in accordance with rules, regulations or orders prescribed by the SEC. These values are the same as financial statement carrying values, except for debt securities classified as available for sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

B) Pursuant to provisions of the certificates, the 1940 Act, the central depositary agreement and to requirements of various states, qualified assets of IDSC were deposited as follows:


                                                                      Dec. 31, 1998
                                                      -----------------------------------------------

                                                                        Required
                                                         Deposits       deposits         Excess
-----------------------------------------------------------------------------------------------------
Deposits to meet certificate
liability requirements:
States                                                          $364            $327             $37
Central Depositary                                         3,543,964       3,317,295         226,669
-----------------------------------------------------------------------------------------------------

Total                                                     $3,544,328      $3,317,622        $226,706
-----------------------------------------------------------------------------------------------------

                                                                      Dec. 31, 1997
                                                      -----------------------------------------------

                                                                        Required
                                                         Deposits       deposits         Excess
-----------------------------------------------------------------------------------------------------
Deposits to meet certificate
liability requirements:
States                                                          $363            $328             $35
Central Depositary                                         3,826,505       3,650,121         176,384
-----------------------------------------------------------------------------------------------------

Total                                                     $3,826,868      $3,650,449        $176,419
-----------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

The assets on deposit at Dec. 31, 1998 and 1997 consisted of securities having a deposit value of $3,153,038 and $3,580,866, respectively; mortgage loans of $334,280 and $212,433, respectively; and other assets of $57,010 and $33,569, respectively.

American Express Trust Company is the central depositary for IDSC.  See note 7C.

3.  Investments in securities

A) Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by IDSC using established procedures, involving review of market indexes, price levels of current offerings and comparable issues, price estimates and market data from independent brokers and financial files. The procedures are reviewed annually. IDSC's vice president, investments, reports to the board of directors on an annual basis regarding such pricing sources and procedures to provide assurance that fair value is being achieved.

The following is a summary of securities held to maturity and securities available for sale at Dec. 31, 1998 and 1997.

                                                                            Dec. 31, 1998
                                                      ---------------------------------------------------------------
                                                                                          Gross           Gross
                                                        Amortized         Fair         unrealized      unrealized
                                                           cost           value           gains          losses
---------------------------------------------------------------------------------------------------------------------
Held to maturity
U.S. Government and
  agencies obligations                                          $363            $373             $10              $-
Mortgage-backed securities                                    22,366          22,986             620               -
Corporate debt securities                                    168,191         172,941           4,750               -
Stated maturity preferred stock                              401,895         428,689          26,802               8
---------------------------------------------------------------------------------------------------------------------

Total                                                       $592,815        $624,989         $32,182              $8
---------------------------------------------------------------------------------------------------------------------
Available for sale
Mortgage-backed securities                                  $831,677        $846,864         $15,787            $600
State and municipal obligations                               32,075          33,437           1,362               -
Corporate debt securities                                  1,674,932       1,667,264          29,197          36,865
Stated maturity preferred stock                               63,257          65,822           2,637              72
Perpetual preferred stock                                     94,226          97,158           2,947              15
---------------------------------------------------------------------------------------------------------------------

Total                                                     $2,696,167      $2,710,545         $51,930         $37,552
---------------------------------------------------------------------------------------------------------------------


Notes to Financial Statements ($ in thousands unless indicated otherwise)
------------------------------------------------------------------------------------------------------------------------------------

                                                                            Dec. 31, 1997
                                                      ---------------------------------------------------------------
                                                                                          Gross           Gross
                                                        Amortized         Fair         unrealized      unrealized
                                                           cost           value           gains          losses
---------------------------------------------------------------------------------------------------------------------
Held to maturity
U.S. Government and
  agencies obligations                                          $363            $369              $6              $-
Mortgage-backed securities                                    29,340          29,969             629               -
Corporate debt securities                                    242,050         248,455           6,493              88
Stated maturity preferred stock                              486,390         505,522          19,332             200
---------------------------------------------------------------------------------------------------------------------

Total                                                       $758,143        $784,315         $26,460            $288
---------------------------------------------------------------------------------------------------------------------
Available for sale
Mortgage-backed securities                                $1,251,283      $1,274,417         $23,336            $202
State and municipal obligations                               41,116          42,526           1,410               -
Corporate debt securities                                  1,417,668       1,438,640          22,636           1,664
Stated maturity preferred stock                               63,214          64,444           1,284              54
Perpetual preferred stock                                     88,726          91,497           2,771               -
Common stock                                                     605               -               -             605
---------------------------------------------------------------------------------------------------------------------

Total                                                     $2,862,612      $2,911,524         $51,437          $2,525
---------------------------------------------------------------------------------------------------------------------

The amortized cost and fair value of securities held to maturity and available for sale, by contractual maturity, at Dec. 31, 1998, are shown below. Cash flows will differ from contractual maturities because issuers may have the right to call or prepay obligations.

                                                                                        Amortized         Fair
                                                                                          cost            value
---------------------------------------------------------------------------------------------------------------------
Held to maturity
Due within 1 year                                                                            $99,718        $100,336
Due after 1 year through 5 years                                                             274,565         288,415
Due after 5 years through 10 years                                                           179,098         194,280
Due after 10 years                                                                            17,068          18,972
---------------------------------------------------------------------------------------------------------------------
                                                                                             570,449         602,003
Mortgage-backed securities                                                                    22,366          22,986
---------------------------------------------------------------------------------------------------------------------

Total                                                                                       $592,815        $624,989
---------------------------------------------------------------------------------------------------------------------
Available for sale
Due within 1 year                                                                            $76,383         $76,569
Due after 1 year through 5 years                                                             825,032         841,426
Due after 5 years through 10 years                                                           506,693         508,301
Due after 10 years                                                                           362,156         340,227
---------------------------------------------------------------------------------------------------------------------
                                                                                           1,770,264       1,766,523
Mortgage-backed securities                                                                   831,677         846,864
Perpetual preferred stock                                                                     94,226          97,158
---------------------------------------------------------------------------------------------------------------------

Total                                                                                     $2,696,167      $2,710,545
---------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

During the years ended Dec. 31, 1998 and 1997, there were no securities classified as trading securities.

The proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses on those sales during the years ended Dec. 31, 1998, 1997 and 1996, were as follows:

                                                                          1998            1997            1996
---------------------------------------------------------------------------------------------------------------------

Proceeds                                                                    $346,353        $161,188        $313,976
Gross realized gains                                                           4,487           1,292             456
Gross realized losses                                                          1,461           1,637           5,836
---------------------------------------------------------------------------------------------------------------------

Sales of held-to-maturity securities resulting from acceptance of a tender offer during the year ended
Dec. 31, 1998 and significant credit deterioration during the years ended Dec. 31,  1997 and 1996, were as follows:

                                                                          1998            1997            1996
---------------------------------------------------------------------------------------------------------------------

Amortized cost                                                                $6,182         $32,969         $22,297
Gross realized gains                                                              63           1,621           3,200
Gross realized losses                                                              -             680             513
---------------------------------------------------------------------------------------------------------------------

During the years ended Dec. 31, 1998 and 1997, no securities were reclassified from held to maturity to available for sale.

B) Investments in securities with fixed maturities comprised 85% and 89% of IDSC's total invested assets at Dec. 31, 1998 and 1997, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by Parent's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. A summary of investments in securities with fixed maturities by rating of investment is as follows:


Rating                                     1998           1997
---------------------------------------------------------------------

Aaa/AAA                                    37%             44%
Aa/AA                                       1               1
Aa/A                                        1               1
A/A                                         13             14
A/BBB                                       5               6
Baa/BBB                                     33             25
Below investment grade                      10              9
---------------------------------------------------------------------

                                           100%           100%
---------------------------------------------------------------------

Of the securities rated Aaa/AAA, 84% and 83% at Dec. 31, 1998 and 1997, respectively, are U.S. Government Agency mortgage-backed securities that are not rated by a public rating

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

agency. Approximately 11% and 9% at Dec. 31, 1998 and 1997, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by Parent's internal analysts. At Dec. 31, 1998 and 1997 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1% of IDSC's total investment in securities with fixed maturities.

C) IDSC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, IDSC may purchase for its portfolio all or part of an issue of restricted securities. Since IDSC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by IDSC at a later date.

The fair values of restricted securities are determined by the board of directors using the procedures and factors described in note 3A.

In the event IDSC were to be deemed to be a distributor of the restricted securities, it is possible that IDSC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

4.  Investments in first mortgage loans on real estate

At Dec. 31, 1998 and 1997, IDSC's recorded investment in impaired mortgage loans was $296 and $363, respectively, and the reserve for loss on those amounts was $261 in both years. During 1998, 1997 and 1996, the average recorded investment in impaired mortgage loans was $331, $743 and $925, respectively.

IDSC recognized $31, $37 and $88 of interest income related to impaired mortgage loans for the years ended Dec. 31, 1998, 1997 and 1996, respectively.

During the years ended Dec. 31, 1998, 1997 and 1996, there were no changes in the reserve for loss on mortgage loans of $611.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

At Dec. 31, 1998 and 1997, approximately 9% and 5%, respectively, of IDSC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans by region and type of real estate is as follows:

Region                                        1998           1997
---------------------------------------------------------------------

West North Central                             21%            21%
South Atlantic                                 18             23
East North Central                             17             18
Mountain                                       14             13
West South Central                             12              6
Pacific                                         7              3
New England                                     6              5
Middle Atlantic                                 5             11
---------------------------------------------------------------------

Total                                         100%           100%
---------------------------------------------------------------------

Property Type                                 1998           1997
---------------------------------------------------------------------

Retail/shopping centers                        28%            31%
Office buildings                               25             20
Apartments                                     19             23
Industrial buildings                           12             17
Other                                          16              9
---------------------------------------------------------------------

Total                                         100%           100%
---------------------------------------------------------------------

The carrying amounts and fair values of first mortgage loans on real estate are as follows at Dec. 31. The fair values are estimated using discounted cash flow analysis, using market interest rates currently being offered for loans with similar maturities.

                                                              Dec. 31, 1998                   Dec. 31, 1997
                                                      ---------------------------------------------------------------

                                                         Carrying         Fair          Carrying          Fair
                                                          amount          value          amount           value
---------------------------------------------------------------------------------------------------------------------
First mortgage loans on real estate                         $334,891        $343,406        $213,044        $216,951
Reserve for losses                                              (611)              -            (611)              -
---------------------------------------------------------------------------------------------------------------------

Net first mortgage loans on
real estate                                                 $334,280        $343,406        $212,433        $216,951
---------------------------------------------------------------------------------------------------------------------

At Dec. 31, 1998 and 1997, commitments for fundings of first mortgage loans, at market interest rates, aggregated $60,828 and $9,375, respectively. IDSC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. IDSC's loan fundings are restricted to 80% or less of the market value of the real estate at the time of the loan funding. Management believes there is no fair value for these commitments.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

5.  Certificate reserves

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at Dec. 31, 1998 and 1997 were:

                                                                                          1998
                                                                     ------------------------------------------------
                                                                                         Average         Average
                                                                                          gross        additional
                                                                         Reserve      accumulation       credit
                                                                         balance          rate            rate
---------------------------------------------------------------------------------------------------------------------
Installment certificates
Reserves to mature:
  With guaranteed rates                                                      $21,018       3.50%           .50%
  Without guaranteed rates (A)                                               288,092          -           2.92
Additional credits and accrued interest                                       15,061       3.16              -
Advance payments and accrued interest (C)                                        894       3.18            .82
Other                                                                             55          -              -
Fully paid certificates
Reserves to mature:
  With guaranteed rates                                                      146,437       3.20           1.47
  Without guaranteed rates (A) and (D)                                     2,763,454          -           4.29
Additional credits and accrued interest                                      169,515       3.18              -
Due to unlocated certificate holders                                             357          -              -
---------------------------------------------------------------------------------------------------------------------

Total                                                                     $3,404,883
---------------------------------------------------------------------------------------------------------------------

                                                                                          1997
                                                                     ------------------------------------------------
                                                                                         Average         Average
                                                                                          gross        additional
                                                                         Reserve      accumulation       credit
                                                                         balance          rate            rate
---------------------------------------------------------------------------------------------------------------------

Installment certificates
Reserves to mature:
  With guaranteed rates                                                      $24,316       3.50%          1.35%
  Without guaranteed rates (A)                                               318,903          -           2.96
Additional credits and accrued interest                                       19,554       3.17              -
Advance payments and accrued interest (C)                                        968       3.17           1.68
Other                                                                             56          -              -
Fully paid certificates
Reserves to mature:
  With guaranteed rates                                                      165,258       3.21           1.83
  Without guaranteed rates (A) and (D)                                     3,020,933          -           5.03
Additional credits and accrued interest                                      174,699       3.21              -
Due to unlocated certificate holders                                             291                         -
---------------------------------------------------------------------------------------------------------------------

Total                                                                     $3,724,978
---------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

A) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly or annually, in accordance with the terms of the separate series of certificates.

B) On certain series of single payment certificates, additional interest is predeclared for periods greater than one year. At Dec. 31, 1998, $3,710 of retained earnings had been appropriated for the predeclared additional interest, which represents the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

C) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.18%. IDSC has increased the rate of accrual to 4.00% through April 30, 2000. An appropriation of retained earnings amounting to $10 has been made, which represents the estimated additional accrual that will result from the increase granted by IDSC.

D) IDS Stock Market Certificate, American Express Stock Market Certificate and IDS Market Strategy Certificate enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 12 months and may continue for up to 20 successive terms. The reserve balance on these certificates at Dec. 31, 1998 and 1997 was $622,409 and $416,485, respectively.

E) The carrying amounts and fair values of certificate reserves consisted of the following at Dec. 31, 1998 and 1997. Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges.

The fair values for other certificate reserves are determined by a discounted cash flow analysis using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

                                                                          1998                            1997
                                                                     ---------------------------------------------------------------

                                                                        Carrying          Fair          Carrying          Fair
                                                                         amount           value          amount          value
------------------------------------------------------------------------------------------------------------------------------------
Reserves with terms of one year or less                                   $3,070,001      $3,068,463      $3,186,971     $3,185,396
Other                                                                        334,882         350,509         538,007        551,988
------------------------------------------------------------------------------------------------------------------------------------

Total certificate reserves                                                 3,404,883       3,418,972       3,724,978      3,737,384
Unapplied certificate transactions                                               853             853             868            868
Certificate loans and accrued interest                                       (32,703)        (32,703)        (37,495)       (37,495)
------------------------------------------------------------------------------------------------------------------------------------

Total                                                                     $3,373,033      $3,387,122      $3,688,351     $3,700,757
------------------------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

6.  Dividend restriction

Certain series of installment certificates outstanding provide that cash dividends may be paid by IDSC only in calendar years for which additional credits of at least one-half of 1% on such series of certificates have been authorized by IDSC. This restriction has been removed for 1999 and 2000 by IDSC's declaration of additional credits in excess of this requirement.

7.  Fees paid to Parent and affiliated companies ($ not in thousands)

A) The basis of computing fees paid or payable to Parent for investment advisory, joint facilities, technology support and treasury services is:

The investment advisory and services agreement with Parent provides for a graduated scale of fees equal on an annual basis to 0.750% on the first $250 million of total book value of assets of IDSC, 0.650% on the next $250 million, 0.550% on the next $250 million, 0.500% on the next $250 million and 0.107% on the amount in excess of $1 billion. Effective Jan. 1, 1998, the fee on the amount in excess of $1 billion was changed from 0.450% to 0.107%. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage loans, real estate and any other asset on which IDSC pays an outside service fee.

B) The basis of computing fees paid or payable to American Express Financial Advisors, Inc. (an affiliate) for distribution services is:

Fees payable to American Express Financial Advisors, Inc. on sales of IDSC's certificates are based upon terms of agreements giving American Express Financial Advisors, Inc. the exclusive right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, IDSC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to American Express Financial Advisors may be lowered. For the promotion of the seven- and 13-month term IDS Flexible Savings Certificate which occurred Sept. 10, 1997 to Nov. 25, 1997, the distribution fee for sales of these certificates was lowered to 0.067%.

The aggregate fees payable under the agreements per $1,000 face amount of installment certificates and a summary of the periods over which the fees are payable are:


                                                                                                        Number of
                                                                                                       certificate
                                                                                                        years over
                                                                         Aggregate fees payable           which
                                                      -----------------------------------------------
                                                                                                       subsequent
                                                                     First           Subsequent        years' fees
                                                      Total          year            years             are payable
---------------------------------------------------------------------------------------------------------------------

On sales effective April 30, 1997                     $25.00         $ 2.50          $22.50                 9

On sales prior to April 30, 1997(a)                    30.00           6.00           24.00                 4
---------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

(a) At the end of the sixth through the 10th year, an additional fee of 0.5% is payable on the daily average balance of the certificate reserve maintained during the sixth through the 10th year, respectively.

Effective April 30, 1997, fees on the IDS Cash Reserve and IDS Flexible Savings Certificates are paid at a rate of 0.20% of the purchase price at the time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold prior to April 30, 1997, fees were paid at a rate of 0.25% of the purchase price at the time of issuance and 0.25% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Fees on the IDS Future Value Certificate were paid at the rate of 5% of the purchase price at time of issuance. Effective May 1, 1997, the IDS Future Value Certificate is no longer being offered for sale.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Fees on the IDS Preferred Investors Certificate are paid at an annualized rate of 0.66% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Effective April 30, 1997, fees on the IDS and American Express Stock Market Certificates, and IDS Market Strategy Certificate are paid at the rate of 0.70% of the purchase price on the first day of the certificate's term and 0.70% of the reserves maintained for these certificates at the beginning of each subsequent term. For certificates sold prior to April 30, 1997, fees were paid at a rate of 1.25% of the purchase price on the first day of the certificate's term and 1.25% of the reserves maintained for these certificates at the beginning of each subsequent term.

C) The basis of computing depositary fees paid or payable to American Express Trust Company (an affiliate) is:

-------------------------------------------------------------------------------
Maintenance charge per account          5 cents per $1,000 of assets on deposit

Transaction charge                      $20 per transaction

Security loan activity:
  Depositary Trust Company
    receive/deliver                     $20 per transaction
  Physical receive/deliver              $25 per transaction
  Exchange collateral                   $15 per transaction
-------------------------------------------------------------------------------

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

D) The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits Certificate on an annualized basis is:

1.25% of the reserves maintained for the certificates on an amount from $100,000 to $249,000, 0.80% on an amount from $250,000 to $499,000, 0.65% on an amount from $500,000 to $999,000 and 0.50% on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

E) The basis of computing transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is:

Under a Transfer Agency Agreement effective Jan. 1, 1998, AECSC maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to Jan. 1, 1998, AEFC provided this service to IDSC under the investment advisory and services agreement.

8.  Income taxes

Income tax (expense) benefit as shown in the statement of operations for the three years ended Dec. 31, consists of:

                                                                             1998            1997            1996
---------------------------------------------------------------------------------------------------------------------
Federal
  Current                                                                    ($5,668)         $1,138          $5,560
  Deferred                                                                     4,183           2,266           1,124
---------------------------------------------------------------------------------------------------------------------
                                                                              (1,485)          3,404           6,684
State                                                                            (50)            (65)            (27)
---------------------------------------------------------------------------------------------------------------------

Total income tax (expense) benefit                                           ($1,535)         $3,339          $6,657
---------------------------------------------------------------------------------------------------------------------

Income tax (expense) benefit differs from that computed by using the U.S. Statutory rate of 35%.  The principal causes of the difference in each year are shown below:

                                                                             1998            1997            1996
---------------------------------------------------------------------------------------------------------------------

Federal tax expense at U.S. statutory rate                                  ($12,026)        ($8,378)        ($5,711)
Tax-exempt interest                                                              394             724           1,517
Dividend exclusion                                                            10,121          11,044          10,865
Other, net                                                                        26              14              13
---------------------------------------------------------------------------------------------------------------------

Federal tax (expense) benefit                                                ($1,485)         $3,404          $6,684
---------------------------------------------------------------------------------------------------------------------

Deferred income taxes result from the net tax effects of temporary differences.  Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

purposes in future years. Principal components of IDSC's deferred tax assets and liabilities as of Dec. 31, are as follows.


Deferred tax assets                          1998            1997
---------------------------------------------------------------------

Certificate reserves                         $19,423         $13,488
Investment reserves                              502             502
Other, net                                        18              19
---------------------------------------------------------------------

Total deferred tax assets                    $19,943         $14,009
---------------------------------------------------------------------

Deferred tax liabilities                     1998            1997
---------------------------------------------------------------------

Deferred distribution fees                    $5,523          $7,382
Investment unrealized gains                    5,032          17,119
Purchased/written call options                 7,417           3,557
Dividends receivable                             553             654
Investments                                      280             429
Return of capital dividends                       43              43
---------------------------------------------------------------------

Total deferred tax liabilities                18,848          29,184
---------------------------------------------------------------------

Net deferred tax assets (liabilities)         $1,095        ($15,175)
---------------------------------------------------------------------

9.  Derivative financial instruments

IDSC enters into transactions involving derivative financial instruments as an end user (nontrading). IDSC uses these instruments to manage its exposure to interest rate risk and equity price risk, including hedging specific transactions. IDSC manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. IDSC is not impacted by market risk related to derivatives held because derivatives are largely used to manage risk and, therefore, the cash flows and income effects of the derivatives are inverse to the effects of the underlying hedged transactions.

Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. IDSC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate. At Dec. 31, 1998, IDSC's counterparties to the interest rate floors and swaps are rated AA by nationally recognized rating agencies. The counterparties to the purchased call options are seven major broker/dealers.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts do not represent market or credit risk and are not recorded on the balance sheet.

Credit risk related to derivative financial instruments is measured by the replacement cost of those contracts at the balance sheet date. The replacement cost represents the fair value of the instrument, and is determined by market values, dealer quotes or pricing models.

IDSC's holdings of derivative financial instruments were as follows at Dec. 31, 1998 and 1997.



                                                                                   1998
                                                      ---------------------------------------------------------------
                                                         Notional                                         Total
                                                       or contract      Carrying          Fair           credit
                                                          amount          value           value           risk
---------------------------------------------------------------------------------------------------------------------
Assets
  Interest rate floors                                      $500,000             $37            $348            $348
  Purchased call options                                         448          96,176          92,357          92,357
---------------------------------------------------------------------------------------------------------------------
  Total                                                     $500,448         $96,213         $92,705         $92,705
---------------------------------------------------------------------------------------------------------------------

Liabilities
  Interest rate swaps                                       $500,000              $-          $1,488              $-
  Written call options                                           448          38,071          54,181               -
---------------------------------------------------------------------------------------------------------------------
  Total                                                     $500,448         $38,071         $55,669              $-
---------------------------------------------------------------------------------------------------------------------

                                                                                   1997
                                                      ---------------------------------------------------------------
                                                         Notional                                         Total
                                                       or contract      Carrying          Fair           credit
                                                          amount          value           value           risk
---------------------------------------------------------------------------------------------------------------------

Assets
  Interest rate floors                                      $500,000            $205            $251            $251
  Purchased call options                                         389          55,922          54,609          54,609
---------------------------------------------------------------------------------------------------------------------
  Total                                                     $500,389         $56,127         $54,860         $54,860
---------------------------------------------------------------------------------------------------------------------

Liabilities
  Interest rate swaps                                     $1,000,000              $-          $2,138              $-
  Written call options                                           376          24,739          32,990               -
---------------------------------------------------------------------------------------------------------------------
  Total                                                   $1,000,376         $24,739         $35,128              $-
---------------------------------------------------------------------------------------------------------------------

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models.  The interest rate floors and swaps at Dec. 31, 1998, expire in April of 1999.  The options at Dec. 31, 1998, expire throughout 1999.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

Interest rate caps, corridors, floors and swaps, and options are used to manage IDSC's exposure to rising interest rates. These instruments are used primarily to protect the margin between the interest earned on investments and the interest rate credited to related investment certificate owners.

The interest rate floors are reset monthly and IDSC earns interest on the notional amount to the extent the U.S. Treasury securities at "constant maturity" for a period of one year exceed the reference rates specified in the floor agreements. These reference rates range from 4.6% to 4.7%. The cost of interest rate floors is amortized over the terms of the agreements on a straight line basis and is included in other qualified assets. The amortization, net of any interest earned, is included in investment expenses or other investment income, as appropriate.

The interest rate caps and corridors were reset quarterly and IDSC earned interest on the notional amount to the extent the London Interbank Offering Rate exceeded the reference rates specified in the cap and corridor agreements. These reference rates ranged from 4% to 9%. The cost of interest rate caps and corridors is amortized over the terms of the agreements on a straight line basis and is included in other qualified assets. The amortization, net of any interest earned, is included in investment expenses or other investment income, as appropriate.

The interest rate swaps are reset monthly. IDSC pays a fixed rate on the notional amount ranging from 5.46% to 5.66% and receives a floating rate on the notional amount tied to the U.S. Treasury securities at "constant maturity" for a period of one year. There is no cost carried on the balance sheet. Interest earned and interest expensed under the agreements is shown net in investment expenses or other investment income, as appropriate.

IDSC offers a series of certificates which pays interest based upon the relative change in a major stock market index between the beginning and end of the certificates' term. The certificate owners have the option of participating in the full amount of increase in the index during the term (subject to a specified maximum) or a lesser percentage of the increase plus a guaranteed minimum rate of interest. As a means of hedging its obligations under the provisions of these certificates, IDSC purchases and writes call options on the major market index. The options are cash settlement options, that is, there is no underlying security to deliver at the time the contract is closed out.

Each purchased (written) call option contract confers upon the holder the right (obligation) to receive (pay) an amount equal to one hundred dollars times the difference between the level of the major stock market index on the date the call option is exercised and the strike price of the option.

The option contracts are less than one year in term. The premiums paid or received on these index options are reported in other qualified assets or other liabilities, as appropriate, and are amortized into investment expense over the life of the option. The intrinsic value of these index options is also reported in other qualified assets or other liabilities, as appropriate. Changes in the intrinsic value of these options are recognized currently in provision for certificate reserves.

Notes to Financial Statements ($ in thousands unless indicated otherwise)
-------------------------------------------------------------------------------

Following is a summary of open option contracts at Dec. 31, 1998 and 1997.


                                                                          1998
                                                      -----------------------------------------------
                                                         Contract        Average         Index at
                                                          amount      strike price     Dec.31,1998
-----------------------------------------------------------------------------------------------------
Purchased call options                                     $448           1,088           1,229
Written call options                                        448           1,206           1,229
-----------------------------------------------------------------------------------------------------

                                                                          1997
                                                      -----------------------------------------------
                                                         Contract        Average         Index at
                                                          amount      strike price     Dec.31,1997
-----------------------------------------------------------------------------------------------------

Purchased call options                                      $389             876             970
Written call options                                         376             969             970
-----------------------------------------------------------------------------------------------------

10.  Fair values of financial instruments

IDSC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as cash and cash equivalents, receivables for dividends and interest, investment securities sold and other trade receivables, accounts payable due to Parent and affiliates, payable for investment securities purchased and other accounts payable and accrued expenses are approximated to be the carrying amounts disclosed in the balance sheets. Non-financial instruments, such as deferred distribution fees, are excluded from required disclosure. IDSC's off-balance sheet intangible assets, such as IDSC's name and future earnings of the core business are also excluded. IDSC's management believes the value of these excluded assets is significant. The fair value of IDSC, therefore, cannot be estimated by aggregating the amounts presented.

A summary of fair values of financial instruments as of Dec. 31, is as follows:

                                                                                 1998                            1997
                                                                     ---------------------------------------------------------------

                                                                        Carrying          Fair          Carrying          Fair
                                                                          value           value           value          value
------------------------------------------------------------------------------------------------------------------------------------
Financial assets
  Assets for which carrying values
    approximate fair values                                                  $50,288         $50,288         $49,940        $49,940
  Investment securities (note 3)                                           3,303,360       3,335,534       3,669,667      3,695,839
  First mortgage loans on real estate (note 4)                               334,280         343,406         212,433        216,951
  Derivative financial instruments (note 9)                                   96,213          92,705          56,127         54,860
Financial liabilities
  Liabilities for which carrying values
    approximate fair values                                                  154,964         154,964          48,255         48,255
  Certificate reserves (note 5)                                            3,373,033       3,387,122       3,688,351      3,700,757
  Derivative financial instruments (note 9)                                   38,071          55,669          24,739         35,128
------------------------------------------------------------------------------------------------------------------------------------

IDS Flexible Savings Certificate
Prospectus
April 28, 1999

Earn competitive rates guaranteed by IDS Certificate Company for the term you choose.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Flexible Savings Certificates. You can:

o Purchase this certificate in any amount from $1,000 through $1 million.

o Select a term of six, 12, 18, 24, 30, or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                     Distributor:
IDS Certificate Company                     American Express Service Corporation
IDS Tower 10
Minneapolis, MN  55440-0010                 An American Express company
800-297-7378 (toll free)

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificates of deposit interest rates, as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate" for more explanation.

Here are the interest rates in effect on April 28, 1999:

                                                    Simple                            Effective
                                                   interest                           annualized
Term                                                rate*                              yield**
------------------------------------- ----------------------------------- -----------------------------------
   6-month                                         4.12%                               4.19%
------------------------------------- ----------------------------------- -----------------------------------
  12-month                                         4.34                                4.42
------------------------------------- ----------------------------------- -----------------------------------
  18-month                                         4.39                                4.47
------------------------------------- ----------------------------------- -----------------------------------
  24-month                                         4.44                                4.53
------------------------------------- ----------------------------------- -----------------------------------
  30-month                                         4.47                                4.56
------------------------------------- ----------------------------------- -----------------------------------
  36-month                                         4.50                                4.59
------------------------------------- ----------------------------------- -----------------------------------

*    These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for new purchases" and
     "Promotions and pricing flexibility" under "About the certificate."

**   Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the certificate" for more explanation.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest rates                                            p
Risk factors                                                      p

About the certificate                                             p


Read and keep this prospectus                                     p


Investment amounts and terms                                      p
Face amount and principal                                         p
Value at maturity                                                 p
Receiving cash during the term                                    p
Interest                                                          p
Rates for new purchases                                           p
Promotions and pricing flexibility                                p
Additional investments                                            p

How to invest your funds                                          p
Buying your certificate                                           p
When your certificate term ends                                   p
IRAs: special policies                                            p

Taxes on your earnings                                            p
Retirement accounts                                               p
Gifts to minors                                                   p
How to determine the correct TIN                                  p
Foreign investors                                                 p
Trusts                                                            p

How your money is used and protected                              p
Invested and guaranteed by IDSC                                   p
Regulated by government                                           p
Backed by our investments                                         p
Investment policies                                               p

How your money is managed                                         p
Relationship between IDSC and American
   Express Financial Corporation                                  p
Capital structure and certificates issued                         p
Investment management and services                                p
Distribution                                                      p
Other selling agents                                              p
About American Express Service Corporation                        p

Transfer agent                                                    p
Employment of other American Express affiliates                   p
Directors and officers                                            p
Independent auditors                                              p
IDS Certificates                                                  p

Appendix                                                          p

Annual financial information                                      p
Summary of selected financial information                         p
Management's discussion and analysis of financial
   condition and results of operations                            p
Report of independent auditors                                    p

Financial statements                                              p

Notes to financial statements                                     p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Flexible Savings Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Flexible Savings Certificate in any amount from $1,000 payable in U.S. currency. Unless you receive prior approval from IDSC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million.

After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which IDSC will guarantee an interest rate. IDSC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.


Principal may change during a term as described in "Add-on feature" under "Additional investments" and "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

                $5,000.00      Face amount (initial investment)
plus               $75.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus            $2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties or fees
              ============
                $7,575.00      Principal at the beginning of the next term.

Value at maturity


You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Certain other fees may apply.


Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in the service document.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-297-7378.


Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average).

In the case of the six-, 12-, 24- and 30-month terms IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be 15 basis points (.15%) below to 85 basis points (.85%) above such rates for comparable length certificates of deposit (CDs). In the case of these terms, for purchases of certificates for $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of zero-100 basis points above such rates for comparable length certificates of deposit.


In the case of the 18-month term, because the BRM Average doesn't typically publish rates for comparable length CDs, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within a range of five below to 95 basis points above the rates for the 12-month CDs. In the case of the 18-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of 10-110 basis points above the rates for the 12-month CDs.

In the case of the 36-month term, because the BRM Average doesn't typically publish rates for comparable length CDs, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within five below to 95 basis points above the rates for 30-month CDs. In the case of the 36-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within 10-110 basis points above the rates for the 30-month CDs. For example, if the rate most recently published in the BRM Average with respect to the 30-month CDs is 4.80% our rates in effect for that week for 36-month terms would be between 4.75% and 5.75% for purchases for less than $100,000.

However, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of six, 12, 24 or 30 months and have satisfied any requirement stated in the coupon, when rates for new purchases take effect, the rate for the initial term will be within a range from 100 basis points (1%) to 200 basis points (2%) above the average interest rate published for comparable length CDs in the BRM Average. Similarly, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of 18 or 36 months and have satisfied the conditions in the coupon, when rates for new purchases take effect, the rate for an initial term of 18 or 36 months will be within a range from 100 basis points (1%) to 200 basis points (2%) above the average interest rate published for 12-month CDs or 30-month CDs, respectively, in the BRM Average. For example, the coupon may require that you make a minimum investment and that you are not an existing client of AEFC, American Express Financial Advisors Inc., or another subsidiary of AEFC. AEFC will select persons to receive the coupon based on a business strategy to build relationships with new clients in selected market segments who AEFC believes meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit this strategy and live in particular parts of the country or are affiliated with particular organizations such as an automobile club.

For your initial term, IDSC may offer certificates with different terms than those described above. Such terms may be from seven, 11, 13, 19, 25, 31 or 37 months. For these terms, IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates published in the BRM Average for the CDs specified above that have the maturity that is closest to the term of the IDS certificate in question. If two different BRM Averages have the closest maturities, we will use the longest maturity that is shorter than the term of the IDS certificate in question. For purchases of certificates of $100,000 or more, the range for your initial term will be 65-165 basis points above the same rate. For example, in the case of a seven-month term, IDSC guarantees that, for purchases of certificates less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates for the six-month CDs, and for purchases of certificates for $100,000 or more, your rate for your initial term will be within a range of 65-165 basis points above the rates for the six-month CDs. Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to permit your certificate to mature 20 years from its issue date. IDSC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who AEFC believes meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. IDSC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, AEFC or any of their affiliates.


The BRM Average is an index of rates and annual effective yields offered on various length CDs by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Average are government insured fixed-rate time deposits.


The BANK RATE MONITOR may be available in your local library. To obtain information on current BRM Average rates, call the [Client Service Organization/American Express Financial Direct (AEFD)] at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o   the rate in effect for your chosen term on the date of your application; or

o   the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o   the rate in effect on the date your application is accepted by IDSC; or

o   the rate in effect seven days before receipt.

Except for specific promotions, IDSC guarantees active or retired AEFC employees, IDSC's directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including CD yields as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Performance: From February 1994 through February 1999, IDS Flexible Savings Certificate one year yields were generally higher than average bank and thrift one year CD yields and Super NOW accounts, as measured by the BRM Average.

                 Yields from February 1994 through February 1999


6%                            _________IDS Flexible Savings Certificate - 1 year

4%                            .........Certificate of Deposit - 1 year

2%

                    Two lines comparing the yields for one-year IDS Flexible Savings Certificate against those of one-year certificates of deposit with Flexible's yield generally above the CD's


`94           `95             `96             `97             `98            `99


The graph compares past yields and should not be considered a prediction of future performance.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries.

We also may offer different rates based on the amount invested, geographic location whether the certificate is purchased for an IRA.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Additional investments


You may make investments within 15 calendar days after the end of a term (the grace period). Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and partial withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million (unless you receive prior approval from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.


Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's initial principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate, fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o        first from interest credited during the current term;

o        then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).

Total investments                                                                         $20,000.00
Interest credited                                                                        $  1,600.00
                                                                                         -----------
Total balance                                                                             $21,600.00

Requested check                                                                            $5,000.00
Credited interest withdrawn                                                               ($1,600.00)
10 percent of principal -- not subject to penalty                                         ($2,000.00)
                                                                                          -----------

Remaining portion of requested withdrawal - subject to penalty                             $1,400.00
Withdrawal penalty percent                                                                      2.00%
Actual withdrawal penalty                                                                $     28.00

Balance prior to withdrawal                                                               $21,600.00
Requested withdrawal check                                                                ($5,000.00)
Withdrawal penalty                                                                      ($     28.00)
                                                                                        -------------
Total balance after withdrawal                                                            $16,572.00

Additionally, if you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:

Suppose your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500. At any time during the term you could withdraw up to $150 of principal with no penalty.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

For more information on withdrawal charges, contact AEFD at the number on the back cover.

When your certificate term ends

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest maturity that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


o You will be charged a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1000. If t he balance would be less than $1000, the fee is deducted from the proceeds of the withdrawal.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificates provisions for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN


For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------


Individual or joint account                             The individual or one of the individuals listed on
                                                        the joint account


------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------





------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC


IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Flexible Savings Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Flexible Savings Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Flexible Savings Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested


Corporate and other bonds                                     50%
Government agency bonds                                       24
Preferred stocks                                              16
Mortgages                                                      9
Municipal bonds                                                1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.


Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.


When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o        providing investment research;

o        making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                  Percentage of total book value

First $250 million                                     0.750%
Next 250 million                                       0.650
Next 250 million                                       0.550
Next 250 million                                       0.500
Any amount over 1 billion                              0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:


                                                        Percentage of
Year                     Total fees                     included assets
1998                     $  9,084,332                          0.24%
1997                      $17,232,602                          0.50
1996                      $16,989,093                          0.50

Estimated advisory and services fees for 1999 are $8,651,000.


Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o        0.20% of the initial payment of the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from the issue date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, IDSC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, IDSC may pay or permit other promotional incentives, in cash or credit or other compensation.


American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

About AESC

AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $37,000 during 1998 to directors not employed by AEFC.

Board of directors


Rodney P. Burwell
Born in 1939. Director beginning in 1999.
Chairman, Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation.


David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler
Born in 1945. Director beginning in 1999.
Independent management consultant.


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney
Born in 1938. Director beginning in 1999.
President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997.
Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993.
Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC include:

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

*You may experience delays when call volumes are high.

Distributed by American Express Financial Direct

IDS Flexible Savings Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS
Cash Reserve Certificate
Prospectus April 28, 1999

Earn attractive rates with ready access to your cash reserves.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Cash Reserve Certificates. You may:

o Purchase this certificate in any amount from $1,000 through $1 million or with monthly investments of at least $50.
o Earn a fixed rate of interest  declared every three months.
o Invest in successive three-month terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.


IDS Certificate Company       Distributor:
IDS Tower 10                  American Express Financial Advisors Inc.
Minneapolis,  MN 55440-0010   An American Express company
800-437-3133 (toll free)

     Initial interest rates

     IDSC guarantees a fixed interest rate for each three-month term during the life of the certificate. For your initial term, IDSC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for three-month certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate" for more explanation.

     Here are the interest rates in effect April 28, 1999:

     Investment         Simple                      Effective
     amount             interest rate*              annualized yield**

    $50 to $999         2.96%                       3.00%
    $1,000 to $24,999   3.74                        3.80
    $25,000 or more     3.94                        4.01

   * Rates may depend on factors described in "Rates for new purchases" under "About the certificate."
  ** Assuming monthly compounding.

     These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" Under "About the certificate" for further information.

     Risk factors

     You should consider the following when investing in this certificate.

     This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

     American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

     Table of Contents

     Initial interest rates                                         2p
     Risk factors                                                   2p

     About the certificate                                          4p

     Read and keep this prospectus                                  4p

     Investment amounts and terms                                   4p
     Face amount and principal                                      4p
     Value at maturity                                              5p
     Receiving cash during the term                                 5p
     Interest                                                       6p
     Rates for new purchases                                        6p
     Promotions and pricing flexibility                             8p
     How to invest and withdraw funds                               9p

     Buying your certificate                                        9p
     Additional investments                                         9p
     Three ways to make investments                                11p
     Full and partial withdrawals                                  12p
     When your certificate term ends                               13p
     Transfers to other accounts                                   13p
     Two ways to request a withdrawal or transfer                  14p
     Three ways to receive payment when you withdraw funds         15p
     Retirement plans: special policies                            16p
     Transfer of ownership                                         16p
     For more information                                          16p
     Taxes on your earnings                                        17p

     Retirement accounts                                           17p
     Gifts to minors                                               17p
     How to determine the correct TIN                              19p
     Foreign investors                                             20p
     Trusts                                                        21p
     How your money is used and protected                          22p

     Invested and guaranteed by IDSC                               22p
     Regulated by government                                       22p
     Backed by our investments                                     23p
     Investment policies                                           24p
     How your money is managed                                     28p

     Relationship between IDSC and American                        28p
         Express Financial Corporation
     Capital structure and certificates issued                     30p
     Investment management and services                            30p
     Distribution                                                  32p
     About American Express Service Corporation                    33p
     Transfer agent                                                33p
     Employment of other American Express affiliates               33p
     Directors and officers                                        33p
     Independent auditors                                          36p
     IDS Certificates                                              37p
     Appendix                                                      38p

     Annual financial information                                  40p
     Summary of selected financial information                     40p
     Management's discussion and analysis of financial
         condition and results of operations                       41p
     Report of independent auditors                                56p
     Financial statements                                          57p

     Notes to financial statements                                 65p

     About the certificate

     Read and keep this prospectus

     This prospectus describes terms and conditions of your IDS Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Cash Reserve Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

     Investment amounts and terms

     You may purchase the IDS Cash Reserve Certificate in any amount from $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments over the life of the certificate may not exceed $1 million unless you receive prior approval from IDSC. IDSC guarantees your principal and interest.

     The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

     Face amount and principal

     The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

     The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

 Principal equals                                             Face amount (initial investment)

              plus                                            At the end of a term, interest credited to your account during the term
             minus                                            Any interest paid to you in cash
              plus                                            Any additional investments to your certificate
             minus                                            Any withdrawals, fees and applicable penalties.


     For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term.

     Your principal for the next term will equal:
               $5,000.00  Face amount (initial investment)
      plus        $75.00  Interest credited to your account
      minus       ($0.00) Interest paid to you in cash
      plus     $2,500.00  Additional investment to your certificate
      minus       ($0.00) Withdrawals and applicable penalties or fees
               $7,575.00  Principal at the beginning of the next term.

     Value at maturity

     Your certificate matures 20 years from its issue date. At maturity, the value of your certificate will be the total of your actual investment, plus credited interest not paid to you in cash, less withdrawals, penalties and fees. When your certificate matures, you will receive a distribution for your principal, plus any credited interest, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

     Receiving cash during the term

     If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.
     Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

     Interest

     Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

     IDSC declares and guarantees a fixed rate of interest for each three month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

   o applying the interest rate then in effect to your balance each day;
   o adding these daily amounts to get a monthly total; and
   o subtracting interest accrued on any amount you withdraw during the certificate month.

     Interest is calculated on a 30-day month and 360-day year basis.


     This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-437-3133.


     Rates for new purchases


     When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. For accounts of $1,000 to $24,999.99 IDSC guarantees that this rate will be within a range from 30 basis points (0.30%) below to 70 basis points (0.70%) above the average interest rate published for three-month certificates of deposit (CDs) in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). For example, if the average rate most recently published is 4.00%, our rate in effect for that week for amounts of $1,000 to $24,999.99 would be between 3.70% to 4.70%. For accounts of $25,000 or more, this rate will be within a range from 10 basis points (0.10%) below to 90 basis points (0.90%) above the same index rate. For accounts of less than $1,000, this rate will be within a range of 135 basis points (1.35%) below to 35 basis points (0.35%) below this average interest rate.

     The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

     The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

     The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

     Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

 o   the rate in effect on the date of your  application; or
 o   the rate in effect on the date your  application  is accepted by IDSC.

     However if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

 o   the rate in effect on the date your  application  is accepted by IDSC; or
 o   the rate in effect seven days prior to receipt.

     Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDS certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account to American Express Financial Advisors Inc. investments. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased using the CD transfer service will be 25 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to
     purchase one or more  IDS  Cash   Reserve   Certificates   and/or  IDS
     Flexible   Savings Certificates, and this rate will only apply to those certificates.

     Promotions and pricing flexibility

     IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. Rates also may vary depending on the amount invested, your geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account.

     These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases," above.

     Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including three-month CD rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another similar index as a guide for setting rates.


     Performance: From February 1994 through February 1999, IDS Cash Reserve yields were generally higher than average bank and thrift three-month CD yields, as measured by the BRM Average.


                    Yields from February 1994 through February 1999


6%

                    IDS Cash Reserve
                    Certificate
4%                                        Certificate
                                          of Deposit


2%                                                      Money Market
                                                        Deposit Account

          Three lines comparing the yields for IDS Cash Reserve
          Certificate versus money market deposit accounts and three-month certificates of deposit, with IDS Cash
          Reserve's line generally above the other two.


'94          '95             '96            '97           '98           '99


     This graph compares past yields offered on IDS Cash Reserve Certificate to those of three-month CDs and money market deposit accounts and should not be considered a prediction of future performance.

     How to invest and withdraw funds

     Buying your certificate

     Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

     Additional investments

     You may make additional investments at any time. Additional investments can be in any amount from $50 and your total investment, less withdrawals, may not exceed $1 million (unless you receive prior approval from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

     Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is your Social Security or Employer Identification number. See "Taxes on your earnings."

     Purchase policies:
   o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.
   o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period you will not earn any interest.
   o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks with the Federal Reserve
     Bank) before your purchase will be accepted and you begin earning interest.

   o IDSC has complete discretion to determine whether to accept an application and sell a certificate.
   o You must maintain a balance of at least $1,000 in your Cash Reserve Certificate account unless you are using an authorized systematic pay-in or payout arrangement. If you use a scheduled pay-in arrangement, your minimum balance requirement is $50.
   o If you make no investments for a period of at least 12 consecutive months and your principal is less than $1,000, we will send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days your certificate will be canceled, and we will send you a check for its full value.

     A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

     Three ways to make investments

1
By scheduled
investment
plan

   Contact your financial advisor to set up one of the following scheduled plans for monthly investments:
 o bank authorization (automatic deduction from your  account)
 o automatic  payroll  deduction  o direct  deposit of social security check
 o other plan approved by IDSC
 o monthly minimum investment must be $50

   To cancel a bank authorization, you must instruct IDSC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account.

-------------------------------------------------------------------------------
2
By mail

   For monthly or lump sum investments, send your check along with your name and account number to:


     Regular mail:
     American Express Financial Advisors Inc.
     Client Service Organization
     P.O. Box 74
     Minneapolis, MN 55440-0074


     Express mail:
     American Express
     Financial Advisors Inc.
     Client Service Organization
     733 Marquette Ave.
     Minneapolis, MN 55402

-------------------------------------------------------------------------------
3
By wire

     If you have an established account, you may wire money to:


     Norwest Bank Minnesota
     Routing No. 091000019
     Minneapolis, MN
     Attn: Domestic Wire Dept.

     Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your personal number) for (your name).


     If this information is not included, the order may be rejected and all money received, less any costs AEFC incurs, will be returned promptly.
   o Minimum amounts each wire investment: $1,000.

   o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minnesota are open for business.

   o Wire purchases are completed when wired payment is received and we accept the purchase.
   o Bank wire purchases are not sent until the next day.
   o Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.
   o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.
   o You must pay for any fee the bank charges for wiring.

     Full and partial withdrawals

     You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.
   o Complete withdrawal of your certificate is made by giving us proper instructions.
     To complete these transactions, see "Two ways to request a withdrawal or transfer."
   o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.
   o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.
   o Scheduled partial withdrawals may be sent to you monthly, quarterly, semiannually or annually. The minimum withdrawal amount is $50.
   o Withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.
   o Withdrawals that reduce your certificate's principal below a break point for a lower interest rate will cause the remaining principal to earn the lower interest rate for the rest of the term from the date of the withdrawal.
   o You may not make a withdrawal from your certificate if that withdrawal causes your balance to fall below $1,000 unless you are making bank authorization or payroll deduction payments or taking systematic payments from your certificate. In these instances, the remaining balance will earn the lower interest rate in effect for balances of less than $1,000.

     When your certificate term ends

     Shortly before the end of your certificate's term we will send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not be changed during that term unless your certificate's principal falls below a break point for a lower interest rate.

     Other full and partial withdrawal policies:
   o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.
   o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

   o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

     Transfers to other accounts

     You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

     Call the Client Service Organization at the telephone numbers listed on the back cover.
   o Maximum phone request: $50,000.
   o Transfers into an American Express Financial Advisors Inc. account with the same ownership.
   o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.
   o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

     You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

-------------------------------------------------------------------------------
2

By mail
     Send your name, account number and request for a withdrawal or transfer to:

     Regular mail:


     American Express Financial Advisors Inc.
     Client Service Organization
     P.O. Box 534
     Minneapolis, MN
     55440-0534


     Express mail:


     American Express Financial Advisors Inc.
     Client Service Organization
     733 Marquette Ave.
     Minneapolis, MN
     55440-0010


     Written requests are required for:
   o Transactions over $50,000.
   o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.
   o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

     Three ways to receive payment when you withdraw funds


1
By regular or
express mail

   o Mailed to address on record; please allow seven days for mailing.
   o Payable to name(s) you requested.
   o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

-------------------------------------------------------------------------------
2
By wire

   o Minimum wire withdrawal: $1,000.
   o Request that money be wired to your bank.
   o Bank account must be in same ownership as IDSC account.
   o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.
   o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

-------------------------------------------------------------------------------
3
By electronic
transfer

   o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.
   o No charge.
   o Deposited electronically in your bank account.
   o Allow two to five business days from request to deposit.

     Retirement plans: special policies
   o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.
   o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the Custodial Retirement Plan document.
   o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.
   o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.
   o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.
   o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 701/2 or upon the owner's death.

     Transfer of ownership

     While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

     For more information

     For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

     Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

     Retirement accounts

     If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

     IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

     Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 591/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

     Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

     Gifts to minors

     The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

     Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

     If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:
   o a $50 penalty for each failure to supply your correct TIN;
   o a civil penalty of $500 if you make a false statement that results in no backup withholding; and
   o criminal penalties for falsifying information.

     You could also be subject to backup withholding because you failed to report interest on your tax return as required.

     To help you determine the correct TIN to use on various types of accounts, please use this chart:

 How to determine the correct TIN
 For this type of account:

 Use the Social Security or
 Employer Identification Number of:

-------------------------------------------------------------------------------
     Individual or joint account    The individual or one of the individuals
                                    listed on the joint account





     Custodian account of a minor   The minor
     (Uniform Gifts/Transfers to
      Minors Act)



     A living trust                 The grantor-trustee

                                   (the person who puts the money into the
                                    trust)

     An irrevocable trust, pension  The legal entity
     trust or estate                (not the personal representative or trustee,
                                     unless no legal entity is designated in the account title)

     Sole proprietorship            The owner

     Partnership                    The partnership

     Corporate                      The corporation

     Association, club or           The organization
     tax-exempt organization

     For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

     Taxes on your earnings

     Foreign investors

     If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

     Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

     Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

     Trusts

     If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

     Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

     How your money is used and protected

     Invested and guaranteed by IDSC


     IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Cash Reserve Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


     We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:
   o interest to certificate owners; and
   o various expenses, including taxes, fees to AEFC for
     advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

     For  a  review  of  significant  events  relating  to  our  business,   see
     "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.


     Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.


     Regulated by government

     Because the IDS Cash Reserve Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Cash Reserve Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

     The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


     Backed by our investments

     Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

      Type of investment                          Net amount invested


      Corporate and other bonds                                  50%
      Government agency bonds                                    24
      Preferred stocks                                           16
      Mortgages                                                   9
      Municipal bonds                                             1

     As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

     Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

     Investment policies

     In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

     Debt securities --

     Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

     The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


     As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

     Purchasing securities on margin --
     We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

     Commodities --
     We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

     Underwriting --
     We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

     Borrowing money --
     From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

     Real estate --
     We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

     Lending securities --
     We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.


     When-issued securities --
     Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

     Financial transactions including hedges --
     We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

     Illiquid securities --
     A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

     Restrictions --
     There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

     Relationship between IDSC and American Express
     Financial Corporation

     IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec.
     31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


     IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


     Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

     During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.


     AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:
   o travel related services (including American Express(R)
     Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and
   o international banking services (through American Express Bank Ltd. and its subsidiaries).

     How your money is managed

     Capital structure and certificates issued

     IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


     As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of
     single payment certificates.   As  of  Dec.  31,  1998,   IDSC  had  issued
    (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


     Investment management and services

     Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:
   o providing investment research;
   o making specific investment recommendations; and
   o executing purchase and sale orders according to our policy of obtaining the best price and execution.

     All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

     For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

      Advisory and services fee computation:
      Included assets                      Percentage of total book value
      First $250 million                                           0.750%
      Next 250 million                                             0.650
      Next 250 million                                             0.550
      Next 250 million                                             0.500
      Any amount over 1 billion                                    0.107

     Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

     Advisory and services fee for the past three years:


                                                       Percentage of
      Year             Total fees                    included assets
      1998           $  9,084,332                               0.24%
      1997            $17,232,602                               0.50
      1996            $16,989,093                               0.50



     Estimated advisory and services fees for 1999 are $8,651,000.


   Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:
 o costs  incurred by us in  connection with real estate and mortgages;
 o taxes;
 o depository and custodian  fees;
 o brokerage commissions;
 o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
 o fees and expenses of our directors who are not officers or employees of AEFC;
 o provision for certificate reserves (interest accrued on certificate owner accounts); and
 o expenses of customer  settlements not attributable to sales function.

     How your money is managed

     Distribution


     Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate as follows:
   o 0.20% of the initial payment on the issue date of the certificate; and
   o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.


     Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC for the distribution of this certificate as follows:
   o 0.20% of the initial payment of the issue date of the certificate; and
   o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

     This fee is not assessed to your certificate account.


     Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

     See Note 1 to financial statements regarding deferral of distribution fee expense.

     In addition, IDSC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, IDSC may pay or permit other promotional incentives, in cash or credit or other compensation.


     American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

     About AESC

     AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly owned subsidiary of American Express Company.

     Transfer agent

     Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

     Employment of other American Express affiliates

     AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:
 o   we  receive  prices  and
     executions at least as favorable as those offered by qualified independent brokers performing similar services;
 o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions;
     and
 o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

     Directors and officers

     IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


     We paid a total of $37,000 during 1998 to directors not employed by AEFC.

     Board of directors


     Rodney P. Burwell
     Born in 1939. Director beginning in 1999.
     Chairman, Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation.


     David R. Hubers*
     Born in 1943. Director since 1987.
     President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

     Charles W. Johnson
     Born in 1929. Director since 1989.
     Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


     Jean B. Keffeler
     Born in 1945. Director beginning in 1999.
     Independent management consultant.


     Richard W. Kling*
     Born in 1940. Director since 1996.
     Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



     Thomas R. McBurney
     Born in 1938. Director beginning in 1999.
     President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and
     Greenspring Corporation.


     Paula R. Meyer*
     Born in 1954. President since June 1998.
     Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


  *" Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

     Executive officers

     Paula R. Meyer
     Born in 1954. President since June 1998.

     Jeffrey S. Horton
     Born in 1961. Vice president and treasurer since December 1997.
     Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

     Timothy S. Meehan
     Born in 1957. Secretary since 1995.
     Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

     Lorraine R. Hart
     Born in 1951. Vice president - Investments since 1994.
     Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

     Jay C. Hatlestad
     Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

     Bruce A. Kohn
     Born in 1951. Vice president and general counsel since 1993.
     Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

     F. Dale Simmons
     Born in 1937. Vice president - Real Estate Loan Management since 1993.
     Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

     The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

     IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     Independent auditors

     A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


     Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

     IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

     IDS Flexible Savings Certificate -- A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

     IDS Installment Certificate -- An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

     IDS Market Strategy Certificate -- A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

     IDS Preferred Investors Certificate -- A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

     IDS Stock Market Certificate -- A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

     Description of corporate bond ratings

     Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

     Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

     Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

     A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

     Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

     Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

     B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

     Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

     Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

     C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

     D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

     Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Quick telephone reference*

-------------------------------------------------------------------------------
Client Service
Organization

Withdrawals,
transfers,
inquiries

National/Minnesota:
800-437-3133


-------------------------------------------------------------------------------
TTY Service

For the hearing impaired
800-846-4852

American Express
Easy Access Line

Account value, cash transaction information, current rate information (automated response, Touchtone(R) phones only) National/Minnesota:

National/Minnesota:
800-862-7919

Mpls./St. Paul area:
800-862-7919

*You may experience delays when call volumes are high.

IDS Cash Reserve Certificate
IDS Tower 10
Minneapolis, MN 55440-0010

Web site address: http://www.americanexpress.com/advisors

Distributed by
American Express
Financial Advisors Inc.

S-6005 N (4/99)

IDS Cash Reserve Certificate
Prospectus
April 28, 1999

Earn attractive rates with ready access to your cash reserves.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Cash Reserve Certificate. You may:

o Purchase this certificate in any amount from $1,000 through $1 million or with monthly investments of at least $50.

o        Earn a fixed rate of interest declared every three months.

o Invest in successive three-month terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                    Distributor:
IDS Certificate Company                    American Express Service Corporation
IDS Tower 10                               An American Express company
Minneapolis, MN  55440-0010
800-297-7378 (toll free)

Initial interest rates

IDSC guarantees a fixed interest rate for each three-month term during the life of the certificate. For your initial term, IDSC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for three-month certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate" for more explanation.

Here are the interest rates in effect April 28, 1999:

Investment                            Simple                              Effective
amount                                interest rate*                      annualized yield**
------------------------------------- ----------------------------------- -----------------------------------
$50 to $999                           2.96%                               3.00%
------------------------------------- ----------------------------------- -----------------------------------
$1,000 to $24,999                     3.74                                3.80
------------------------------------- ----------------------------------- -----------------------------------
$25,000 or more                       3.94                                4.01
------------------------------------- ----------------------------------- -----------------------------------

*    Rates may depend on factors described in "Rates for new purchases" under "About the certificate."

**   Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" Under "About the certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents


Initial interest and participation rates                                  p
Risk factors                                                              p


About the certificate                                                     p


Read and keep this prospectus                                             p


Investment amounts and terms                                              p
Face amount and principal                                                 p
Value at maturity                                                         p
Receiving cash during the term                                            p
Interest                                                                  p
Rates for new purchases                                                   p
Promotions and pricing flexibility                                        p

How to invest your funds                                                  p
Buying your certificate                                                   p
Additional investments                                                    p
When your certificate term ends                                           p
IRAs: special policies                                                    p

Taxes on your earnings                                                    p
Retirement accounts                                                       p
Gifts to minors                                                           p
How to determine the correct TIN                                          p
Foreign investors                                                         p
Trusts                                                                    p

How your money is used and protected                                      p
Invested and guaranteed by IDSC                                           p
Regulated by government                                                   p
Backed by our investments                                                 p
Investment policies                                                       p

How your money is managed                                                 p
Relationship between IDSC and American
   Express Financial Corporation                                          p
Capital structure and certificates issued                                 p
Investment management and services                                        p
Distribution                                                              p
Other selling agents                                                      p
About American Express Service Corporation                                p

Transfer agent                                                            p
Employment of other American Express affiliates                           p
Directors and officers                                                    p
Independent auditors                                                      p
IDS Certificates                                                          p

Appendix                                                                  p

Annual financial information                                              p
Summary of selected financial information                                 p
Management's discussion and analysis of financial
   condition and results of operations                                    p
Report of independent auditors                                            p

Financial statements                                                      p

Notes to financial statements                                             p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Cash Reserve Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Cash Reserve Certificate in any amount from $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments over the life of the certificate may not exceed $1 million unless you receive prior approval from IDSC. IDSC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA). A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

                $5,000.00      Face amount (initial investment)
plus               $75.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus            $2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties or fees
             =============
                $7,575.00      Principal at the beginning of the next term.

Value at maturity

Your certificate matures 20 years from its issue date. At maturity, the value of your certificate will be the total of your actual investment, plus credited interest not paid to you in cash, less withdrawals, penalties and fees. When your certificate matures, you will receive a distribution for your principal, plus any credited interest, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-297-7378.

Rates for new purchases


When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. For accounts of $1,000 to $24,999.99 IDSC guarantees that this rate will be within a range from 30 basis points (0.30%) below to 70 basis points (0.70%) above the average interest rate published for three-month certificates of deposit (CDs) in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). For example, if the average rate most recently published is 4.00%, our rate in effect for that week for amounts of $1,000 to $24,999.99 would be between 3.70% to 4.70%. For accounts of $25,000 or more, this rate will be within a range from 10 basis points (0.10%) below to 90 basis points (0.90%) above the same index rate. For accounts of less than $1,000, this rate will be within a range of 135 basis points (1.35%) below to 35 basis points (0.35%) below this average interest rate.


The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the American Express Financial Direct (AEFD) at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o        the rate in effect on the date of your application; or

o        the rate in effect on the date your application is accepted by IDSC.

However if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o        the rate in effect on the date your application is accepted by IDSC; or

o        the rate in effect seven days prior to receipt.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. Rates also may vary depending on the amount invested, geographic location and whether the certificate is purchased for an IRA.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases," above.

Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including three-month CD rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another similar index as a guide for setting rates.


Performance: From February 1994 through February 1999, IDS Cash Reserve yields were generally higher than average bank and thrift three-month CD yields, as measured by the BRM Average.

                 Yields from February 1994 through February 1999


4%                      _________IDS Cash Reserve Certificate

3%                      .........Certificate of Deposit - Three Month

2%                      ---------Money Market Deposit Account

                    Three  lines  comparing  the  yields  for IDS  Cash  Reserve
                    Certificate versus money market deposit accounts and three-month certificates of deposit, with IDS Cash Reserve's line generally above the other two.


`94            `95          `96          `97             `98               `99


This graph compares past yields offered on IDS Cash Reserve Certificate to those of three-month CDs and money market deposit accounts and should not be considered a prediction of future performance.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate, fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Additional investments

You may make additional investments at any time. Additional investments can be in any amount from $50 and your total investment, less withdrawals, may not exceed $1 million (unless you receive prior approval from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

When your certificate term ends

Shortly before the end of your certificate's term we will send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not be changed during that term unless your certificate's principal falls below a break point for a lower interest rate.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN


For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the joint account

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------





------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC


IDSC, a wholly owned  subsidiary  of AEFC,  issues and  guarantees  the IDS Cash
Reserve Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o        interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Cash Reserve Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Cash Reserve Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested


Corporate and other bonds                                     50%
Government agency bonds                                       24
Preferred stocks                                              16
Mortgages                                                      9
Municipal bonds                                                1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.


Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.


When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o        providing investment research;

o        making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                  Percentage of total book value

First $250 million                                     0.750%
Next 250 million                                       0.650
Next 250 million                                       0.550
Next 250 million                                       0.500
Any amount over 1 billion                              0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:


                                                         Percentage of
Year                      Total fees                     included assets
1998                      $  9,084,332                   0.24%
1997                       $17,232,602                   0.50
1996                       $16,989,093                   0.50

Estimated advisory and services fees for 1999 are $8,651,000.


Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o        0.20% of the initial payment of the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from the issue date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, IDSC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, IDSC may pay or permit other promotional incentives, in cash or credit or other compensation.


American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

About AESC

AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.


Board of directors


Rodney P. Burwell
Born in 1939.  Director beginning in 1999.
Chairman, Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation.


David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler
Born in 1945.  Director beginning in 1999.
Independent management consultant.


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney
Born in 1938.  Director beginning in 1999.
President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.



*" Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997.
Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993.
Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC include:

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

*You may experience delays when call volumes are high.

Distributed by American Express Financial Direct

IDS Cash Reserve Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS
Installment
Certificate
Prospectus April 28, 1999

Earn attractive rates while
you build your savings.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues

IDS Installment Certificates. You may:

o Purchase this certificate with monthly investments in any amount from $50 through $5,000.

o    Earn a fixed rate of interest  declared every three months.

o Receive bonus interest payments if you make regular investments for specified periods.

o    Keep your certificate for up to 10 years from its issue date.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.


IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.


IDS  Certificate  Company
IDS Tower 10
Minneapolis,  MN 55440-0010
800-437-3133 (toll free)


Distributor:
American Express Financial Advisors Inc.
An American Express company

Initial interest rates

IDSC guarantees a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be within a specified range of the average rate for bank money market accounts published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate," for more explanation.

Here are the interest rates in effect April 28, 1999:

Simple interest rate                                       2.48%

Effective annualized yield*                                2.50%

* Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month periods are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of Contents

Initial interest rates                                         2p
Risk Factors                                                   2p
About the certificate                                          5p

Read and keep this prospectus                                  5p

Investment amounts                                             5p
Face amount and principal                                      5p
Value at maturity                                              5p
Receiving cash during the term                                 6p
Interest                                                       6p
Rates for new purchases                                        7p
Promotions and pricing flexibility                             9p
Bonus payments                                                10p
Calculating your bonus                                        12p

How to invest and withdraw funds                              17p

Buying your certificate                                       17p
Two ways to make monthly investments                          19p
Full and partial withdrawals                                  20p
Transfers to other accounts                                   23p
Two ways to request a withdrawal or transfer                  24p
Three ways to receive payment when you withdraw funds         25p
Retirement plans: special policies                            26p
Withdrawal at death                                           27p
Transfer of ownership                                         27p
For more information                                          27p

Taxes on your earnings                                        28p

Retirement accounts                                           28p
Gifts to minors                                               28p
How to determine the correct TIN                              30p
Foreign investors                                             31p
Trusts                                                        32p

How your money is used and protected

Invested and guaranteed by IDSC                               33p
Regulated by government                                       34p
Backed by our investments                                     35p
Investment policies                                           36p

How your money is managed                                     40p
Relationship between IDSC and American
   Express Financial Corporation                              40p
Capital structure and certificates issued                     41p
Investment management and services                            41p
Distribution                                                  43p
About American Express Service Corporation                    44p
Transfer agent                                                44p
Employment of other American Express affiliates               44p
Directors and officers                                        44p
Independent auditors                                          47p
IDS Certificates                                              48p

Appendix                                                      49p

Annual financial information                                  51p

Summary of selected financial information                     51p
Management's discussion and analysis of financial
   condition and results of operations                        52p
Report of independent auditors                                67p

Financial statements                                          68p

Notes to financial statements                                 76p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Installment Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

IDSC offers the IDS Installment Certificate for scheduled monthly purchase payment installments in any amount from $50 through $5,000 payable in U.S. currency (unless you receive prior approval from IDSC to invest more). You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000. IDSC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawalsof your investments, and penalties and fees. It is guaranteed by IDSC.

Value at maturity

Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash and any bonus payments, less withdrawals, penalties and fees.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month period during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o    applying the interest rate then in effect to your balance each day;

o    adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-437-3133.

Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first three-month period. IDSC guarantees that this rate will be within a range from 25 basis points (0.25%) below to 75 basis points (0.75%) above the average interest rate for bank money market deposit accounts published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average) on the first day of the period the rate is declared for. For example, if the average rate most recently published is 2.75%, our rate in effect for a one-week period beginning on the Wednesday after that publication would be between 2.50 and 3.50%. (Bank money market deposit accounts are government insured.)

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o    the rate in effect on the date of your application; or

o    the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o    the rate in effect on the date your application is accepted by IDSC; or

o    the rate in effect seven days prior to receipt.

Active or retired American Express employees, IDSC directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC are guaranteed an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including bank money market deposit account average rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates. We also may offer different rates based on your amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, rates will be within the range of rates described under "Rates for new purchases," above.

Performance: From February 1994 through February 1999, IDS Installment Certificate yields were generally higher than average bank money market deposit accounts and Super Now accounts, as measured by the BRM Average (prior to Jan. 13, 1993, yields were measured by the BRM National IndexTM, an average of 10 yields in 10 cities).

                    Yields from February 1994 through February 1999

4%                     _________IDS Installment Certificate

3%                     .........Money Market Deposit Account

2%                     ---------Super NOW Account

               Three lines comparing the yields for IDS Installment Certificate against those of money market and Super NOW accounts with Installment's yield generally above the other two lines.

'94          '95         '96         '97           '98          '99

The graph compares past yields and should not be considered a prediction of future performance. The Installment Certificate's yields reflect its former policy, in effect through April 1992, of compounding interest rates each calendar quarter. Monthly compounding is reflected from February 1994 through February 1999.

Bonus payments

If you meet our requirements for your investments, IDSC will pay you a monthly bonus for a period of time. Your bonus will be a percentage of your weighted average monthly investment (WAMI). This percentage may increase from time to time if you continue to meet our requirements, including maintaining a minimum balance. These requirements are set out in the table below. All the periods of 12 months mentioned in the table must begin and end on the date we issue your certificate or an annual anniversary of that date.

To be eligible for this bonus for 12 months:

You must meet these requirements:

5% annualized bonus payment on your WAMI

During a 12-month period, you must make one or more payments totaling at least $600. In a subsequent 12-month period, you must make payments totaling at least an additional $600 for a total principal amount invested of $1,200, not including interest. The two 12-month periods do not have to be consecutive. Further the first 12-month period does not have to be the year beginning with your first investment. This bonus may be earned in any certificate year from your second through your ninth year.

8% annualized bonus payment on your WAMI

During a 12-month period subsequent to your qualification for the 5% annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $1,800, not including interest. This bonus may be earned in any certificate year from your third through your ninth certificate year.

10% annualized bonus payment on your WAMI

During a 12-month period subsequent to your qualification for the 8% annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $2,400, not including interest. This bonus may be earned in any certificate year from your fourth through your ninth certificate year.

20% annualized bonus payment on your WAMI

During a 12-month period subsequent to your qualification for the 10% annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $3,000, not including interest. This bonus may be earned in any certificate year from your fifth through your ninth certificate year.

The rate in the remaining years following attainment of the 20% bonus is comparable to a fixed rate investment. It may be obtained as soon as your seventh certificate year or as late as your tenth certificate year.

Bonus payments are credited to your account at the end of each certificate month. They immediately become part of your balance and begin to earn interest.


The illustrations below show the cumulative effect of bonus payments on a hypothetical investment. Suppose you invest $100 per month, receive interest at a constant rate of 2.48% (an effective annual yield of 2.50%, assuming a Jan. 1 purchase) and make no additional lump-sum investments and no withdrawals. (The rate and yield are for illustration only and may not be in effect when you purchase your certificate.) Your interest, balance and average annual yield would increase as follows:


Installment Certificate Example

$8,000                                ***Amount Paid In
                                  .......Interest
$6,000                              -----Bonus

$4,000

$2,000 Graph shows the effect of cumulative interest and bonus earned on an account from zero through 72 months




        6    12    18    24    30    36    42    48    54    60    66    72


      Installment Certificate example

                                    Without bonus            Added by   bonus        Total       with bonus
                        Cumulative  Cumulative     Balance   Cumulative Cumulative   Balance     Average
                       investments  interest on               bonus     interest                 annual
                                    investments                         on bonus                 yield*

 1st 12-month period$  1,200.00     $16.27         $1,216.27  $  0.00   $  0.00      $1,216.27   2.50%


 2nd 12-month period   2,400.00      63.03          2,463.03     0.00      0.00       2,463.03   2.50

 3rd 12-month period   3,600.00     141.05          3,741.05    60.00      0.78       3,801.83   3.57

 4th 12-month period   4,800.00     251.13          5,051.13   156.00      3.54       5,210.67   4.05

 5th 12-month period   6,000.00     394.06          6,394.06   276.00      9.11       6,679.17   4.24

 6th 12-month period   7,200.00     570.70          7,770.70   516.00     19.46       8,306.16   4.70

* Average from date of issue to end of year indicated.


Important: The increase in yield that you receive from bonus payments may be more or less than in the example, depending upon interest rates during the six years following issue of your certificate. If actual interest rates are higher than in the example, the effect of the bonus will be less. For example, at a 7.00% interest rate, bonus payments would raise the certificate's average annual yield from issue through year six by 2.06%, compared to 2.20% (4.70% - 2.50%) in the example. If actual interest rates are lower than in the example, the increase in the average annual yield would be somewhat more than 2.20%.


Calculating your bonus

To determine your bonus we:

o first calculate your average monthly investment over the life of your certificate, weighting it to reflect the amount of time each dollar has been invested (your weighted average monthly investment). Money invested early is given more weight than money invested later.

o then calculate your monthly bonus as a specified percentage of your weighted average monthly investment.

Here is an example to illustrate the two calculations: Suppose you make 24 consecutive monthly investments

-- $100 per month for the first six months and $150 per month thereafter (a total of $3300).


                                                        Calculating your bonus

---------------------------- -------------------------- -------------------------- --------------------------
           Month                    Investment                 Months Held                 Weighted
                                                                                             Value
---------------------------- -------------------------- -------------------------- --------------------------
           1                           100           x            24           =             $2,400
           2                           100                        23                          2,300
           3                           100                        22                          2,200
           4                           100                        21                          2,100
           5                           100                        20                          2,000
           6                           100                        19                          1,900
           7                           150                        18                          2,700
           24                          150                        1                             150
---------------------------- -------------------------- -------------------------- --------------------------
           Sum                  $3,300 Total amount               300                       $38,550
                              invested over 24 months
---------------------------- -------------------------- -------------------------- --------------------------


 .       Calculate the weighted value of each month's investment.

         Multiply the amount invested ($100) by the number of months it is held - 24 months for the first $100, 23 months for the second, etc.
         Example: Amount invested in month 1 is $100. The investment will be held 24 months. $100 x 24 months = $2,400 monthly weighted value.

2.       Add the weighted values:

         $2,400 + $2,300 + $2,200 + $150 = $38,550 is the total weighted value of the investment.

3.       Add the number of months held:

         24 + 23 + 22 + ...1 = 300.
         300 is the total number of months the investment is held.

4.       Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

         $38,550 / 300 = $128.50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5.       Multiply your WAMI by the applicable bonus percentage (5% in the third year):

         5% of $128.50 = $6.43. $6.43 is your bonus payment each month in year three, a total of $77 for the year.

Here is another example: Suppose you make one investment of $600 in the first month then your next investment is $600 in the 24th month (a total of $1,200).


----------------------------- -------------------------- -------------------------- --------------------------
           Month                     Investment                 Months Held                 Weighted
                                                                                              Value
----------------------------- -------------------------- -------------------------- --------------------------
           1                             600          x            24           =            $14,400
           2                               0                       23                              0
           3                               0                       22                              0
           4                               0                       21                              0
           5                               0                       20                              0
           6                               0                       19                              0
           7                               0                       18                              0
           24                            600                       1                             600
----------------------------- -------------------------- -------------------------- --------------------------
           Sum                   $1,200 Total amount               300                       $15,000
                               invested over 24 months
----------------------------- -------------------------- -------------------------- --------------------------

1.       Calculate the weighted value of each month's investment.

         Multiply the amount invested ($600) by the number of months it is held.
         Example: Amount invested in month 1 is $600. The investment will be held 24 months. $600 x 24 months = $14,400 monthly weighted value.

2.       Add the weighted values:

         $14,400 + 0 + $600 = $15,000.
         $15,000 is the total weighted value of the investment.

3.       Add the number of months held:

         24 + 23 + 22 + ...1 = 300.
         300 is the total number of months the investment is held.

4.       Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

         $15,000 / 300 = $50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5.       Multiply your WAMI by the applicable bonus percentage (5% in the third year):

         5% of $50 = $2.50. $2.50 is your bonus payment each month in year three, a total of $30 for the year.


This procedure is repeated in months 36, 48 and 60 to calculate your weighted average monthly investment from issue through years three, four and five, respectively assuming you maintain your regular monthly payments. These weighted averages are then multiplied by the applicable percentages -- 8%, 10% and 20% -- to determine monthly bonus payments for years four, five and six, respectively.

Effect of partial withdrawals: If you withdraw part of your principal, you will not receive credit toward a bonus for the sum(s) you withdraw or at all, since you would not qualify for the bonus for the year if the value drops below the required amount at the required time. In effect, you reduce the size of the bonus you are eligible to receive. This is because removing principal will reduce the weighted value of your investment. The weighted value will decrease in proportion to the amount of principal you withdraw. Using the example above, if you withdrew $1,000 of the principal before the end of the 24th month, your total investment would decrease by 30.3% ($1,000/3,300=.303); therefore the reduction factor you will use to figure out the amount of your reduced bonus is
 .303.

To figure out how much your bonus will be, follow these steps:

1. Multiply the original total weighted value (see original example) of your investment by the reduction factor calculated above.

     $38,550 x .303 = $11,680.65.

2. Subtract the number calculated in Step 1 from the original total weighted value of your investment.

     $38,550 - 11,680.65 = $26,869.35.

     The new weighted value of your investment after making the $1,000 withdrawal is $26,869.35.

3. Divide the new weighted value of your investment by the total number of months held (300 in this example).

     $26,869/300 = $89.56.

     Your new weighted average monthly investment

     (WAMI) is $89.56.

4. Multiply the new WAMI by the applicable bonus percentage. In this example, 5% is the bonus because that is the amount on the third year bonus.

     $89.56 x .05 = $4.48, or $53.76 total bonus for the year.

Withdrawals may also affect your eligibility for bonus payments in the third through sixth years. To remain eligible your balance at the end of a relevant 12 month period must be at least equal to the amount set out in the table under "Bonus payments" above. You will become ineligible if withdrawals reduce your balance below this level at the end of a relevant 12-month period.

Other eligibility policies: If you have not made the required minimum investments specified earlier, you may not receive bonus payments in the year bonuses would otherwise be paid. But you may become eligible during the next bonus period by making the required investments in the next year. For example, assume that you make the required investments for the first 24 months and receive bonus payments in the third year. But during the third year, you make payments of only $400, so the total principal invested is $1,600 instead of the required $1,800. In that case, you would not receive the bonus payments that would normally be made in the fourth year. However, if you make all your regular monthly investments in the fourth year, and your account principal balance reaches the required equivalent of 36 investments of $50 per month ($1,800 at the end of the fourth year), then you would qualify for 8% bonus payments in year five, based on the new weighted average monthly investment.

Interest rate from years seven through 10: This may be as soon as year seven or as late as year ten. A rate will be declared during the next month in which you receive a bonus payment and will be guaranteed by IDSC for a three-month period starting in the next month. Thereafter, the rate will be declared every three months and guaranteed for three-month periods.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under "Rates for new purchases," above. See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

Purchase  policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve
     Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

o If you make no investments for a period of at least six consecutive months and your principal is less than $500, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days, your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make monthly investments

1

By scheduled investment plan

Contact your financial advisor to set up one of the following scheduled plans:

o    bank authorization (automatic deduction from your bank account)

o    automatic payroll deduction o direct deposit of Social Security check

o    other plan approved by IDSC

To cancel a bank authorization, you must instruct IDSC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account. Bank authorization will automatically be stopped at maturity or full withdrawal.


  2

By mail

Send your check along with your name and account number to:

Regular mail:


American Express
Financial Advisors Inc.
Client Service Organization
P.O. Box 74
Minneapolis, MN 55440-0074


Express mail:

American Express
Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN 55402

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

     To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal in the first three years are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.

o As noted earlier, withdrawals during the first six years will affect the amount of your bonus payments and may make you ineligible for a bonus. If you do not receive all your bonus payments in the first six years, future withdrawals also may affect the amount of your bonus payments. See "Bonus payments."

Penalties for early withdrawal: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We also will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

When you request a full or partial withdrawal,  we pay the amount you request:

o    first from interest and bonus payments credited to your account;

o    then from the principal of your certificate.

For example, suppose this is your balance at the end of the second year:

Total investments                                         $7,200.00

Interest and bonus credited                               $  488.61

Total balance                                             $7,688.61


If you request a $1,000 check, we would withdraw funds in this order: Credited interest and bonus $ 488.61

Withdrawal of principal                                   $  511.39

Total requested withdrawal                                $1,000.00


In addition, we would have to withdraw funds to cover the full withdrawal penalty:

Principal withdrawn                                       $  511.39

Withdrawal penalty %                                           2%

Withdrawal penalty                                        $   10.23


The total transaction would be:
Beginning balance                                         $7,688.61

Credited interest and bonus withdrawn                     $ (488.61)

Principal withdrawn                                       $ (511.39)

Withdrawal penalty (also from principal)                  $  (10.23)

Remaining balance                                         $6,678.38

Loss of Interest: If you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer
1

By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o    Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.


2

By mail

Send your name, account number and request for a withdrawal or transfer to:


Regular mail:
American Express
Financial Advisors Inc.
Client Service Organization
P.O. Box 534
Minneapolis, MN 55440-0534


Express mail:
American Express
Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN 55440-0010

Written requests are required for:

o    Transactions over $50,000

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. (All current registered owners must sign the request.)

Three ways to receive payment when you withdraw funds

1

By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. Cost for partial withdrawals is deducted from the remaining balance, or from the proceeds for full withdrawals.

2

By wire

o    Minimum wire withdrawal: $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3

By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 701/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

The bonus payments and interest on your certificate, including interest on bonus payments, are taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 591/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificates provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the TIN, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50  penalty  for each  failure  to supply  your  correct  TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:          Use the Social Security or
                                   Employer Identification Number of:

Individual or joint account        The individual or individuals listed on the
                                   joint account

Custodian account of a minor       The minor
(Uniform Gifts/Transfers
 to Minors Act)

A living trust                     The grantor-trustee
                                   (the person who puts the money
                                   into the trust)

An irrevocable trust,              The legal entity
pension trust or estate            (not the personal representative or trustee,
                                   unless no legal entity is designated in the account title)

Sole proprietorship                The owner

Partnership                        The partnership

Corporate                          The corporation

Association, club or               The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC


IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Installment Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and


o various expenses, including taxes, fees to AEFC for advisory, other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.


For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Installment Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. The IDS Installment Certificate is a face-amount certificate. (It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:


     Type of investment                          Net amount invested
     Corporate and other bonds                                    50%
     Government agency bonds                                      24
     Preferred stocks                                             16
     Mortgages                                                     9
     Municipal bonds                                               1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities --

Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin --

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities --

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting --

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money --

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate --

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities --


We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.


When-issued securities --

Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges --

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities --

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions --

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;

o    making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

     Advisory and services fee computation:
                                                            Percentage of
     Included assets                                     total book value

     First $250 million                                            0.750%

     Next 250 million                                              0.650

     Next 250 million                                              0.550

     Next 250 million                                              0.500

     Any amount over 1 billion                                     0.107

     Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

     Advisory and services fee for the past three years:

                                                           Percentage of
     Year                    Total fees                  included assets

     1998                   $  9,084,332                           0.24%

     1997                    $17,232,602                           0.50

     1996                    $16,989,093                           0.50

Estimated advisory and services fees for 1999 are $8,651,000.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay a fee every month of 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC a fee every month of 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate maturity date.

This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc., distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, IDSC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, IDSC may pay or permit other promotional incentives, in cash or credit or other compensation.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC, or IDSC, approved these distribution agreements.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.

Board of directors


Rodney P. Burwell

Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.


David  R.  Hubers*

Born in 1943. Director since 1987. President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson

Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean  B.  Keffeler

Born in 1945. Director beginning in 1999. Independent management consultant.


Richard W. Kling*

Born in 1940. Director since 1996. Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney

Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula  R.  Meyer*

Born in 1954. President since June 1998. Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995. *"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer

Born in 1954. President since June 1998.

Jeffrey S. Horton

Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan

Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart

Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad

Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn

Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons

Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992. The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate -- A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate -- A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Market Strategy Certificate -- A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate -- A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate -- A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference*

Client Service Organization
Withdrawals, transfers, inquiries

National/Minnesota:        800-437-3133

TTY Service
For the hearing impaired
800-846-4852

American Express Easy Access Line
Account value, cash transaction information, current rate information (automated response, Touchtone phones only)

National/Minnesota:        800-862-7919
Mpls/St. Paul area:        800-862-7919

*You may experience delays when call volumes are high.

IDS Installment Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Web site address: http://www.americanexpress.com/advisors

Distributed by
American Express
Financial Advisors Inc.

S-6000 N (4/99)

IDS Installment Certificate
Prospectus
April 28, 1999

Earn attractive rates while you build your savings.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Installment Certificates). You may:

o Purchase this certificate with monthly investments in any amount from $50 through $5,000.

o    Earn a fixed rate of interest declared every three months.

o Receive bonus interest payments if you make regular investments for specified periods.

o    Keep your certificate for up to 10 years from its issue date.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                 Distributor:
IDS Certificate Company                 American Express Service Corporation
IDS Tower 10                            IDS Tower 10
Minneapolis, MN  55440-0010             Minneapolis, MN  55440-0010
800-297-7378 (toll free)                An American Express company

Initial interest rates

IDSC guarantees a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be within a specified range of the average rate for bank money market accounts published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate," for more explanation.

Here are the interest rates in effect April 28, 1999:

---------------------------------------------------------------------------
Simple interest rate                                  2.48%
---------------------------------------------------------------------------

Effective annualized yield*                           2.50%
---------------------------------------------------------------------------
*Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month periods are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents


Initial interest rates                                p
Risk factors                                          p


About the certificate                                 p


Read and keep this prospectus                         p


Investment amounts                                    p
Face amount and principal                             p
Value at maturity                                     p
Receiving cash during the term                        p
Interest                                              p
Rates for new purchases                               p
Bonus payments                                        p
Calculating your bonus                                p

How to invest your funds                              p
Buying your certificate                               p
IRAs: special policies                                p
Withdrawal at death                                   p

Taxes on your earnings                                p
Retirement accounts                                   p
Gifts to minors                                       p
How to determine the correct TIN                      p
Foreign investors                                     p
Trusts                                                p

How your money is used and protected                  p
Invested and guaranteed by IDSC                       p
Regulated by government                               p
Backed by our investments                             p
Investment policies                                   p

How your money is managed                             p
Relationship between IDSC and American
   Express Financial Corporation                      p
Capital structure and certificates issued             p
Investment management and services                    p
Distribution                                          p
Other selling agents                                  p
About American Express Service Corporation            p
Transfer agent                                        p
Employment of other American Express affiliates       p
Directors and officers                                p
Independent auditors                                  p
IDS Certificates                                      p

Appendix                                              p

Annual financial information                          p
Summary of selected financial information             p
Management's discussion and analysis of financial
   condition and results of operations                p
Report of independent auditors                        p

Financial statements                                  p

Notes to financial statements                         p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Installment Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

IDSC offers the IDS Installment Certificate for scheduled monthly purchase payment installments in any amount from $50 through $5,000 payable in U.S. currency (unless you receive prior approval from IDSC to invest more). You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000. IDSC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees.
It is guaranteed by IDSC.

Value at maturity

Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash and any bonus payments, less withdrawals, penalties and fees.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month period during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o    applying the interest rate then in effect to your balance each day;

o    adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800 -297-7378.


Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first three-month period. IDSC guarantees that this rate will be within a range from 25 basis points (0.25%) below to 75 basis points (0.75%) above the average interest rate for bank money market deposit accounts published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average) on the first day of the period the rate is declared for. For example, if the average rate most recently published is 2.75%, our rate in effect for a one-week period beginning on the Wednesday after that publication would be between 2.50 and 3.50%. (Bank money market deposit accounts are government insured.)

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o        the rate in effect on the date of your application; or

o        the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o        the rate in effect on the date your application is accepted by IDSC; or

o        the rate in effect seven days prior to receipt.

Active or retired American Express employees, IDSC directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC are guaranteed an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including bank money market deposit account average rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates. We also may offer different rates based on your amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA.

These promotions will generally be for a specified period of time. If we offer a promotion, rates will be within the range of rates described under "Rates for new purchases," above.


Performance: From February 1994 through February 1999, IDS Installment Certificate yields were generally higher than average bank money market deposit accounts and Super Now accounts, as measured by the BRM Average (prior to Jan. 13, 1993, yields were measured by the BRM National Index TM, an average of 10 yields in 10 cities).

                 Yields from February 1994 through February 1999


4%                                    _________IDS Installment Certificate

3%                                    .........Money Market Deposit Account

2%                                    ---------Super NOW Account

                    Three lines comparing the yields for IDS Installment Certificate against those of money market and Super NOW accounts with Installment's yield generally above the other two lines.


`94             `95           `96            `97            `98             `99

The graph compares past yields and should not be considered a prediction of future performance. The Installment Certificate's yields reflect its former policy, in effect through April 1992, of compounding interest rates each calendar quarter. Monthly compounding is reflected from February 1994 through February 1999.

Bonus payments

If you meet our requirements for your investments, IDSC will pay you a monthly bonus for a period of time. Your bonus will be a percentage of your weighted average monthly investment (WAMI). This percentage may increase from time to time if you continue to meet our requirements, including maintaining a minimum balance. These requirements are set out in the table below. All the periods of 12 months mentioned in the table must begin and end on the date we issue your certificate or an annual anniversary of that date.

To be eligible for this bonus for 12   You must meet these requirements:
months:

5% annualized bonus payment on your WAMI

During a 12-month period, you must make one or more payments totaling at least $600. In a subsequent 12-month period, you must make payments totaling at least an additional $600 for a total principal amount invested of $1,200, not including interest. The two 12-month periods do not have to be consecutive. Further the first 12-month period does not have to be the year beginning with your first investment. This bonus may be earned in any certificate year from your second through your ninth year.

8% annualized bonus payment on your WAMI

During a 12-month period subsequent to your qualification for the 5% annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $1,800, not including interest. This bonus may be earned in any certificate year from your third through your ninth certificate year.

10% annualized bonus payment on your WAMI

During a 12-month period subsequent to your qualification for the 8% annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $2,400, not including interest. This bonus may be earned in any certificate year from your fourth through your ninth certificate year.

20% annualized bonus payment on your WAMI

During a 12-month period subsequent to your qualification for the 10% annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $3,000, not including interest. This bonus may be earned in any certificate year from your fifth through your ninth certificate year.

The rate in the remaining years following attainment of the 20% bonus is comparable to a fixed rate investment. It may be obtained as soon as your seventh certificate year or as late as your tenth certificate year.

Bonus payments are credited to your account at the end of each certificate month. They immediately become part of your balance and begin to earn interest.


The illustrations below show the cumulative effect of bonus payments on a hypothetical investment. Suppose you invest $100 per month, receive interest at a constant rate of 2.48% (an effective annual yield of 2.50%, assuming a Jan. 1 purchase) and make no additional lump-sum investments and no withdrawals. (The rate and yield are for illustration only and may not be in effect when you purchase your certificate.) Your interest, balance and average annual yield would increase as follows:


Installment Certificate Example

$8,000                                ***Amount Paid In
                                      .......Interest
$6,000                                -----Bonus

$4,000

$2,000 Graph shows the effect of cumulative interest and bonus earned on an account from zero through 72 months

     6    12    18    24    30     36    42     48     54    60      66      72

Installment Certificate example

                                   Without bonus                  Added by bonus       Total with bonus
                      Cumulative   Cumulative   Balance     Cumulative   Cumulative  Balance      Average
                      investments  interest                 bonus        interest                 annual
                                   on                                    on bonus                 yield*
                                   investments
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------

1st 12-month period    $1,200.00     $ 16.27    $1,216.27     $  0.00      $ 0.00    $1,216.27      2.50%
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
2nd 12-month period     2,400.00       63.03     2,463.06        0.00        0.00     2,463.03      2.50
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
3rd 12-month period     3,600.00      141.05      3741.05       60.00        0.78     3,801.83      3.57
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
4th 12-month period     4,800.00      251.13     5,051.13      156.00        3.54     5,210.67      4.05
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
5th 12-month period     6,000.00      394.06     6,394.06      276.00        9.11     6,679.17      4.24
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
6th 12-month period     7,200.00      570.70     7,770.70      516.00       19.46     8,306.16      4.70
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------


* Average from date of issue to end of year indicated.

Important: The increase in yield that you receive from bonus payments may be more or less than in the example, depending upon interest rates during the six years following issue of your certificate. If actual interest rates are higher than in the example, the effect of the bonus will be less. For example, at a 7.00% interest rate, bonus payments would raise the certificate's average annual yield from issue through year six by 2.06%, compared to 2.20% (4.70% - 2.50%) in the example. If actual interest rates are lower than in the example, the increase in the average annual yield would be somewhat more than 2.20%.


Calculating your bonus

To determine your bonus we:

o first calculate your average monthly investment over the life of your certificate, weighting it to reflect the amount of time each dollar has been invested (your weighted average monthly investment). Money invested early is given more weight than money invested later.

o then calculate your monthly bonus as a specified percentage of your weighted average monthly investment.

Here is an example to illustrate the two calculations: Suppose you make 24 consecutive monthly investments - $100 per month for the first six months and $150 per month thereafter (a total of $3300).

                             Calculating your bonus

---------------------------- -------------------------- -------------------------- --------------------------
           Month                    Investment                 Months Held                 Weighted
                                                                                             Value
---------------------------- -------------------------- -------------------------- --------------------------
           1                           100           x            24           =             $2,400
           2                           100                        23                          2,300
           3                           100                        22                          2,200
           4                           100                        21                          2,100
           5                           100                        20                          2,000
           6                           100                        19                          1,900
           7...                        150                        18...                       2,700
           24                          150                        1                             150
---------------------------- -------------------------- -------------------------- --------------------------
           Sum                  $3,300 Total amount               300                       $38,550
                              invested over 24 months
---------------------------- -------------------------- -------------------------- --------------------------


1.       Calculate the weighted value of each month's investment.

         Multiply the amount invested ($100) by the number of months it is held - 24 months for the first $100, 23 months for the second, etc.
         Example: Amount invested in month 1 is $100. The investment will be held 24 months. $100 x 24 months = $2,400 monthly weighted value.

2.       Add the weighted values:

         $2,400 + $2,300 + $2,200 + ...$150 = $38,550 is the total weighted value of the investment.

3.       Add the number of months held:

         24 + 23 + 22 + ...1 = 300.
         300 is the total number of months the investment is held.

4.       Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

         $38,550 / 300 = $128.50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5.       Multiply your WAMI by the applicable bonus percentage (5% in the third year):

         5% of $128.50 = $6.43. $6.43 is your bonus payment each month in year three, a total of $77 for the year.




Here is another example: Suppose you make one investment of $600 in the first month then your next investment is $600 in the 24th month (a total of $1,200).

----------------------------- -------------------------- -------------------------- --------------------------
           Month                     Investment                 Months Held                 Weighted
                                                                                              Value
----------------------------- -------------------------- -------------------------- --------------------------
           1                             600          x            24           =            $14,400
           2                               0                       23                              0
           3                               0                       22                              0
           4                               0                       21                              0
           5                               0                       20                              0
           6                               0                       19                              0
           7...                            0                       18                              0
           24                            600                       1                             600
----------------------------- -------------------------- -------------------------- --------------------------
           Sum                   $1,200 Total amount               300                       $15,000
                               invested over 24 months
----------------------------- -------------------------- -------------------------- --------------------------

1.       Calculate the weighted value of each month's investment.

         Multiply the amount invested ($600) by the number of months it is held.
         Example: Amount invested in month 1 is $600. The investment will be held 24 months. $600 x 24 months = $14,400 monthly weighted value.

2.       Add the weighted values:

         $14,400 + 0 + $600 = $15,000.
         $15,000 is the total weighted value of the investment.

3.       Add the number of months held:

         24 + 23 + 22 + ...1 = 300.
         300 is the total number of months the investment is held.

4.       Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

         $15,000 / 300 = $50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5.       Multiply your WAMI by the applicable bonus percentage (5% in the third year):

         5% of $50 = $2.50. $2.50 is your bonus payment each month in year three, a total of $30 for the year.

This procedure is repeated in months 36, 48 and 60 to calculate your weighted average monthly investment from issue through years three, four and five, respectively assuming you maintain your regular monthly payments. These weighted averages are then multiplied by the applicable percentages - 8%, 10% and 20% - to determine monthly bonus payments for years four, five and six, respectively.

Effect of partial withdrawals: If you withdraw part of your principal, you will not receive credit toward a bonus for the sum(s) you withdraw or at all, since you would not qualify for the bonus for the year if the value drops below the required amount at the required time. In effect, you reduce the size of the bonus you are eligible to receive. This is because removing principal will reduce the weighted value of your investment. The weighted value will decrease in proportion to the amount of principal you withdraw. Using the example above, if you withdrew $1,000 of the principal before the end of the 24th month, your total investment would decrease by 30.3% ($1,000/3,300=.303); therefore the reduction factor you will use to figure out the amount of your reduced bonus is
 .303.

To figure out how much your bonus will be, follow these steps:
1. Multiply the original total weighted value (see original example) of your investment by the reduction factor calculated above.

         $38,550 x .303 = $11,680.65.

2.       Subtract the number calculated in Step 1 from the original total weighted value of your investment.

         $38,550 - 11,680.65 = $26,869.35.

         The new weighted value of your investment after making the $1,000 withdrawal is $26,869.35.

3.       Divide the new weighted value of your investment by the total number of months held (300 in this example).

         $26,869/300 = $89.56.

         Your new weighted average monthly investment (WAMI) is $89.56.

4.       Multiply the new WAMI by the applicable bonus percentage. In this example, 5% is the bonus because that is the amount on the third year bonus.

         $89.56 x .05 = $4.48, or $53.76 total bonus for the year.

Withdrawals may also affect your eligibility for bonus payments in the third through sixth years. To remain eligible your balance at the end of a relevant 12 month period must be at least equal to the amount set out in the table under "Bonus payments" above. You will become ineligible if withdrawals reduce your balance below this level at the end of a relevant 12-month period.

Other eligibility policies: If you have not made the required minimum investments specified earlier, you may not receive bonus payments in the year bonuses would otherwise be paid. But you may become eligible during the next bonus period by making the required investments in the next year. For example, assume that you make the required investments for the first 24 months and receive bonus payments in the third year. But during the third year, you make payments of only $400, so the total principal invested is $1,600 instead of the required $1,800. In that case, you would not receive the bonus payments that would normally be made in the fourth year. However, if you make all your regular monthly investments in the fourth year, and your account principal balance reaches the required equivalent of 36 investments of $50 per month ($1,800 at the end of the fourth year), then you would qualify for 8% bonus payments in year five, based on the new weighted average monthly investment.

Interest rate from years seven through 10: This may be as soon as year seven or as late as year ten. A rate will be declared during the next month in which you receive a bonus payment and will be guaranteed by IDSC for a three-month period starting in the next month. Thereafter, the rate will be declared every three months and guaranteed for three-month periods.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under "Rates for new purchases," above. See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings." Once your account is set up, there are several convenient ways to make monthly investments.

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for early withdrawal: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We also will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.

When you request a full or partial withdrawal, we pay the amount you request:

o        first from interest and bonus payments credited to your account;

o        then from the principal of your certificate.

For example, suppose this is your balance at the end of the second year:

Total investments                                                                       $   7,200.00
Interest and bonus credited                                                             $     488.61
Total balance                                                                           $   7,688.61

If you request a $1,000 check, we would withdraw funds in this order:

Credited interest and bonus                                                             $     488.61
Withdrawal of principal                                                                 $     511.39
Total requested withdrawal                                                              $   1,000.00

In addition, we would have to withdraw funds to cover the full withdrawal penalty:

Principal withdrawn                                                                     $     511.39
Withdrawal penalty %                                                                            2%
Withdrawal penalty                                                                      $      10.23

The total transaction would be:

Beginning balance                                                                       $   7,688.61
Credited interest and bonus withdrawn                                                   $    (488.61)
Principal withdrawn                                                                     $    (511.39)
Withdrawal penalty (also from principal)                                                $     (10.23)
Remaining balance                                                                       $   6,678.38

Loss of Interest: If you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


o We will charge a fee if you request express mail delivery. Cost for partial withdrawals is deducted from the remaining balance, or from the proceeds for full withdrawals.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Taxes on your earnings

The bonus payments and interest on your certificate, including interest on bonus payments, are taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the joint account

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------





------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC


IDSC, a wholly owned subsidiary of AEFC issues and guarantees the IDS Installment Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC) and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Installment Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Installment Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested


Corporate agency bonds                                        50%
Government agency bonds                                       24
Preferred stocks                                              16
Mortgages                                                      9
Municipal bonds                                                1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for other) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.


Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.


When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o   providing investment research;

o   making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                      Percentage of total book value

First $250 million                                         0.750%
Next 250 million                                           0.650
Next 250 million                                           0.550
Next 250 million                                           0.500
Any amount over 1 billion                                  0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:


                                                          Percentage of
Year                       Total fees                     included assets
1998                        $ 9,084,332                   0.24%
1997                        $17,232,602                   0.50
1996                        $16,989,093                   0.50

Estimated advisory and services fees for 1999 are $8,651,000.


Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o        costs incurred by us in connection with real estate and mortgages;

o        taxes;

o        depository and custodian fees;

o        brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC a fee every month of 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay a fee every month of 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, IDSC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, IDSC may pay or permit other promotional incentives, in cash or other compensation.


American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Other selling agents

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to 2.5% or for a fee every month of 2.5% of all payments received during the month. This latter fee, if applicable is paid on all payments received on or after issue of your certificate until the certificate's maturity date. These commissions and fees are not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholders, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.

Board of directors


Rodney P. Burwell
Born in 1939. Director beginning in 1999.
Chairman, Xerxes Corporation (fiberglass storage tanks), Director, Fairview Corporation.


David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler
Born in 1945. Director beginning in 1999.
Independent management consultant.


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney
Born in 1938. Director beginning in 1999.
President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula R. Meyer*
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997.
Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993.
Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC include:

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National: 800-297-7378

TTY Service
For the hearing impaired
800-710-5260

*You may experience delays when call volumes are high.

Distributed by American Express Financial Direct

IDS Installment Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS
Market Strategy
Certificate
Prospectus April 28, 1999

Potential for stock market
growth with safety of principal.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Market Strategy Certificates. You can:

o    Purchase this certificate in any amount from $1,000 through 1 million.

o Allocate your money to a fixed-interest subaccount. You must make periodic investments from this subaccount to participation terms.

o Participate through participation terms in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether IDSC will guarantee part of your return from participation terms or whether to link all of it to the market.

o    Keep your certificate for up to 20 years from its issue date.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.


     Issuer:                            Distributor:
     IDS Certificate Company            American Express Financial Advisors Inc.
     IDS Tower 10                       An American Express Company
     Minneapolis, MN 55440-0010
     800-437-3133 (toll free)

Initial interest and participation rates

     IDSC guarantees return of your principal. The interest on your certificate may be fixed or may be linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index) See "About the certificate" for more explanation.

     Here are the interest rates and market participation percentages in effect April 28, 1999:

     Fixed interest: currently 4.34%

     Participation terms:
     Maximum                Market Participation           Minimum
     return                 percentage                     interest
      9%                    100% (full)                        None
      9%                     25% (partial)          Currently 2.50%

     These rates may or may not have changed when you apply to purchase your certificate. If you choose fixed interest, IDSC guarantees that, when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for 12-month certificates of deposit as published in the most recent BANK RATE MONITOR Top
     25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate." For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for future terms are set at the discretion of IDSC and may differ from the rates shown here.

     Risk factors

     You should consider the following when investing in this certificate.

     This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

     If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

     American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

     Table of contents

     Initial interest and participation rates                       2p
     Risk factors                                                   2p

     About the certificate                                          5p

     Read and keep this prospectus                                  5p

     Investment amounts                                             5p
     Face amount and principal                                      6p
     Participation term                                             7p
     Value at maturity                                              7p
     Receiving cash before end of term                              7p
     Interest                                                       7p
     Promotions and pricing flexibility                            16p
     Historical data on the S&P 500 Index                          16p
     Calculation of return                                         20p
     About the S&P 500 Index                                       23p
     Opportunities at the end of a participation term              25p

     How to invest and withdraw funds                              26p
     Buying your certificate                                       26p
     Two ways to make investments                                  27p
     Full and partial withdrawals                                  28p
     Transfers to other accounts                                   30p
     Two ways to request a withdrawal or transfer                  31p
     Three ways to receive payment when you withdraw funds         32p
     Retirement plans: special policies                            33p
     Transfer of ownership                                         34p
     For more information                                          34p

     Taxes on your earnings                                        35p
     Retirement accounts                                           35p
     Gifts to minors                                               36p
     How to determine the correct TIN                              37p
     Foreign investors                                             38p
     Trusts                                                        39p

     How your money is used and protected                          40p
     Invested and guaranteed by IDSC                               40p
     Regulated by government                                       40p
     Backed by our investments                                     41p
     Investment policies                                           42p

     How your money is managed                                     46p
     Relationship between IDSC and American
        Express Financial Corporation                              46p
     Capital structure and certificates issued                     47p
     Investment management and services                            47p
     Distribution                                                  49p
     About American Express Service Corporation                    50p
     Transfer agent                                                50p
     Employment of other American Express affiliates               51p
     Directors and officers                                        51p
     Independent auditors                                          54p
     IDS Certificates                                              55p

     Appendix                                                      56p

     Annual financial information                                  58p
     Summary of selected financial information                     58p
     Management's discussion and analysis of financial
        condition and results of operations                        59p
     Report of independent auditors                                74p

     Financial statements                                          75p

     Notes to financial statements                                 83p

     About the certificate

     Read and keep this prospectus

     This prospectus describes terms and conditions of your IDS Market Strategy Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Market Strategy Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

     Investment amounts

     You may purchase the IDS Market Strategy Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount in the fixed-interest portion of your investment at any time, as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

     Your certificate is recorded as a certificate account on our books. Within this account, you may allocate your investment among a subaccount that earns fixed interest and other subaccounts that earn interest linked to the S&P 500 Index during a participation term. Your investment always is placed initially in the fixed-interest subaccount. Consequently, your investment initially earns fixed interest. The minimum time that money must remain in the subaccount before being moved to a participation term is one day. This could happen if we accept your application and receive your investment on a Tuesday and your instructions say to start your first participation term as soon as possible.

     After determining the initial amount you wish to invest, you must set up periodic investments from the fixed-interest subaccount to participation terms. When you make your investment, you must give instructions to move money from the fixed-interest subaccount to participation terms weekly, monthly, quarterly, every four months, semiannually, or at other specified times. If your total investment is $1,000, however, you will have only one participation term. You may subsequently change your initial instructions. Thus, you could choose to change your instructions to keep your investment in the fixed-interest subaccount and never start a participation term. Each participation term is 52 weeks and each has its own grace period. The amount invested in each participation term must be at least $1,000. If your certificate is nearing its 20-year maturity, you will not be able to select a participation term that would carry the certificate past its maturity date. Each account can have a maximum of 12 participation terms at one time. You will be sent a confirmation at the time you purchase your certificate confirming your instructions at the time you submitted your application.

     This certificate provides the ability to make a single payment that can be invested in individually staggered stock market participation terms in one certificate that lets you select participation terms like those you might select when staggering several IDS Stock Market Certificates. IDS Stock Market Certificate is another certificate that offers interest linked to the S&P 500 Index, but permits only one participation term at a time. "Staggering" is the strategy of purchasing several smaller certificates over a period of a year instead of one larger certificate, as a method of increasing liquidity and reducing the possibility of unfavorable market timing.

     The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

     Face amount and principal

     The face amount of your certificate is the amount of your initial investment. Your principal consists of the amount you actually have invested in your certificate plus interest credited to your account and compounded less withdrawals, penalties and any compounded interest paid to you in cash. IDSC guarantees your principal.

     Participation term

     Each participation term in your certificate is a 52-week period that begins on a Wednesday and ends the Tuesday before the 52-week anniversary. Subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. Each account can have a maximum of 12 terms at one time including any term in a grace period. The principal of your certificate that is not invested in participation terms will earn fixed interest.

     Value at maturity

     Your certificate matures 20 years from its issue date. Then you will receive a distribution for its value. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

     Receiving cash before the end of term

     If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.
     Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

     Interest

     Participation interest: Before the start of a participation term, you choose from two types of interest: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. Your selection is established at the time of purchase but can be changed at any time for participation terms that have not yet started. You may change your participation interest selection at any time prior to any term start date or during a 14 day grace period. The change will be in effect for any future term unless we again receive instructions from you changing your selection.

     Full participation interest: With this option:

     o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.

     o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

     o    Your return is linked to stock market performance.

     The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

     Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return consists of two parts:

     1.   A percentage of any increase in the S&P 500 Index, and

     2.   A rate of interest guaranteed by IDSC in advance for each term.

     Together, they cannot exceed the maximum return.

     If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

     The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial interest and participation rates."

     Fixed interest: The fixed-interest subaccount allows you to earn interest on your principal that is not invested in participation terms, including your entire investment before the start of your first participation term, and amounts in the 14 day grace period in between participation term end dates and start dates. Your fixed interest accrues daily and is credited and compounded monthly. Your fixed interest rates are reset quarterly, based on the original date of your certificate.

     Amounts in the fixed-interest subaccount, including compounded fixed interest, can be withdrawn at any time without a withdrawal penalty. If these amounts are not withdrawn, they will become part of a participation term according to the instructions you've established with the company, unless you change your instructions which can be changed at any time. Values in participation terms can not be withdrawn without withdrawal penalties.

     When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the initial rate that your investment will earn as well as confirmation of your instructions for moving your money to your participation terms. Instructions for moving your money are given at the time you purchase your certificate. You choose the day of the month for the movement of your money, as well as the amount, starting month, and full or partial participation. Your term resulting from those instructions will begin on the Wednesday following that date. If that date is a Wednesday, the term will begin on the following Wednesday.

     IDSC guarantees that when fixed-interest rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). In the case of fixed interest, IDSC guarantees that your rate for your initial term will be 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.


     The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, AEFC or any of their affiliates.


     The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

     The BANK RATE  MONITOR may be available  in your local  library.  To obtain
     information  or  current  BRM  Average  rates,   call  the  Client  Service
     Organization at the telephone numbers listed on the back cover.

     Rates for new purchases are reviewed and may change weekly. Normally, the initial fixed-interest rate you receive will be the higher of:

     o    the fixed-interest rate in effect on the date of your application; or

     o the fixed-interest rate in effect on the date your application is accepted by IDSC.

     However, if your application bears a date more than seven days before its receipt by IDSC, the initial fixed-interest rate you receive will be the higher of:

     o the fixed-interest rate in effect on the date your application is accepted by IDSC; or

     o    the fixed-interest rate in effect seven days before receipt.

     Maximum annual return: This is the cap, or upper limit, of your return on the amount invested in each participation term, regardless of whether you choose full or partial participation. Your total return, including both participation interest and minimum interest for a term for which you have chosen partial participation will be limited to this maximum return percentage.

     Determining the S&P 500 Index value: The stock market generally closes at 3 p.m. Central time. The S&P 500 Index value generally is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day.

     In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

     Earning interest: IDSC calculates, credits and compounds participation interest at the end of your participation term. Minimum interest accrues daily and is credited and compounded at the end of your participation term. Fixed interest accrues daily and is credited and compounded monthly, except that, if amounts move from fixed interest to a participation term and the resulting balance in the fixed-interest subaccount is zero, then fixed interest credited on the principal moved will be compounded on the day the participation term begins. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis.

     Moving between fixed and participation interest: You can move all or part of your investment from the fixed-interest subaccount to a participation term. The move from the fixed-interest subaccount to a participation term happens according to your standing instructions unless you notify us separately. If you make the change from fixed interest to participation interest either through a scheduled or an unscheduled move, your participation term will begin on the Wednesday following the move instructions. For further explanation of how we apply your instructions, see "Fixed interest" above.

     You may not move from participation interest to fixed interest during a participation term without incurring a surrender charge. At the end of a participation term, you can elect to leave the money in the fixed-interest subaccount.

     Rates for future periods: After your certificate purchase date, the maximum return, and the market participation percentage and minimum interest rate for participation terms, may be greater or less than those shown on the front of or elsewhere in this prospectus or its wrapper. Fixed interest may be greater or lesser than that shown. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

     If you plan to continue with a new participation term, to find out what your certificate's new maximum return, market participation percentage and minimum interest rate, if applicable, will be for your next term, please consult your American Express financial advisor, or the Client Service Organization at the telephone numbers listed on the back cover.

     Your fixed interest rates are declared quarterly. You will be given notice of the changes in interest rates in your periodic statements or you may call the Client Service Organization at the numbers listed on the back cover to find out your current rate.

     The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 5.00% while the yield earned for each participation term is the maximum of 9.00%. There is no assurance that any of these returns will be achieved.

     Full Participation in the Stock Market
     Initial Investment                                   $12,000.00
     Maximum Return                                             9.00%
     Minimum Return                                             0.00%
     Fixed Interest Rate                                        5.00%


                                                                               Market
                                                                               Participation
                                                                Fixed          Interest
                                 1st Term        Renewal        Interest       Earned
                  Fixed          Staggered       Staggered      Earned         For The         Market
                  Interest       Investment      Investment     In Prior       Term Just       Participation  Total
Date              Balance        Amount          Amount         Month          Ended           Balance        Balance

Beginning         $11,000.00      $1,000.00                           0.00                      $1,000.00      $12,000.00
of Month 1

Beginning          10,045.83       1,000.00                          45.83                       2,000.00       12,045.83
of Month 2

Beginning           9,087.69       1,000.00                          41.86                       3,000.00       12,087.69
of Month 3

Beginning           8,125.56       1,000.00                          37.87                       4,000.00       12,125.56
of Month 4

Beginning           7,159.42       1,000.00                          33.86                       5,000.00       12,159.42
of Month 5

Beginning           6,189.25       1,000.00                          29.83                       6,000.00       12,189.25
of Month 6

Beginning           5,215.04       1,000.00                          25.79                       7,000.00       12,215.04
of Month 7

Beginning           4,236.77       1,000.00                          21.73                       8,000.00       12,236.77
of Month 8

Beginning           3,254.42       1,000.00                          17.65                       9,000.00       12,254.42
of Month 9

Beginning           2,267.98       1,000.00                          13.56                      10,000.00       12,267.98
of Month 10

Beginning           1,277.43       1,000.00                           9.45                      11,000.00       12,277.43
of Month 11

Beginning             282.75       1,000.00                           5.32                      12,000.00       12,282.75
of Month 12

Beginning             283.93                                          1.18          90.00       12,000.00       12,283.93
of Month 13

Middle                283.93                       1,090.00                                     12,090.00 *     12,373.93
of Month 13

Beginning             287.38                                          3.45          90.00       12,090.00       12,377.38
of Month 14

Middle                287.38                       1,090.00                                     12,180.00 **    12,467.38
of Month 14


* The market participation balance in the middle of month 13 is equal to $12,090. This is equal to the total invested principal balance of $12,000, plus $90 interest earned (participation return). The $90 interest earned is based on $1,000 invested at month 1 which is assumed to earn the maximum of 9%. ($12,000 + $1,000 * 9% = $12,090). During the grace period for the first participation term, $1,090 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,090 balance begins a new participation term.

** The market participation balance in the middle of month 14 is equal to $12,180. This is equal to the total invested principal balance of $12,000, plus $90 interest earned on $1,000 invested at the beginning of month 1, plus $90 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn the maximum of 9% ($12,000 + $1,000 * 9% + $1,000 * 9% = $12,180)). During the grace period for the second participation term, $1,090 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,090 balance begins a new participation term.

     The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 5.00% while the yield earned for each participation term is the minimum of 2.50%. There is no assurance that any of these returns will be achieved when you invest. In this example, we assume that the index declined at the end of each term compared to the beginning of each term so that no market participation interest was earned.

     Partial Participation in the Stock Market
     Initial Investment                                   $12,000.00
     Maximum Return                                             9.00%
     Minimum Return                                             2.50%
     Fixed Interest Rate                                        5.00%


                                                                        Guaranteed    Market
                                                                        Minimum       Participation
                                                          Fixed         Interest      Interest
                              1st Term      Renewal       Interest      Earned        Earned
                Fixed         Staggered     Staggered     Earned        For The       For The       Market
                Interest      Investment    Investment    In Prior      Term Just     Term Just     Participation Total
Date            Balance       Amount        Amount        Month         Ended         Ended         Balance       Balance
Beginning       $11,000.00    $1,000.00                        0.00                                 $1,000.00     $12,000.00
of Month 1

Beginning       10,045.83      1,000.00                       45.83                                  2,000.00     12,045.83
of Month 2

Beginning        9,087.69      1,000.00                       41.86                                  3,000.00     12,087.69
of Month 3

Beginning        8,125.56      1,000.00                       37.87                                  4,000.00     12,125.56
of Month 4

Beginning        7,159.42      1,000.00                       33.86                                  5,000.00     12,159.42
of Month 5

Beginning        6,189.25      1,000.00                       29.83                                  6,000.00     12,189.28
of Month 6

Beginning        5,215.04      1,000.00                       25.79                                  7,000.00     12,215.04
of Month 7

Beginning        4,236.77      1,000.00                       21.73                                  8,000.00     12,236.77
of Month 8

Beginning        3,254.42      1,000.00                       17.65                                  9,000.00     12,254.42
of Month 9

Beginning        2,267.98      1,000.00                       13.56                                 10,000.00     12,267.98
of Month 10

Beginning        1,277.43      1,000.00                        9.45                                 11,000.00     12,277.43
of Month 11

Beginning          282.75      1,000.00                        5.32                                 12,000.00     12,282.75
of Month 12

Beginning          283.93                                      1.18         25.00          0.00     12,000.00     12,283.93
of Month 13

Middle             283.93                    1,025.00                                               12,025.00*    12,308.93
of Month 13

Beginning          287.25                                      3.32         25.00          0.00     12,025.00     12,312.25
of Month 14

Middle             287.25                    1,025.00                                               12,050.00**   12,337.25
of Month 14



* The market participation balance in the middle of month 13 is equal to $12,025. This is equal to the total invested principal balance of $12,000, plus $25 interest earned (guaranteed return). The $25 interest earned is based on $1,000 invested at month 1 which is assumed to earn only the minimum of 2.50%. ($12,000 + $1,000* 2.50% = $12,025). During the grace period for the first participation term, $1,025 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 13, at the end of the grace period, this $1,025 balance begins a new participation term.

** The market participation balance in the middle of month 14 is equal to $12,050. This is equal to the total invested principal balance of $12,000, plus $25 interest earned on $1,000 invested at the beginning of month 1, plus $25 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn only the minimum of 2.50% ($12,000 + $1,000 * 2.50% + $1,000 * 2.50% = $12,050)). During the grace period for the second participation term, $1,025 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 14, at the end of the grace period, this $1,025 balance begins a new participation term.

     This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-437-3133.


     Promotions and pricing flexibility

     IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

     We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

     Historical data on the S&P 500 Index

     The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

              S&P 500 Index values - December 1983 to February 1999

     1400

     1200

     1000

     800       Chart shows closing values of the S&P from
               above 100 in Dec. 1983 to just over 1200 in Feb. 1999.
     600

     400

     200

  '83  '84  '85  '86  '87  '88  '89  '90  '91  '92  '93  '94  '95  '96  '97  '98


                       S&P 500 Index Average Annual Return


     Beginning date           Period held             Average annual
     Dec. 31,                    in Years                     return
      1988                             10                         16.05%
      1993                              5                         21.41
      1997                              1                         26.81

     The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                 S&P 500 Index - December 1984 to February 1999

50%

40% Chart shows 12-Month Moving Price Return of the S&P from a high of 45% to a low of -20%
30%
          Label of "Y" axis reads: 12-Month Return
20%

10%

0%

-10%

-20%

'84  '85  '86  '87  '88  '89  '90  '91  '92  '93  '94  '95  '96  '97  '98

     Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                          S&P 500 Index - December 1984 to February 1998

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 12/31/84 through 2/28/99 with a high of just over 25 and a low between 0 and 5.
20

15           Label of "Y" axis reads: Observations

10

5

      -15    -10    -5     0      5      10     15     20     25     29.9   >=30

     The last chart  illustrates,  on a moving weekly basis,  the actual 52-week return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992.

     For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

     Like IDS Stock Market Certificate, IDS Market Strategy Certificate permits you to receive all or part of your interest based on stock market performance, as measured by the S&P 500 Index, with IDSC's guarantee of return of principal. In fact, the full and partial participation terms of IDS Stock Market Certificate and IDS Market Strategy Certificate are identical, assuming that the amount invested at the beginning of the term is the same in both certificates and the certificate owner arranges to start a new term on the Wednesday immediately after the Tuesday on which the prior term ends. For IDS Market Strategy Certificate, such arrangements would require an instruction before each term end because the certificate otherwise provides for a 14-day grace period during which you can review your investment choices. The amounts earned in the fixed-interest account for Market Strategy Certificate will not be the same as interim interest for the Stock Market Certificate. (For Stock Market Certificate, interest earned before the initial participation term or during the grace period is called interim interest.) Although performance during participation terms will be the same for Market Strategy Certificate and Stock Market Certificate, money earned outside of participation terms will vary. If a participation term for Stock Market Certificate and for Market Strategy Certificate start on the same day with the same amount of money and the same selection of either full or partial participation, then the interest earned for the participation term in both certificates will be identical. IDS Market Strategy Certificate increases your choices by allowing you to have up to 12 participation terms plus a fixed-interest alternative simultaneously within the same certificate. The certificates also pay interest differently on amounts that are invested at only a fixed rate.

                   Actual 12-Month Return - 1/5/93 TO 2/16/99

45%

40%

35% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the
30% market indexes over the period and 25% level of participation tracking at the 25% level of return.
25%

20%

25%

10%

5%

0%

1/93 6/93 12/93 6/94 12/94 5/95 11/95 5/96 11/96 4/97 10/97 4/98 10/98 2/99

     The performance information shown is the performance of IDS Stock Market Certificate and not that of IDS Market Strategy Certificate. Past performance is not indicative of future performance and there is no assurance that the performance of IDS Market Strategy Certificate will replicate that of IDS Stock Market Certificate.

     The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

     Your participation earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

     The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

     How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. No assurance can be given that an index will not decline or that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

     Calculation of return

     The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

     Rate of return on S&P 500 Index
     Term ending value of S&P 500 Index                      minus
     Term beginning  value of S&P 500 Index                  divided by
     Term beginning  value of S&P 500 Index                  equals
     Rate of return on S&P 500 Index

     The actual return paid to you will depend on your interest participation selection.

     For example, assume:

     Term ending value of S&P 500 Index                          968
     Term beginning value of S&P 500 Index                       890
     Maximum return                                               9%
     Minimum return                                            2.50%
     Partial participation rate                                  25%


               968     Term ending value of S&P 500 Index
      minus    890     Term beginning value of S&P 500 Index
      equals    78     Difference between beginning and ending values

                78     Difference between beginning and ending values
divided by     890     Term beginning value of S&P 500 Index
      equals   8.76%   Percent increase - full participation return

               8.76%   Percent increase or decrease
      times   25.00%   Partial participation rate
      equals   2.19%
      plus     2.50%   2.50% minimum interest rate
      equals   4.69%   Partial participation return

     In both cases in the example, the return would be less than the 9% maximum.

     Maximum Return and Partial Participation Minimum Rate History -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced. IDS Market Strategy Certificate was introduced on April 29, 1998.

                                                            Partial
                                    Maximum              participation
     Start of Term               annual return           minimum rate
      Jan. 24, 1990                   18.00%                    5.00%
      Feb. 5, 1992                    18.00                     4.00
      May 13, 1992                    15.00                     4.00
      Sept. 9, 1992                   12.00                     3.00
      Nov. 11, 1992                   10.00                     2.50
      Nov. 2, 1994                    10.00                     2.75
      April 26, 1995                  12.00                     3.50
      Jan. 17, 1996                   10.00                     3.25
      Feb. 26, 1997                   10.00                     3.00
      May 7, 1997                     10.00                     2.75
      Oct. 8, 1997                    10.00                     2.50
      Dec. 16, 1998                    9.00                     2.50

     Examples:

     To help you understand the way a participation term of this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

     you purchased the certificate with a $10,000 original investment,

o    the partial participation rate is 25%,

o    the minimum interest rate for partial participation is 2.50%,

o    the maximum total return for full and partial participation is 9%.


     1.  If the S&P 500 Index value rises
     Week 1/Wed                                      Week 52/Tues
       S&P 500                                          S&P 500
       Index 1000 8% increase in the S&P 500 Index    Index 1080
     Full participation interest        Partial participation interest and minimum interest
     $10,000  Original investment       $10,000   Original investment
     +   800  8% x $10,000              +   250   2.50% (Minimum interest rate) x $10,000
              Participation interest    +   200   25% x 8% x $10,000 Participation interest
     $10,800  Ending balance            $10,450   Ending balance
              (8% Total return)                   (4.50% Total return)

     2.  If the Market and the S&P 500 Index value fall
     Week 1/Wed                                      Week 52/Tues
       S&P 500                                          S&P 500
       Index 1000 4% decrease in the S&P 500 Index     Index 961
     Full participation interest        Partial participation interest and minimum interest
   $10,000    Original investment       $10,000   Original investment
   +     0    Participation interest    +   250   2.50% (Minimum interest rate) x $10,000
   $10,000    Ending balance            +     0   Participation interest
              (0% Total return)         $10,250   Ending balance
                                                  (2.50% Total return)

     3.  If the Market and the S&P 500 Index value rise above the maximum return
     Week 1/Wed                                      Week 52/Tues
       S&P 500                                          S&P 500
       Index 1000 16% increase in the S&P 500 Index   Index 1160
     Full participation interest        Partial participation interest and minimum interest
     $10,000  Original investment       $10,000   Original investment
     +   900  9% x $10,000              +   250   2.50% (Minimum interest rate) x $10,000
              Maximum interest          +   400   25% x 16% x $10,000 Participation interest
     $10,900  Ending balance            $10,650   Ending balance
              (9% Total return)                   (6.50% Total return)


     About the S&P 500 Index

     The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

     The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the IDS Stock Market Certificate excludes dividends on the 500 stocks.

     "Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

     S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

     If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

     Opportunities at the end of a participation term

     Grace period: When a participation term ends, we will notify you of the start of a 14 day grace period before a new term automatically begins. During this 14-day grace period you can:

     o    change your participation selection;

     o    add money to your certificate;

     o    change your participation term to remain in fixed interest;

     o withdraw part or all of your money in your fixed term or the money in the participation term that just ended without a withdrawal penalty or loss of interest; or

     o    receive your participation interest in cash.

     Fixed interest only: Money can be withdrawn from the fixed interest subaccount at any time without a surrender penalty. The fixed interest on these amounts continues for the life of the certificate. You can add money to your fixed-interest investment at any time. The money added will earn the same rate as the rest of the money in the fixed term.

     New term: If you do not make changes when a participation term ends, your certificate will continue with your current selections when the new participation term begins 14 days later as long as the minimum invested for the participation term is $1,000. You will earn fixed interest during this 14-day grace period. You can arrange to make periodic additional investments at each participation term renewal. You can tell us to change your participation selection, add money to your renewing participation term, change your interest selection to remain in fixed interest or withdraw part of your money. To learn indexing information and the amount of interest (if any) at the end of a participation term, you can contact your American Express financial advisor or call the Client Service Organization.

How to invest and withdraw funds

     Buying your certificate

     Your American Express financial advisor can help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment and instructions, we will send you a confirmation showing the acceptance date, the initial interest rate for amounts invested at fixed interest, the date your participation term begins and the participation interest selection you have made, detailing your market participation percentage, instructions for participation terms and, if applicable, the minimum interest rate for your first term. After the beginning of each participation term that includes an additional investment sent to us by you, we will send you notice of the value of the S&P 500 Index on the day the term began. For a description of how we determine the fixed interest rate that initially applies to a new investment, see the paragraph on "Fixed interest" of "Interest" under "About your Certificate". For additional considerations, see "Purchase policies" below. The participation rates and maximum interest in effect at the time of movement from fixed-interest to a participation term will apply to those participation terms.

     Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

     Purchase policies:

     o    Investments   must  be  received  and  accepted  in  the   Minneapolis
          headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

     o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

     o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

     A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail
Send your check along with your name and account number to:

Regular mail:


American Express
Financial Advisors Inc.
Client Service Organization
P.O. Box 74
Minneapolis, MN  55440-0074


Express mail:

American Express
Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

2
By wire

If you have an established account, you may wire money to:


Norwest Bank Minnesota
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name).


If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o    Minimum amount you may wire: $1,000


o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minnesota are open for business.


o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

     Full and partial withdrawals

     You may make withdrawals at any time. However:

     Source of withdrawals: If you request a withdrawal, the dollars will be removed from credited fixed-interest first, then from principal in your fixed-interest subaccount, then from any renewing participation terms in the grace period, and then from principal in participation terms beginning with the most recent term start date and continuing with such subsequent terms in order of term start dates.

     o Complete withdrawal of your certificate is made by giving us proper instructions.

     To complete these transactions, see "Two ways to request a withdrawal or transfer."

     o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

     o Full and partial withdrawals may result in loss of interest, depending upon the timing of your withdrawal.

     o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000 or if it would reduce the amount in a participation term to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

     Penalties for withdrawal from your participation terms: If you withdraw money from a participation term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

     Loss of interest: If you make a withdrawal from a participation term at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit participation interest only at the end of a term.

     Withdrawals from the fixed-interest subaccount before the end of the certificate month (the monthly anniversary of the issue date of your certificate) will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month.

     Following   are   examples   describing  a  $2,000   withdrawal   during  a
     participation term and from a fixed-interest investment:
     Participation term:
     Balance in participation term                         $10,000.00
     Interest (interest is credited at the end of the term)      0.00
     Withdrawal of principal                                (2,000.00)
     2% withdrawal penalty                                     (40.00)
     Balance after withdrawal                             $  7,960.00

     You will forfeit any accrued interest on the withdrawal amount.

     Fixed interest subaccount:

     Balance earning fixed interest                        $10,000.00
     Interest credited to date                                 100.00
     Withdrawal of credited interest                          (100.00)
     Withdrawal of principal                                (1,900.00)
     Balance after withdrawal                             $  8,100.00

     Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

     Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


     Transfers to other accounts

     You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o    Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.


o We will honor any telephone withdrawal or transfer and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.


2
By mail

Send your name, account number and request for a withdrawal or transfer to:

     Regular mail:


     American Express
     Financial Advisors Inc.
     Client Service Organization
     P.O. Box 534
     Minneapolis, MN 55440-0534


     Express mail:

     American Express
     Financial Advisors Inc.
     Client Service Organization
     733 Marquette Ave.
     Minneapolis, MN 55440-0010

     Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

     Three ways to receive payment when you withdraw funds


1
By regular or
express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal: $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.


o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.


3
By electronic
transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

     Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

     Transfer of ownership

     While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

     For more information

     For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

     Taxes on your earnings

     Participation and minimum interest on your certificate is taxable when credited to your account. Fixed interest is fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099).

     Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

     Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the IDS Market Strategy Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the IDS Market Strategy Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

     Retirement accounts

     If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

     IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

     Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

     Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

     Gifts to minors

     The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

     Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

     If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

     You could also be subject to backup withholding because you failed to report interest on your tax return as required.

     To help you determine the correct TIN to use on various types of accounts, please use this chart:

         How to determine the correct TIN

     For this type of account:      Use the Social Security or
                                    Employer Identification Number of:

     Individual or joint account    The individual or one of the individuals
                                    listed on the account

     Custodian account of a minor   The minor
     (Uniform Gifts/Transfers
     to Minors Act)

     A living trust                 The grantor-trustee
                                    (the person who puts the money
                                    into the trust)

     An irrevocable trust,          The legal entity
     pension trust or estate        (not the personal representative or trustee,
                                    unless no legal entity is designated in the account title)

     Sole proprietorship            The owner

     Partnership                    The partnership

     Corporate                      The corporation

     Association, club or           The organization
     tax-exempt organization


     For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

     Foreign investors

     If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

     It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a CDI, part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

     Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

     Trusts

     If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

     Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

     How your money is used and protected

     Invested and guaranteed by IDSC


     IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Market Strategy Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


     We back our  certificates  by investing the money  received and keeping the
     invested  assets  on  deposit.   Our  investments   generate  interest  and
     dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

     For  a  review  of  significant  events  relating  to  our  business,   see
     "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

     Most banks and thrifts offer  investments  known as certificates of deposit
     (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

     Regulated by government

     Because the IDS Market Strategy Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Market Strategy Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

     The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


     Backed by our investments

     Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:


     Type of investment                          Net amount invested
     Corporate and other bonds                                   50%
     Government agency bonds                                     24
     Preferred stocks                                            16
     Mortgages                                                    9
     Municipal bonds                                              1

     As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


     Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

     Investment policies

     In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

     Debt securities --

     Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

     The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


     As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


     Purchasing securities on margin --

     We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

     Commodities --

     We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

     Underwriting --

     We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

     Borrowing money --

     From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

     Real estate --

     We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

     Lending securities --


     We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.

     When-issued securities --

     Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

     Financial transactions including hedges --

     We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

     Illiquid securities --

     A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

     Restrictions --

     There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

     How your money is managed

     Relationship between IDSC and American Express Financial Corporation

     IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


     IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


     Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.


     During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

     AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries.)

     Capital structure and certificates issued

     IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


     As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


     Investment management and services

     Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

   o providing investment research;

   o making specific investment recommendations; and

   o executing purchase and sale orders according to our policy of obtaining the best price and execution.

     All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

     For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

     Advisory and services fee computation:
                                                        Percentage of
     Included assets                                 total book value

     First $250 million                                            0.750%

     Next 250 million                                              0.650

     Next 250 million                                              0.550

     Next 250 million                                              0.500

     Any amount over 1 billion                                     0.107

     Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

     Advisory and services fee for the past three years:

                                                       Percentage of
     Year                    Total fees               included assets

     1998                    $ 9,084,332                           0.24%

     1997                    $17,232,602                           0.50

     1996                    $16,989,093                           0.50

     Estimated advisory and services fees for 1999 are $8,651,000.

     Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:
   o costs incurred by us in connection with real estate and mortgages;
   o taxes;
   o depository and custodian fees;
   o brokerage commissions;
   o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
   o fees and expenses of our directors who are not officers or employees of AEFC;
   o provision for certificate reserves (interest accrued on certificate owner accounts); and
   o expenses of customer settlements not attributable to sales function.

     Distribution

     Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc. as described below.

     For certificates sold through American Express Financial Advisors Inc. we pay distribution fees as follows:


   o 0.90% of the initial investment on the first day of the certificate's term; and

   o 0.90% of the certificate's reserve at the beginning of each subsequent term.


     Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct (AEFD), we pay AESC the following:

   o 1.00% of the initial investment on the first day of the certificate's term; and

   o 1.00% of the certificate's reserve at the beginning of each subsequent term.

     This fee is not assessed to your certificate account.

     AEFD is a channel for direct marketing of financial services to American Express card members and others.


     Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

     See Note 1 to financial statements regarding deferral of distribution fee expense.

     In addition, IDSC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, IDSC may pay or permit other promotional incentives, in cash or credit or other compensation.


     American Express Financial Advisors Inc. pays commissions to its financial advisors. American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

     About AESC

     AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly owned subsidiary of American Express Company.

     Transfer agent

     Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

     Employment of other American Express affiliates

     AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

   o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

   o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

   o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

     Directors and officers

     IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


     We paid a total of $37,000 during 1998 to directors not employed by AEFC.

     Board of directors


     Rodney P. Burwell
     Born in 1939. Director beginning in 1999.
     Chairman, Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation.


     David R. Hubers*
     Born in 1943. Director since 1987.
     President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

     Charles W. Johnson
     Born in 1929. Director since 1989.
     Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


     Jean B. Keffeler
     Born in 1945. Director beginning in 1999.
     Independent management consultant.


     Richard W. Kling*
     Born in 1940. Director since 1996.
     Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



     Thomas R. McBurney
     Born in 1938. Director beginning in 1999.
     President,  McBurney Management Advisors. Director, The Valspar Corporation
     (paints),   Wenger  Corporation,   Allina,  Space  Center  Enterprises  and
     Greenspring Corporation.


     Paula R. Meyer*
     Born in 1954. President since June 1998.
     Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


     *"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

     Executive officers
     Paula R. Meyer
     Born in 1954. President since June 1998.

     Jeffrey S. Horton
     Born in 1961. Vice president and treasurer since December 1997.
     Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

     Timothy S. Meehan
     Born in 1957. Secretary since 1995.
     Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

     Lorraine R. Hart
     Born in 1951. Vice president - Investments since 1994.
     Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

     Jay C. Hatlestad
     Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

     Bruce A. Kohn
     Born in 1951. Vice president and general counsel since 1993.
     Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

     F. Dale Simmons
     Born in 1937. Vice president - Real Estate Loan Management since 1993.
     Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992. The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

     IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     Independent auditors

     A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

     Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

     IDS Certificates

     Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

     IDS Cash Reserve Certificate -- A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

     IDS Flexible Savings Certificate -- A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

     IDS Installment Certificate -- An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

     IDS Preferred Investors Certificate -- A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

     IDS Stock Market Certificate -- A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

     Appendix

     Description of corporate bond ratings

     Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

     Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

     Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

     A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

     Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

     Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

     B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

     Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

     Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

     C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

     D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

     Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

         Quick telephone reference*




Client Service                Withdrawals,                   National/Minnesota:
Organization                  tranfers,                             800-437-3133
                              inquiries


TTY Service                   For the hearing impaired              800-846-4852

American Express              Account value, cash            National/Minnesota:
Easy Access Line              transaction information,              800-862-7919
                              current rate information
                              (automated response,          Mpls./St. Paul area:
                              Touchtone(R) phones only)             800-862-7919

* You may experience delays when call volumes are high.

     IDS Market Strategy Certificate
     IDS Tower 10
     Minneapolis, MN 55440-0010
     Web site address: http://www.americanexpress.com/advisors

Distributed by
American Express
Financial Advisors Inc.

S-6008 C (4/99)

IDS Market Strategy Certificate
Prospectus
April 28, 1999

Potential for stock market growth with safety of principal.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Market Strategy Certificates. You can:

o    Purchase this certificate in any amount from $1,000 through $1 million.

o Allocate your money to a fixed-interest subaccount. You must make periodic investments from this subaccount to participation terms.

o Participate through participation terms in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether IDSC will guarantee part of your return from participation terms or whether to link all of it to the market.

o    Keep your certificate for up to 20 years from its issue date.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                  Distributor:
IDS Certificate Company                  American Express Service Corporation
IDS Tower 10
Minneapolis, MN  55440-0010              An American Express company
800-297-7378 (toll free)

Initial interest and participation rates

IDSC guarantees return or your principal. The interest on your certificate may be fixed or may be linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect on April 28, 1999:


Fixed interest:

currently 4.34%


Participation terms:

Maximum          Market Participation                Minimum
return           percentage                          interest

   9%                      100% (full)               None

   9%                       25% (partial)            Currently 2.50%

These rates may or may not have changed when you apply to purchase your certificate. If you choose fixed interest, IDSC guarantees that, when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for 12-month certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market Average tm, North Palm Beach, FL 33408, as explained under "About the certificate." For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for future terms are set at the discretion of IDSC and may differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using the "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest and participation rates                    p
Risk factors                                                p

About the certificate                                       p

Read and keep this prospectus                               p

Investment amounts                                          p
Face amount and principal                                   p
Participation  term                                         p
Value at maturity                                           p
Receiving cash before end of term                           p
Interest                                                    p
Promotions and pricing flexibility                          p
Historical data on the S&P 500 Index                        p
Calculation of return                                       p
About the S&P 500 Index                                     p
Opportunities at the end of a  participation term           p

How to invest your funds                                    p
Buying your certificate                                     p
IRAs: special policies                                      p

Taxes on your earnings                                      p
Retirement accounts                                         p
Gifts to minors                                             p
How to determine the correct TIN                            p
Foreign investors                                           p
Trusts                                                      p

How your money is used and protected                        p
Invested and guaranteed by IDSC                             p
Regulated by government                                     p
Backed by our investments                                   p
Investment policies                                         p

How your money is managed                                   p
Relationship between IDSC and American
   Express Financial Corporation                            p
Capital structure and certificates issued                   p
Investment management and services                          p
Distribution                                                p
Other selling agents                                        p

About American Express Service Corporation                  p
Transfer agent                                              p
Employment of other American Express affiliates             p
Directors and officers                                      p
Independent auditors                                        p
IDS Certificates                                            p

Appendix                                                    p

Annual financial information                                p
Summary of selected financial information                   p
Management's discussion and analysis of financial
   condition and results of operations                      p
Report of independent auditors                              p

Financial statements                                        p

Notes to financial statements                               p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Market Strategy Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Market Strategy Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

You may purchase the IDS Market Strategy Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount in the fixed-interest portion of your investment at any time, as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

Your certificate is recorded as a certificate account on our books. Within this account, you may allocate your investment among a subaccount that earns fixed interest and other subaccounts that earn interest linked to the S&P 500 Index during a participation term. Your investment always is placed initially in the fixed-interest subaccount. Consequently, your investment initially earns fixed interest. The minimum time that money must remain in the subaccount before being moved to a participation term is one day. This could happen if we accept your application and receive your investment on a Tuesday and your instructions say to start your first participation term as soon as possible.

After determining the initial amount you wish to invest, you must set up periodic investments from the fixed-interest subaccount to participation terms. When you make your investment, you must give instructions to move money from the fixed-interest subaccount to participation terms weekly, monthly, quarterly, every four months, semi annually, or at other specified times. If your total investment is $1,000, however, you will have only one participation term. You may subsequently change your initial instructions. Thus, you could choose to change your instructions to keep your investment in the fixed-interest subaccount and never start a participation term. Each participation term is 52 weeks and each has its own grace period. The amount invested in each participation term must be at least $1,000. If your certificate is nearing its 20-year maturity, you will not be able to select a participation term that would carry the certificate past its maturity date. Each account can have a maximum of 12 participation terms at one time. You will be sent a confirmation at the time you purchase your certificate confirming your instructions at the time you submitted your application.

This certificate provides the ability to make a single payment that can be invested in individually staggered stock market participation terms in one certificate that lets you select participation terms like those you might select when staggering several IDS Stock Market Certificates. IDS Stock Market Certificate is another certificate that offers interest linked to the S&P 500 Index, but permits only one participation term at a time. "Staggering" is the strategy of purchasing several smaller certificates over a period of a year instead of one larger certificate, as a method of increasing liquidity and reducing the possibility of unfavorable market timing.

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal consists of the amount you actually have invested in your certificate plus interest credited to your account and compounded less withdrawals, penalties and any compounded interest paid to you in cash. IDSC guarantees your principal.

Participation term

Each participation term in your certificate is a 52-week period that begins on a Wednesday and ends the Tuesday before the 52-week anniversary. Subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. Each account can have a maximum of 12 terms at one time including any term in a grace period. The principal of your certificate that is not invested in participation terms will earn fixed interest.

Value at maturity

Your certificate matures 20 years from its issue date. Then you will receive a distribution for its value. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before the end of term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

Participation interest: Before the start of a participation term, you choose from two types of interest: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. Your selection is established at the time of purchase but can be changed at any time for participation terms that have not yet started. You may change your participation interest selection at any time prior to any term start date or during a 14 day grace period. The change will be in effect for any future term unless we again receive instructions from you changing your selection.

Full participation interest:  With this option:

     o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.

     o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

     o    Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return consists of two parts:

1.   A percentage of any increase in the S&P 500 Index, and

2.   A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: The fixed-interest subaccount allows you to earn interest on your principal that is not invested in participation terms, including your entire investment before the start of your first participation term, and amounts in the 14 day grace period in between participation term end dates and start dates. Your fixed interest accrues daily and is credited and compounded monthly. Your fixed interest rates are reset quarterly, based on the original date of your certificate.

Amounts in the fixed-interest subaccount, including compounded fixed interest, can be withdrawn at any time without a withdrawal penalty. If these amounts are not withdrawn, they will become part of a participation term according to the instructions you've established with the company, unless you change your instructions which can be changed at any time. Values in participation terms can not be withdrawn without withdrawal penalties.

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the initial rate that your investment will earn as well as confirmation of your instructions for moving your money to your participation terms. Instructions for moving your money are given at the time you purchase your certificate. You choose the day of the month for the movement of your money, as well as the amount, starting month, and full or partial participation. Your term resulting from those instructions will begin on the Wednesday following that date. If that date is a Wednesday, the term will begin on the following Wednesday.

IDSC guarantees that when fixed-interest rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). In the case of fixed interest, IDSC guarantees that your rate for your initial term will be 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.


The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, AEFC or any of their affiliates.


The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call American Express Financial Direct
(AEFD) at the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly. Normally, the initial fixed-interest rate you receive will be the higher of:

o    the fixed-interest rate in effect on the date of your application; or

o the fixed-interest rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the initial fixed-interest rate you receive will be the higher of:

o the fixed-interest rate in effect on the date your application is accepted by IDSC; or

o    the fixed-interest rate in effect seven days before receipt.

Maximum annual return: This is the cap, or upper limit, of your return on the amount invested in each participation term, regardless of whether you choose full or partial participation. Your total return, including both participation interest and minimum interest for a term for which you have chosen partial participation will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market generally closes at 3 p.m. Central time. The S&P 500 Index value generally is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day.

In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your participation term. Minimum interest accrues daily and is credited and compounded at the end of your participation term. Fixed interest accrues daily and is credited and compounded monthly, except that, if amounts move from fixed interest to a participation term and the resulting balance in the fixed-interest subaccount is zero, then fixed interest credited on the principal moved will be compounded on the day the participation term begins. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis.

Moving between fixed and participation interest: You can move all or part of your investment from the fixed-interest subaccount to a participation term. The move from the fixed-interest subaccount to a participation term happens according to your standing instructions unless you notify us separately. If you make the change from fixed interest to participation interest either through a scheduled or an unscheduled move, your participation term will begin on the Wednesday following the move instructions. For further explanation of how we apply your instructions, see "Fixed interest" above.

You may not move from participation interest to fixed interest during a participation term without incurring a surrender charge. At the end of a participation term, you can elect to leave the money in the fixed-interest subaccount.

Rates for future periods: After your certificate purchase date, the maximum return, and the market participation percentage and minimum interest rate for participation terms, may be greater or less than those shown on the front of or elsewhere in this prospectus or its wrapper. Fixed interest may be greater or lesser than that shown. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

If you plan to continue with a new participation term, to find out what your certificate's new maximum return, market participation percentage and minimum interest rate, if applicable, will be for your next term, please contact AEFD at the telephone numbers listed on the back cover.

Your fixed interest rates are declared quarterly. You will be given notice of the changes in interest rates in your periodic statements or you may call AEFD at the numbers listed on the back cover to find out your current rate.

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 5.00% while the yield earned for each participation term is the maximum of 9.00%. There is no assurance that any of these returns will be achieved.

Full Participation in the Stock Market
Initial Investment                                     $12,000.00
Maximum Return                                               9.00%
Minimum Return                                               0.00%
Fixed Interest Rate                                          5.00%



                                                                                    Market
                                                                       Fixed        Participation
                                           1st Term      Renewal       Interest     Interest
                             Fixed         Staggered     Staggered     Earned       Earned        Market
                             Interest      Investment    Investment    In Prior     For the Term  Participation Total
Date                         Balance       Amount        Amount        Month        Just Ended    Balance       Balance


Beginning of Month 1          $11,000.00   $1,000.00                       0.00                     $1,000.00    $12,000.00
Beginning of Month 2           10,045.83    1,000.00                      45.83                      2,000.00     12,045.83
Beginning of Month 3            9,087.69    1,000.00                      41.86                      3,000.00     12,087.69
Beginning of Month 4            8,125.56    1,000.00                      37.87                      4,000.00     12,125.56
Beginning of Month 5            7,159.42    1,000.00                      33.86                      5,000.00     12,159.42
Beginning of Month 6            6,189.25    1,000.00                      29.83                      6,000.00     12,189.28
Beginning of Month 7            5,215.04    1,000.00                      25.79                      7,000.00     12,215.04
Beginning of Month 8            4,236.77    1,000.00                      21.73                      8,000.00     12,236.77
Beginning of Month 9            3,254.42    1,000.00                      17.65                      9,000.00     12,254.42
Beginning of Month 10           2,267.98    1,000.00                      13.56                     10,000.00     12,267.98
Beginning of Month 11           1,277.43    1,000.00                       9.45                     11,000.00     12,277.43
Beginning of Month 12             282.75    1,000.00                       5.32                     12,000.00     12,282.75
Beginning of Month 13             283.93                                   1.18     90.00           12,000.00     12,283.93
Middle of Month 13                283.93                 1,090.00                                   12,090.00*    12,373.93
Beginning of Month14              287.38                                   3.45     90.00           12,090.00     12,377.38
Middle of Month 14                287.38                 1,090.00                                   12,180.00**   12,467.38

* The market participation balance in the middle of month 13 is equal to $12,090. This is equal to the total invested principal balance of $12,000, plus $90 interest earned (participation return). The $90 interest earned is based on $1,000 invested at month 1 which is assumed to earn the maximum of 9%. ($ 12,000 + $ 1,000 * 9% = $ 12,090). During the grace period for the first participation term, $1,090 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 13, at the end of the grace period, this $1,090 balance begins a new participation term.

** The market participation balance in the middle of month 14 is equal to $12,180. This is equal to the total invested principal balance of $12,000, plus $90 interest earned on $1,000 invested at the beginning of month 1, plus $90 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn the maximum of 9% ($ 12,000 + $ 1,000 * 9% + $ 1,000 * 9% = $12,180)). During the grace period for the second participation term, $1,090 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 14, at the end of the grace period, this $1,090 balance begins a new participation term.


The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 5.00% while the yield earned for each participation term is the minimum of 2.50%. There is no assurance that any of these returns will be achieved when you invest. In this example, we assume that the index declined at the end of each term compared to the beginning of each term so that no market participation interest was earned.

Partial Participation in the Stock Market
Initial Investment                                          $12,000.00
Maximum Return                                                   10.00%
Minimum Return                                                    2.50%
Fixed Interest Rate                                               5.00%

                                                                                Guaranteed   Market
                                                                  Fixed         Minimum      Participation
                                       1st Term     Renewal       Interest      Interest     Interest
                         Fixed         Staggered    Staggered     Earned        Earned       Earned       Market
                         Interest      Investment   Investment    In Prior      For the      For the      Participation Total
Date                     Balance       Amount       Amount        Month         Term         Term         Balance       Balance
                                                                                Just Ended   Just Ended
Beginning of Month 1      $11,000.00   $1,000.00                    0.00                                   $1,000.00    $12,000.00
Beginning of Month 2       10,045.83    1,000.00                   45.83                                    2,000.00     12,045.83
Beginning of Month 3        9,087.69    1,000.00                   41.86                                    3,000.00     12,087.69
Beginning of Month 4        8,125.56    1,000.00                   37.87                                    4,000.00     12,125.56
Beginning of Month 5        7,159.42    1,000.00                   33.86                                    5,000.00     12,159.42
Beginning of Month 6        6,189.25    1,000.00                   29.83                                    6,000.00     12,189.28
Beginning of Month 7        5,215.04    1,000.00                   25.79                                    7,000.00     12,215.04
Beginning of Month 8        4,236.77    1,000.00                   21.73                                    8,000.00     12,236.77
Beginning of Month 9        3,254.42    1,000.00                   17.65                                    9,000.00     12,254.42
Beginning of Month 10       2,267.98    1,000.00                   13.56                                   10,000.00     12,267.98
Beginning of Month 11       1,277.43    1,000.00                    9.45                                   11,000.00     12,277.43
Beginning of Month 12         282.75    1,000.00                    5.32                                   12,000.00     12,282.75
Beginning of Month 13         283.93                                1.18          25.00         0.00       12,000.00     12,283.93
Middle of Month 13            283.93                 1,025.00                                              12,025.00*    12,308.93
Beginning of Month 14         287.25                                3.32          25.00         0.00       12,025.00     12,312.25
Middle of Month 14            287.25                 1,025.00                                              12,050.00**   12,337.25


* The market participation balance in the middle of month 13 is equal to $12,025. This is equal to the total invested principal balance of $12,000, plus $25 interest earned (guaranteed return). The $25 interest earned is based on $1,000 invested at month 1 which is assumed to earn only the minimum of 2.50%. ($ 12,000 + $ 1,000 * 2.50% = $ 12,025). During the grace period for the first participation term, $1,025 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 13, at the end of the grace period, this $1,025 balance begins a new participation term.

** The market participation balance in the middle of month 14 is equal to $12,050. This is equal to the total invested principal balance of $12,000,plus $25 interest earned on $1,000 invested at the beginning of month 1, plus $25 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn only the minimum of 2.50% ($ 12,000 + $ 1,000 * 2.50% + $ 1,000 * 2.50% = $12,050)). During the
     grace period for the second participation term, $1,025 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 14, at the end of the grace period, this $1,025 balance begins a new participation term.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-297-7378.


Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA.

Historical Data on the S&P 500 Index


The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.




1000            S&P 500 Index values-- December 1983 to February 1999

900

800               Chart shows closing values of the S&P from above
                  100 in Dec. 1983 to just over 1200 in Feb. 1999.
700

600

500

400

300

200

100
`83    `84    `85   `86    `87   `88    `89    `90   `91    `92   `93    `94    `95   `96    `97    '98    `99


                   S&P 500 Index Average Annual Return



Beginning date           Period held                     Average annual
Dec. 31,                 in Years                        return
1988                     10                              16.05%
1993                     5                               21.41%
1997                     1                               26.81%


The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                          S&P 500 Index - December 1984 to February 1999

50%

40%       Chart shows 12-Month Moving Price Return of the S&P from a high of 45% to a low of -20%
30%
          Label of "Y" axis reads: 12-Month Return
20%

10%

0%

-10%

-20%

`84    `85    `86   `87    `88   `89    `90    `91   `92    `93   `94    `95    `96   '97    `98

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                    S&P 500 Index - December 1984 to February 1998

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 12/31/84 through 2/28/99 with a high of just over 25 and a low between 0 and 5.
20

15     Label of "Y" axis reads: Observations

10

5

       -15    -10    -5      0      5     10    15     20     25     29.9   >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

Like IDS Stock Market Certificate, IDS Market Strategy Certificate permits you to receive all or part of your interest based on stock market performance, as measured by the S&P 500 Index, with IDSC's guarantee of return of principal. In fact, the full and partial participation terms of IDS Stock Market Certificate and IDS Market Strategy Certificate are identical, assuming that the amount invested at the beginning of the term is the same in both certificates and the certificate owner arranges to start a new term on the Wednesday immediately after the Tuesday on which the prior term ends. For IDS Market Strategy Certificate, such arrangements would require an instruction before each term end because the certificate otherwise provides for a 14-day grace period during which you can review your investment choices. The amounts earned in the fixed-interest account for Market Strategy Certificate will not be the same as interim interest for the Stock Market Certificate. (For Stock Market Certificate, interest earned before the initial participation term or during the grace period is called interim interest.) Although performance during participation terms will be the same for Market Strategy Certificate and Stock Market Certificate, money earned outside of participation terms will vary. If a participation term for Stock Market Certificate and for Market Strategy Certificate start on the same day with the same amount of money and the same selection of either full or partial participation, then the interest earned for the participation term in both certificates will be identical. IDS Market Strategy Certificate increases your choices by allowing you to have up to 12 participation terms plus a fixed-interest alternative simultaneously within the same certificate. The certificates also pay interest differently on amounts that are invested at only a fixed rate.

                             Actual 12-Month Return 1/5/93 to 2/16/99


35% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the.
30%                      period and 25% level of participation tracking at the
                         25% level of return.
25%

20%

15%

10%

5%

0%


    1/93 6/93 12/93 6/94 12/94 5/95 11/95 5/96 11/96 4/97 10/97 4/98 10/98 2/99


The performance information shown is the performance of IDS Stock Market Certificate and not that of IDS Market Strategy Certificate. Past performance is not indicative of future performance and there is no assurance that the performance of IDS Market Strategy Certificate will replicate that of IDS Stock Market Certificate.

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your participation earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. No assurance can be given that an index will not decline or that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                          minus
Term beginning value of S&P 500 Index                       divided by
Term beginning value of S&P 500 Index                       equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                          968
Term beginning value of S&P 500 Index                       890
Maximum return                                               9%
Minimum return                                            2.50%
Partial participation rate                                  25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                 -------
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
equals            2.19%
plus              2.50%      2.50% minimum interest rate
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced. IDS Market Strategy Certificate was introduced on April 29, 1998.

Start of Term      Maximum annual return     Partial participation minimum rate


Jan. 24, 1990                     18.00%                          5.00%

Feb. 5, 1992                      18.00                           4.00

May 13, 1992                      15.00                           4.00

Sept. 9, 1992                     12.00                           3.00

Nov. 11, 1992                     10.00                           2.50

Nov. 2, 1994                      10.00                           2.75

April 26, 1995                    12.00                           3.50

Jan. 17, 1996                     10.00                           3.25

Feb. 26, 1997                     10.00                           3.00

May 7, 1997                       10.00                           2.75

Oct. 8, 1997                      10.00                           2.50

Dec. 16, 1998                      9.00                           2.50

Examples:

To help you understand the way a participation term of this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

o    you purchased the certificate with a $10,000 original investment,

o    the partial participation rate is 25%,

o    the minimum interest rate for partial participation is 2.50%,

o    the maximum total return for full and partial participation is 9%.

1.  If the S&P 500 Index value rises

 Week 1/Wed                                                     Week 52/Tues
    S&P 500                                                        S&P 500
Index 1,000            8% increase in the S&P 500 Index         Index 1,080

Full participation interest                      Partial participation interest
                                                 and minimum interest
 $10,000   Original investment                   $10,000  Original investment
+    800   8% x $10,000                          +   250  2.50%(Minimum interest
                                                          rate) x $10,000
           Participation interest                +   200  25% x 8% x $10,000
 _______                                         _______  Participation interest
 $10,800   Ending balance                        $10,450  Ending balance
           (8% Total return)                              (4.50% Total return)

2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                          Week 52/Tues
   S&P 500                                                            S&P 500
   Index 1,000            4% decrease in the S&P 500 Index            Index 961
Full participation interest           Partial participation interest and minimum
                                        interest
$10,000   Original investment         $10,000    Original investment
+     0   Participation interest      +   250    2.50% (Minimum interest rate)
-------                                                 x $10,000
$10,000   Ending balance              +     0    Participation interest
          (0% Total return)           -------
                                      $10,250    Ending balance
                                                 (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                        Week 52/Tues
   S&P 500                                                           S&P 500
   Index 1,000          16% increase in the S&P 500 Index            Index 1,160
Full participation interest          Partial participation interest and minimum
                                       interest
 $10,000   Original investment       $10,000   Original investment
+    900   9% x $10,000              +   250   2.50% (Minimum interest rate)
                                               x $10,000
           Maximum interest          +   400   25% x 16% x $10,000 Participation
--------                             -------     interest
 $10,900   Ending balance            $10,650   Ending balance
           (9% Total return)                   (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the IDS Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a participation term

Grace period: When a participation term ends, we will notify you of the start of a 14 day grace period before a new term automatically begins. During this 14-day grace period you can:

o    change your participation selection;

o    add money to your certificate;

o    change your participation term to remain in fixed interest;

o withdraw part or all of your money in your fixed term or the money in the participation term that just ended without a withdrawal penalty or loss of interest; or

o    receive your participation interest in cash.

Fixed interest only: Money can be withdrawn from the fixed interest subaccount at any time without a surrender penalty. The fixed interest on these amounts continues for the life of the certificate. You can add money to your fixed-interest investment at any time. The money added will earn the same rate as the rest of the money in the fixed term.

New term: If you do not make changes when a participation term ends, your certificate will continue with your current selections when the new participation term begins 14 days later as long as the minimum invested for the participation term is $1,000. You will earn fixed interest during this 14-day grace period. You can arrange to make periodic additional investments at each participation term renewal. You can tell us to change your participation selection, add money to your renewing participation term, change your interest selection to remain in fixed interest or withdraw part of your money. To learn indexing information and the amount of interest (if any) at the end of a participation term, you can contact AEFD at the telephone numbers on the back of this prospectus.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate, fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment and instructions, we will send you a confirmation showing the acceptance date, the initial interest rate for amounts invested at fixed interest, the date your participation term begins and the participation interest selection you have made, detailing your market participation percentage, instructions for participation terms and, if applicable, the minimum interest rate for your first term. After the beginning of each participation term that includes an additional investment sent to us by you, we will send you notice of the value of the S&P 500 Index on the day the term began. For a description of how we determine the fixed interest rate that initially applies to a new investment, see the paragraph on "Fixed interest" of "Interest" under "About your Certificate". For additional considerations, see "Purchase policies" below. The participation rates and maximum interest in effect at the time of movement from fixed-interest to a participation term will apply to those participation terms.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for withdrawal from your participation terms: If you withdraw money from a participation term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See IRA's: special policies" below.

Loss of interest: If you make a withdrawal from a participation term at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit participation interest only at the end of a term.

Withdrawals from the fixed-interest subaccount before the end of the certificate month (the monthly anniversary of the issue date of your certificate) will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month.

Following are examples describing a $2,000 withdrawal during a participation term and from a fixed-interest investment:

Participation term:

Balance in participation term                                 $   10,000.00
Interest (interest is credited at the end of the term)                 0.00
Withdrawal of principal                                           (2,000.00)
2% withdrawal penalty                                                (40.00)
                                                              ==============
Balance after withdrawal                                      $    7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest subaccount:

Balance earning fixed interest                                $   10,000.00
Interest credited to date                                            100.00
Withdrawal of credited interest                                     (100.00)
Withdrawal of principal                                           (1,900.00)
                                                              ==============
Balance after withdrawal                                      $    8,100.00

IRA's: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1000. If t he balance would be less than $1000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Taxes on  your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed interest is fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099).

Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the IDS Market Strategy Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the Market Strategy Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN


For this type of account:          Use the Social Security or Employer
                                   Identification Number of:


Individual or joint account        The individual or one of the individuals
                                   listed on the joint account


Custodian account of a minor       The minor
(Uniform Gifts/Transfers
to Minors Act)

A living trust                     The grantor-trustee
                                  (the person who puts the money into the trust)

An irrevocable trust, pension      The legal entity
trust or estate                    (not the personal representative or trustee,
                                   unless no legal entity is designated in the account title)

Sole proprietorship                The owner

Partnership                        The partnership

Corporate                          The corporation

Association, club or tax-exempt    The organization
organization

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a CDI, part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC


IDSC,  a wholly  owned  subsidiary  of American  Express  Financial  Corporation
(AEFC), issues and guarantees the IDS Market Strategy Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Market Strategy Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. The IDS Market Strategy Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested


Corporate and other bonds                                     50%
Government agency bonds                                       24
Preferred stocks                                              16
Mortgages                                                      9
Municipal bonds                                                1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-

Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin -

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -


We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.


When-issued securities-

Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;

o    making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or [IDSC/the Issuer] as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                       Percentage of total book value

First $250 million                                          0.750%
Next 250 million                                            0.650
Next 250 million                                            0.550
Next 250 million                                            0.500
Any amount over 1 billion                                   0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:


                                               Percentage of
Year               Total fees                included assets
1998               $  9,084,332                   0.24%
1997               $ 17,232,602                   0.50
1996               $ 16,989,093                   0.50

Estimated advisory and services fees for 1999 are $8,651,000.


Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

o    1.00% of the initial investment on the first day of the certificate's term;
     and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o    0.90% of the initial investment on the first day of the certificate's term;
     and

o    0.90% of the certificates reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, IDSC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, IDSC may pay or permit other promotional incentives, in cash or credit or other compensation.


American Express Financial Advisors Inc. pays and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:

     o 1.00% of the initial investment on the first day of the certificate's term; and

     o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

About AESC

AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.


Board of directors


Rodney P. Burwell

Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.


David R. Hubers*

Born in 1943. Director since 1987. President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson

Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler

Born in 1945. Director beginning in 1999. Independent management consultant.


Richard W. Kling*

Born in 1940. Director since 1996. Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney

Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*

Born in 1954. President since June 1998. Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.



*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer

Born in 1954. President since June 1998.

Jeffrey S. Horton

Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan

Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart

Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad

Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn

Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons

Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates


Other certificates issued by IDSC include:

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

*You may experience delays when call volumes are high.

Distributed by American Express Financial Direct

IDS Market Strategy Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS
Preferred Investors
Certificate
Prospectus April 28, 1999

Combines a competitive fixed rate of return with principal guaranteed by IDS Certificate Company.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Preferred Investors Certificates. You may:

o    Purchase this certificate in any amount from $250,000 through $5 million.

o    Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

IDS Certificate  Company
IDS Tower 10
Minneapolis,  MN 55440-0010
800-437-3133 (toll free)


Distributor:
American Express Financial Advisors Inc.
An American Express company

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates, generally referred to as the London Interbank Offered Rates (LIBOR). See "About the certificate" for more explanation.

Here are the interest rates in effect April 28, 1999:

                              Simple           Effective
                              interest         annualized
     Term                     rate*            yield**
      1-month                 4.30%            4.38%

      2-month                 4.29             4.37

      3-month                 4.36             4.44

      6-month                 4.37             4.45

     12-month                 4.50             4.59

     24-month                 4.62             4.71

     36-month                 4.62             4.71

* These are the rates for investments of $250,000. Rates may depend on the factors described in "Rates for new purchases" and "Promotions and pricing flexibility" under "About the certificate."

**   Assuming monthly compounding for 12 months and a $250,000 purchase.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the Certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation.

Table of Contents

Initial interest rates                                         2p
Risk factors                                                   2p

About the certificate                                          5p

Read and keep this prospectus                                  5p

Investment amounts and terms                                   5p
Face amount and principal                                      5p
Value at maturity                                              6p
Receiving cash during the term                                 6p
Interest                                                       7p
Rates for new purchases                                        7p
Promotions and pricing flexibility                            10p
Additional investments                                        11p

How to invest and withdraw funds                              12p
Buying your certificate                                       12p
Two ways to make investments                                  13p
Full and partial withdrawals                                  14p
When your certificate term ends                               16p
Transfers to other accounts                                   17p
Two ways to request a withdrawal or transfer                  18p
Three ways to receive payment when you withdraw funds         19p
Retirement plans: special policies                            20p
Withdrawal at death                                           21p
Transfer of ownership                                         21p
For more information                                          21p

Taxes on your earnings                                        22p
Retirement accounts                                           22p
Gifts to minors                                               23p
How to determine the correct TIN                              24p
Foreign investors                                             25p
Trusts                                                        26p

How your money is used and protected                          27p
Invested and guaranteed by IDSC                               27p
Regulated by government                                       27p
Backed by our investments                                     28p
Investment policies                                           29p

How your money is managed                                     33p
Relationship between IDSC and American
   Express Financial Corporation                              33p
Capital structure and certificates issued                     34p
Investment management and services                            34p
Distribution                                                  37p
About American Express Service Corporation                    38p
Transfer agent                                                38p
Employment of other American Express affiliates               38p
Directors and officers                                        38p
Independent auditors                                          41p
IDS Certificates                                              42p
Appendix                                                      43p

Annual financial information                                  45p

Summary of selected financial information                     45p
Management's discussion and analysis of financial
   condition and results of operations                        46p
Report of independent auditors                                61p
Financial statements                                          62p

Notes to financial statements                                 70p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Preferred Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Preferred Investors Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Preferred Investors Certificate in any amount from $250,000 payable in U.S. currency. As its name suggests, this certificate is designed to offer attractive interest rates to investors with a large amount to invest. Unless you receive prior approval from IDSC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which IDSC will guarantee an interest rate. IDSC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

     Principal equals    Face amount (initial investment)

     plus At the end of a term, interest credited to your account during the term

     minus               Any interest paid to you in cash

     plus                Any additional investments to your certificate

     minus               Any withdrawals, fees and applicable penalties.


Principal   may  change  during  a  term  as  described  in  "Full  and  partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 has earned $7,500 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $250,000 at the beginning of the next term. Your principal for the next term will equal:

                $500,000.00    Face amount (initial investment)

     plus         $7,500.00    Interest credited to your account

     minus           ($0.00)   Interest paid to you in cash

     plus       $250,000.00    Additional investment to your certificate

                               made in the current term's grace period

     minus           ($0.00)   Withdrawals and applicable penalties or fees

                $757,500.00    Principal at the beginning of the next term.


Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o    applying the interest rate then in effect to your balance each day;

o    adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-437-3133.


Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate.

2 months Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 50 basis points below to 50 basis points above the three-month LIBOR rate.

6 months Within a range of 50 basis points below to 50 basis points above the six-month LIBOR rate.

12 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.

24 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate.
          (A 24-month LIBOR rate is not published.)

36 months  Within a range of 25 basis points below to 75 basis points above the
           12-month LIBOR rate.
           (A 36-month LIBOR rate is not published.)

For investments from $500,000 to $999,999, initial rates for specific terms are determined as follows:

1 month Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate.

2 months Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 75 basis points below to 25 basis points above the three-month LIBOR rate.

6 months Within a range of 75 basis points below to 25 basis points above the six-month LIBOR rate.

12 months Within a range of 75 basis points below to 25 basis points above the 12-month LIBOR rate.

24 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.
          (A 24-month LIBOR rate is not published.)
36 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.
          (A 36-month LIBOR rate is not published.)

For investments of $250,000 to $499,999, initial rates for specific terms are determined as follows:

1 month Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate.

2 months Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate.
          (A two-month LIBOR rate is not published.)

3 months Within a range of 125 basis points below to 25 basis points below the three-month LIBOR rate.

6 months Within a range of 125 basis points below to 25 basis points below the six-month LIBOR rate.

12 months Within a range of 125 basis points below to 25 basis points below the 12-month LIBOR rate.

24 months Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate.
          (A 24-month LIBOR rate is not published.)

36 months Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate.
          (A 36-month LIBOR rate is not published.)

Although the minimum investment is $250,000, in the event that your investment is less than the minimum, the range of initial rates for any given term will be 100 basis points less than the corresponding range of rates for an investment of $250,000.

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month certificate is 6.50%, the rate declared on a six-month IDS Preferred Investors Certificate between $500,000 and $999,999 would be between 5.75% and 6.75%. If the LIBOR rate published for a given date with respect to 12-month deposits is 7.00%, IDSC's rates in effect for that date for the 24- and 36-month IDS Preferred Investors Certificates between $500,000 and $999,999 would be between 6.50% and 7.50%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by IDSC is published in The Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The rate that is in effect for your chosen term will be the higher of:

o the rate in effect for your chosen term on the date your application is accepted at IDSC's corporate office or;

o the rate in effect for your chosen term on the business day preceding the date your application is accepted at IDSC's corporate office.


The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above.


Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries or affiliates. We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. If LIBOR is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period). About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise, to find out your term end date and/or the current interest rate, contact the Client Service Organization at the telephone numbers listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. Your confirmation will show the applicable rate. However, unless you receive prior approval from IDSC your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by writing the Client Service Organization at the address on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will earn interest at the rate declared for your current term.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1

By mail

Send your check along with your name and account number to:

Regular mail:


American Express
Financial Advisors Inc.
Client Service Organization
P.O. Box 74
Minneapolis, MN 55440-0074


Express mail:

American Express
Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN 55440-0010


2

By wire


For investment into an established account, you may wire money to:


Norwest Bank Minnesota
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit Account 0000030015 for personal account (your account number) for (your name).


If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o    Minimum amount you may wire: $1,000.


o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minnesota are open for business.


o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

     To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, semiannual or annual basis or end of term.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Partial withdrawals during a term must be at least $100. You may not make a partial withdrawal if it would reduce your certificate balance to less than $250,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

o Withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o    first from interest credited during the current term

o    then from the principal of your certificate.

Any withdrawals, (other than of interest credited) during a term are deducted from the principal and are used in determining any withdrawal charges.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a two-year term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. We would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

     Total investments                                      $1,000,000.00
     Interest credited                                         $27,000.00
     Total balance                                          $1,027,000.00


     Requested check                                          $100,000.00
     Credited interest withdrawn                              ($27,000.00)


     Withdrawal charge percent                                       2%
     Actual withdrawal charge                                   $1,460.00


     Balance prior to withdrawal                            $1,027,000.00
     Requested withdrawal check                              ($100,000.00)
     Withdrawal charge                                         ($1,460.00)
     Total balance after withdrawal                           $925,540.00

Additionally if you make a withdrawal during a certificate month, you will lose the entire amount of accrued but uncredited interest for the month on the amount withdrawn. Reducing your amount below $1 million would also cause it to earn interest at a lower rate.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise to find out your term end date and/or the current interest rates, contact the Client Service Organization at the telephone number listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. When your certificate term ends we will automatically renew your certificate for the same term unless you notify us otherwise.

If you wish to select a different term, you must notify us either by telephone or in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. If you decide to cancel your certificate within this 15 day period you will earn interest at the rate declared for your current term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1

By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o    Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

     You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2

By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:


American Express
Financial Advisors Inc.
Client Service Organization
P.O. Box 534
Minneapolis, MN 55440-0534


Express mail:
American Express
Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN 55440-0010

Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1

By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $250,000. If the balance would be less than $250,000, we will deduct the fee from the proceeds of the withdrawal.

2

By wire

o    Minimum wire withdrawal: $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.


3

By electronic transfer

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 701/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 591/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:               Use the Social Security or
                                        Employer Identification Number of:

Individual or joint account             The individual or one of the
                                        individuals listed on the joint account


Custodian account of a minor            The minor
(Uniform Gifts/Transfers
 to Minors Act)

A living trust                          The grantor-trustee
                                        (the person who puts the money
                                        into the trust)

An irrevocable trust,                   The legal entity
pension trust or estate                 (not the personal representative or
                                        trustee, unless no legal entity is
                                        designated in the account title)

Sole proprietorship                     The owner

Partnership                             The partnership

Corporate                               The corporation

Association, club or                    The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC


IDSC, a wholly owned subsidiary of AEFC, issues and guarantees IDS Preferred Investors Certificates. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Preferred Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (IDS Preferred Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:



Type of investment                          Net amount invested
Corporate and other bonds                                    50%
Government agency bonds                                      24
Preferred stocks                                             16
Mortgages                                                     9
Municipal bonds                                               1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities --

Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin --

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities --

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting --

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money --

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate --

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities --


We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.

When-issued securities --

Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges --

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities --

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions --

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express
Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;

o    making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

     Advisory and services fee computation:
                                                            Percentage of
     Included assets                                     total book value

     First $250 million                                            0.750%

     Next 250 million                                              0.650

     Next 250 million                                              0.550

     Next 250 million                                              0.500

     Any amount over 1 billion                                     0.107

     Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

     Advisory and services fee for the past three years:

                                                           Percentage of
     Year                    Total fees                  included assets

     1998                   $  9,084,332                           0.24%

     1997                    $17,232,602                           0.50

     1996                    $16,989,093                           0.50

     Estimated advisory and services fees for 1999 are $8,651,000.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution


Under a Distribution Agreement with American Express Financial Advisors Inc. we pay for the distribution of this certificate as follows:


o    0.165% of the initial payment on the issue date of the certificate, and

o 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC for the distribution of this certificate as follows:

o    0.165% of the initial payment on the issue date of the certificate; and

o 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, IDSC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, IDSC may pay or permit other promotional incentives, in cash or credit or other compensation.


American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversee IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.

Board of directors


Rodney P. Burwell

Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.


David R. Hubers*

Born in 1943. Director since 1987. President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson

Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler

Born in 1945. Director beginning in 1999. Independent management consultant.


Richard W. Kling*

Born in 1940. Director since 1996. Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney

Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula R. Meyer*

Born in 1954. President since June 1998. Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer

Born in 1954. President since June 1998.

Jeffrey S. Horton

Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan

Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart

Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad

Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn

Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons

Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate -- A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate -- A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate -- An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate -- A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Stock Market Certificate -- A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back cover)

Quick telephone reference*

Client Service Organization
Withdrawals, transfers, inquiries


National/Minnesota:        800-437-3133


TTY Service
For the hearing impaired
800-846-4852

American Express Easy Access Line
Account value, cash transaction information, current rate information (automated response, Touchtone(R) phones only)

National/Minnesota:        800-862-7919
Mpls./St. Paul area:       800-862-7919

*You may experience delays when call volumes are high.

Web site address: http://www.americanexpress.com/advisors

IDS Preferred Investors Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by
American Express
Financial Advisors Inc.

IDS Preferred Investors Certificate
Prospectus
April 28, 1999

Combines a competitive fixed rate of return with principal guaranteed by IDS Certificate Company.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Preferred Investors Certificates. You may:

o    Purchase this certificate in any amount from $250,000 through $5 million.

o    Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                   Distributor:
IDS Certificate Company                   American Express Service Corporation
IDS Tower 10                              An American Express company
Minneapolis, MN  55440-0010
800-297-7378 (toll free)

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates, generally referred to as the London Interbank Offered Rates (LIBOR). See "About the certificate" for more explanation.

Here are the interest rates in effect on the date of this prospectus, April 28, 1999:

                                                   Simple                            Effective
                                                   interest                          annualized
Term                                               rate*                             yield**
------------------------------------- ----------------------------------- -----------------------------------
   1-month                                         4.30%                             4.38%
------------------------------------- ----------------------------------- -----------------------------------
   2-month                                         4.29                              4.37
------------------------------------- ----------------------------------- -----------------------------------
   3-month                                         4.36                              4.44
------------------------------------- ----------------------------------- -----------------------------------
   6-month                                         4.37                              4.45
------------------------------------- ----------------------------------- -----------------------------------
  12-month                                         4.50                              4.59
------------------------------------- ----------------------------------- -----------------------------------
  24-month                                         4.62                              4.71
------------------------------------- ----------------------------------- -----------------------------------
  36-month                                         4.62                              4.71
------------------------------------- ----------------------------------- -----------------------------------


     * These are the rates for investments of $250,000. Rates may depend on the factors described in "Rates for new purchases" and
       "Promotions and pricing flexibility" under "About the certificate."

    ** Assuming monthly compounding for 12 months and a $250,000 purchase.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the Certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents


Initial interest rates                                              p
Risk factors                                                        p


About the certificate                                               p


Read and keep this prospectus                                       p


Investment amounts and terms                                        p
Face amount and principal                                           p
Value at maturity                                                   p
Receiving cash during the term                                      p
Interest                                                            p
Rates for new purchases                                             p
Promotions and pricing flexibility                                  p
Additional investments                                              p

How to invest your funds                                            p
Buying your certificate                                             p
When your certificate term ends                                     p
IRAs: special policies                                              p
Withdrawal at death                                                 p

Taxes on your earnings                                              p
Retirement accounts                                                 p
Gifts to minors                                                     p
How to determine the correct TIN                                    p
Foreign investors                                                   p
Trusts                                                              p

How your money is used and protected                                p
Invested and guaranteed by IDSC                                     p
Regulated by government                                             p
Backed by our investments                                           p
Investment policies                                                 p

How your money is managed                                           p
Relationship between IDSC and American
   Express Financial Corporation                                    p
Capital structure and certificates issued                           p
Investment management and services                                  p
Distribution                                                        p
Other selling agents                                                p
About American Express Service Corporation                          p

Transfer agent                                                      p
Employment of other American Express affiliates                     p
Directors and officers                                              p
Independent auditors                                                p
IDS Certificates                                                    p

Appendix                                                            p

Annual financial information                                        p
Summary of selected financial information                           p
Management's discussion and analysis of financial
   condition and results of operations                              p
Report of independent auditors                                      p

Financial statements                                                p

Notes to financial statements                                       p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Preferred Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Preferred Investors Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Preferred Investors Certificate in any amount from $250,000 payable in U.S. currency. As its name suggests, this certificate is designed to offer attractive interest rates to investors with a large amount to invest. Unless you receive prior approval from IDSC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which IDSC will guarantee an interest rate. IDSC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

Principal   may  change  during  a  term  as  described  in  "Full  and  partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 has earned $7,500 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $250,000 at the beginning of the next term. Your principal for the next term will equal:

              $500,000.00      Face amount (initial investment)
plus            $7,500.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus          $250,000.00      Additional investment to your certificate made in
                               the current term's grace period
minus              ($0.00)     Withdrawals and applicable penalties or fees
              $757,500.00      Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each [three month] term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800- 297-7378.


Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate.

2 months Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 50 basis points below to 50 basis points above the three-month LIBOR rate.

6 months Within a range of 50 basis points below to 50 basis points above the six-month LIBOR rate.

12 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.

24 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments from $500,000 to $999,999, initial rates for specific terms are determined as follows:

1 month Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate.

2 months Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 75 basis points below to 25 basis points above the three-month LIBOR rate.

6 months Within a range of 75 basis points below to 25 basis points above the six-month LIBOR rate.

12 months Within a range of 75 basis points below to 25 basis points above the 12-month LIBOR rate.

24 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments of $250,000 to $499,999, initial rates for specific terms are determined as follows:

1 month Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate.

2 months Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 125 basis points below to 25 basis points below the three-month LIBOR rate.

6 months Within a range of 125 basis points below to 25 basis points below the six-month LIBOR rate.

12 months Within a range of 125 basis points below to 25 basis points below the 12-month LIBOR rate.

24 months  Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months  Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

Although the minimum investment is $250,000, in the event that your investment is less than the minimum, the range of initial rates for any given term will be 100 basis points less than the corresponding range of rates for an investment of $250,000.

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month certificate is 6.50%, the rate declared on a six-month IDS Preferred Investors Certificate between $500,000 and $999,999 would be between 5.75% and 6.75%. If the LIBOR rate published for a given date with respect to 12-month deposits is 7.00%, IDSC's rates in effect for that date for the 24- and 36-month IDS Preferred Investors Certificates between $500,000 and $999,999 would be between 6.50% and 7.50%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by IDSC is published in The Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The rate that is in effect for your chosen term will be the higher of:

o the rate in effect for your chosen term on the date your application is accepted at IDSC's corporate office or;

o the rate in effect for your chosen term on the business day preceding the date your application is accepted at IDSC's corporate office.


The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries or affiliates. We also may offer different rates based on your amount invested and geographic location and whether the certificate is purchased for an IRA.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. If LIBOR is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period). About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise, to find out your term end date and/or the current interest rate, contact American Express Financial Direct (AEFD) at the telephone numbers listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. Your confirmation will show the applicable rate. However, unless you receive prior approval from IDSC your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate, fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o        first from interest credited during the current term

o        then from the principal of your certificate.

Any withdrawals, (other than of interest credited) during a term are deducted from the principal and are used in determining any withdrawal charges.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a two-year term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment.

The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. We would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

Total investments                                         $1,000,000.00
Interest credited                                            $27,000.00
                                                        ---------------
Total balance                                             $1,027,000.00

Requested check                                             $100,000.00
Credited interest withdrawn                                 ($27,000.00)

Withdrawal charge percent                                          2%
Actual withdrawal charge                                      $1,460.00

Balance prior to withdrawal                               $1,027,000.00
Requested withdrawal check                                 ($100,000.00)
Withdrawal charge                                            ($1,460.00)
                                                       -----------------
Total balance after withdrawal                              $925,540.00

Additionally if you make a withdrawal during a certificate month, you will lose the entire amount of accrued but uncredited interest for the month on the amount withdrawn. Reducing your amount below $1 million would also cause it to earn interest at a lower rate.

For more information on withdrawal charges, contact AEFD at the number on the back cover.

When your certificate term ends

About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise to find out your term end date and/or the current interest rates, contact AEFD at the telephone number listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. When your certificate term ends we will automatically renew your certificate for the same term unless you notify us otherwise.

If you wish to select a different term, you must notify us either by telephone or in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. If you decide to cancel your certificate within this 15 day period you will earn interest at the rate declared for your current term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                the joint account

------------------------------------------------------- -----------------------------------------------------





------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien..

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC


IDSC,  a wholly  owned  subsidiary  of American  Express  Financial  Corporation
(AEFC), issues and guarantees IDS Preferred Investors Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Preferred Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (IDS Preferred Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested


Corporate and other bonds                                     50%
Government agency bonds                                       24
Preferred stocks                                              16
Mortgages                                                      9
Municipal bonds                                                1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.


When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;

o    making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or [IDSC/the Issuer] as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                       Percentage of total book value

First $250 million                                          0.750%
Next 250 million                                            0.650
Next 250 million                                            0.550
Next 250 million                                            0.500
Any amount over 1 billion                                   0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:


                                                       Percentage of
Year               Total fees                          included assets
1998                    $  9,084,332                   0.24%
1997                     $17,232,602                   0.50
1996                     $16,989,093                   0.50

Estimated advisory and services fees for 1999 are $8,651,000.


Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

o    0.165% on the initial payment on the issue date of the certificate; and

o 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o    0.165% on the initial payment of the issue date of the certificate; and

o 0.165% of the certificates reserve at the beginning of the second and subsequent quarters from the issue date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, IDSC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, IDSC may pay or permit other promotional incentives, in cash or credit or other compensation.


American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:

o    0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC, a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.


Board of directors


Rodney P. Burwell
Born in 1939. Director beginning in 1999.
Chairman, Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation.


David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler
Born in 1945. Director beginning in 1999.
Independent management consultant.


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney
Born in 1938. Director beginning in 1999.
President, McBurney Management Advisors. Director, The Valspar Corporation paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula R. Meyer*
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997.
Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993.
Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.


IDS Certificates

Other certificates issued by IDSC include:

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

*You may experience delays when call volumes are high.

Distributed by American Express Financial Direct

IDS Preferred Investors Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS
Stock Market Certificate
Prospectus April 28, 1999

Potential for stock market growth with safety of principal.


IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Stock Market Certificates. You can:

o    Purchase this certificate in any amount from $1,000 through $1 million.

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether IDSC will guarantee part of your return or whether to link all of it to the market.

o    Keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.


Issuer:                            Distributor:
IDS Certificate Company            American Express Financial Advisors Inc.
IDS Tower 10
Minneapolis, MN 55440-0010         An American Express company
800-437-3133 (toll free)

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect April 28, 1999:

Maximum                 Market participation        Minimum
return                  percentage                  interest
      9%                100% (full)                     None
      9%                 25% (partial)       Currently 2.50%

These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of IDSC and may differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest and participation rates                            2p
Risk factors                                                        2p
About the certificate                                               4p


Read and keep this prospectus                                       4p


Investment amounts                                                  4p
Face amount and principal                                           5p
Certificate term                                                    6p
Value at maturity                                                   6p
Receiving cash before end of term                                   6p
Interest                                                            7p
Promotions and pricing flexibility                                 10p
Historical data on the S&P 500 Index                               11p
Calculation of return                                              14p
About the S&P 500 Index                                            17p
Opportunities at the end of a term                                 20p
How to invest and withdraw funds                                   22p
Buying your certificate                                            22p
Two ways to make investments                                       23p
Full and partial withdrawals                                       24p
Transfers to other accounts                                        26p
Two ways to request a withdrawal or transfer                       27p
Three ways to receive payment when you withdraw funds              28p
Retirement plans: special policies                                 29p
Transfer of ownership                                              30p
For more information                                               30p
Taxes on your earnings                                             31p
Retirement accounts                                                31p
Gifts to minors                                                    32p
How to determine the correct TIN                                   33p
Foreign investors                                                  34p
Trusts                                                             35p
How your money is used and protected                               36p
Invested and guaranteed by IDSC                                    36p
Regulated by government                                            36p
Backed by our investments                                          37p
Investment policies                                                38p
How your money is managed                                          42p
Relationship between IDSC and American                             42p
     Express Financial Corporation
Capital structure and certificates issued                          43p
Investment management and services                                 43p
Distribution                                                       45p
Selling Agent Agreements with AEBI and SAI                         46p
Other selling agents                                               46p
About American Express Service Corporation                         47p
About American Express Bank International                          47p
Transfer agent                                                     48p
Employment of other American Express affiliates                    48p
Directors and officers                                             48p
Independent auditors                                               51p
IDS Certificates                                                   52p
Appendix                                                           53p
Annual financial information                                       54p
Summary of selected financial information                          54p
Management's discussion and analysis of financial
     condition and results of operations                           55p
Report of independent auditors                                     70p
Financial statements                                               71p
Notes to financial statements                                      79p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Stock Market Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

You may purchase the IDS Stock Market Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. IDSC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. IDSC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term.
Your principal for the next term will equal:

      $10,000.00      Face amount (initial investment)
plus      725.00      Interest credited to your account at the end of the term
plus        5.00      Interim interest (See "Interim interest")
minus     ($0.00)     Interest paid to you in cash
plus    2,500.00      Additional investment to your certificate
minus     ($0.00)     Withdrawals and applicable penalties
      $13,230.00      Principal at the beginning of the next term.

Certificate term

Your first certificate term is a 52-week period. It begins on the Wednesday after IDSC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if IDSC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to IDSC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:

o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.

o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

o    Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return consists of two parts:

o    A percentage of any increase in the S&P 500 Index, and

o    A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52-week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.


The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, AEFC or any of their affiliates.


The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your American Express financial advisor, or the Client Service Organization at the telephone numbers listed on the back cover.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-437-3133.


Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

Historical data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

             S&P 500 Index values - December 1983 to February 1999

1400

1200

1000 Chart shows closing values of the S&P from above 100 in Dec. 1983 to just over 1200 in Feb. 1999.

800

600

400

200

'83  '84  '85  '86  '87  '88  '89  '90  '91  '92  '93  '94  '95  '96  '97  '98


                      S&P 500 Index Average Annual Return




Beginning date           Period held          Average annual
Dec. 31,                    in Years                  return
      1988                        10                     16.05%
      1993                         5                     21.41
      1997                         1                     26.81

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                 S&P 500 Index - December 1984 to February 1999

50%

40%

30% Chart shows 12-Month Moving Price Return of the S&P from a high of almost 50% to a low of -20%

20%        Label of "Y" axis reads: 12-Month Return


10%

0%

-10%

-20%

'84  '85  '86  '87  '88  '89  '90  '91  '92  '93  '94  '95  '96  '97  '98

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                 S&P 500 Index - December 1984 to February 1999


25
        Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 12/31/84 through 2/28/99 with a high of just over 25 and a low between 0 and 5.


20
        Label of "Y" axis reads: Observations


15


10

     -15  -10  -5   0    5    10   15   20   25   29.9 >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

                   Actual 12-Month Return - 1/5/93 TO 2/16/99

45%

40%         Chart shows actual returns of the certificate at full
            and 25% participation with the full participation generally tracking the market indexes over the period and 25% level of participation tracking at the 25% level of return.
35%

30%

25%

20%

25%

10%

5%

0%

1/93 6/93 12/93 6/94 12/94 5/95 11/95 5/96 11/96 4/97 10/97 4/98 10/98 2/99

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

      Rate of return on S&P 500 Index
      Term ending value of S&P 500 Index                   minus
      Term beginning value of S&P 500 Index                divided by
      Term beginning value of S&P 500 Index                equals
      Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:
      Term ending value of S&P 500 Index                        968
      Term beginning value of S&P 500 Index                     890
      Maximum return                                             9%
      Minimum return                                          2.50%
      Partial participation rate                                25%

               968    Term ending value of S&P 500 Index
      minus    890    Term beginning value of S&P 500 Index
      equals    78    Difference between beginning and ending values
                78    Difference between beginning and ending values
    divided by 890    Term beginning value of S&P 500 Index
      equals  8.16%   Percent increase - full participation return

              8.76%   Percent increase or decrease
      times  25.00%   Partial participation rate
      equals  2.19%
      plus    2.50%   2.50% minimum interest rate
      equals  4.69%   Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.
                                                  Partial
                             Maximum            participation
      Start of Term        annual return         minimum rate
      Jan. 24, 1990               18.00%                5.00%
      Feb. 5, 1992                18.00                 4.00
      May 13, 1992                15.00                 4.00
      Sept. 9, 1992               12.00                 3.00
      Nov. 11, 1992               10.00                 2.50
      Nov. 2, 1994                10.00                 2.75
      April 26, 1995              12.00                 3.50
      Jan. 17, 1996               10.00                 3.25
      Feb. 26, 1997               10.00                 3.00
      May 7, 1997                 10.00                 2.75
      Oct. 8, 1997                10.00                 2.50
      Dec. 16, 1998                9.00                 2.50

Examples:

To  help  you  understand  the  way  this  certificate   works,  here  are  some
hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return.
Assume for all examples that:

o    you purchased the certificate with a $10,000 original investment,

o    the partial participation rate is 25%,

o    the minimum interest rate for partial participation is 2.50%,

o    the maximum total return for full and partial participation is 9%.

1.       If the S&P 500 Index value rises
Week 1/Wed                                           Week 52/Tues
   S&P 500                                              S&P 500
   Index 1,000    8% increase in the S&P 500 Index    Index 1,080
Full participation interest              Partial participation interest and minimum interest
$10,000  Original investment             $10,000  Original investment
+   800  8% x $10,000                    +   250  2.50% (Minimum interest rate) x $10,000
         Participation interest          +   200  25% x 8% x $10,000 Participation interest
$10,800  Ending balance                  $10,450  Ending balance
         (8% Total return)                        (4.50% Total return)

2. If the Market and the S&P 500 Index value fall
Week 1/Wed                                           Week 52/Tues
   S&P 500                                              S&P 500
   Index 1,000    4% decrease in the S&P 500 Index     Index 961
Full  participation interest             Partial participation interest and minimum interest
$10,000  Original investment             $10,000  Original investment
+     0  Participation interest          +   250  2.50% (Minimum interest rate) x $10,000
$10,000  Ending balance                  +     0  Participation interest
         (0% Total return)               $10,250  Ending balance
                                                  (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return
Week 1/Wed                                           Week 52/Tues
   S&P 500                                              S&P 500
   Index 1,000   16% increase in the S&P 500 Index    Index 1,160
Full participation interest              Partial participation interest and minimum interest
$10,000  Original investment             $10,000  Original investment
+   900  9% x $10,000                    +   250  2.50% (Minimum interest rate) x $10,000
         Maximum interest                +   400  25% x 16% x $10,000 Participation interest
$10,900  Ending balance                  $10,650  Ending balance
         (9% Total return)                        (6.50% Total return)


About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the IDS Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o    change your interest selection;

o    add money to your certificate;

o    change your term start date;

o withdraw part or all of your money without a withdrawal penalty or loss of interest; or

o    receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

Hot to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and/or the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve
     Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:

Regular mail:
American Express
Financial Advisors Inc.
Client Service Organization
P.O. Box 74
Minneapolis, MN 55440-0074

Express mail:
American Express
Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN 55440-0010

2
By wire

If you have an established account, you may wire money to:


Norwest Bank Minnesota
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name).


If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o    Minimum amount you may wire: $1,000.


o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minnesota are open for business.


o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. Furthermore, if you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

     Participation interest:
     Account balance                                           $10,000.00
     Interest (interest is credited at the end of the term)          0.00
     Withdrawal of principal                                    (2,000.00)
     2% withdrawal penalty                                         (40.00)
     Balance after withdrawal                                 $  7,960.00

You will forfeit any accrued interest on the withdrawal amount.

     Fixed interest:
     Account balance                                           $10,000.00
     Interest credited to date                                     100.00
     Withdrawal of credited interest                              (100.00)
     Withdrawal of principal                                    (1,900.00)
     2% withdrawal penalty (on $1,900 principal withdrawn)         (38.00)
     Balance after withdrawal                                 $  8,062.00

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o    Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:


American Express Financial Advisors Inc.
Client Service Organization
P.O. Box 534
Minneapolis, MN
55440-0534


Express mail:

American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN
55440-0010

Written requests are required for:

o    Transactions over $50,000

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. (All current registered owners must sign the request.)

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000 we will deduct the fee from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal: $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 591/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:      Use the Social Security or Employer
                               Identification Number of:


Individual or joint account    The individual or one of the individuals listed
                               on the joint account


Custodian account of a minor   The minor
(Uniform Gifts/Transfers to
Minors Act)

A living trust                 The grantor-trustee
                               (the person who puts the money into the trust)

An irrevocable trust, pension  The legal entity
trust or estate                (not the personal representative or trustee,
                               unless no legal entity is designated in the account title)

Sole proprietorship            The owner

Partnership                    The partnership

Corporate                      The corporation

Association, club or           The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a CDI, part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC


IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to a maturity value on the maturity date.


Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:


     Type of investment                                     Net amount invested
     Corporate and other bonds                                    50%
     Government agency bonds                                      24
     Preferred stocks                                             16
     Mortgages                                                     9
     Municipal bonds                                               1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities --

Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin --
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities --
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting --
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money --
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate --
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.


Lending securities --
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.

When-issued securities --
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges --
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities --
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions --
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and


o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International.)


Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;

o    making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

                                                   Percentage of
      Included assets                             total book value
      First $250 million                                  0.750%
      Next 250 million                                    0.650
      Next 250 million                                    0.550
      Next 250 million                                    0.500
      Any amount over 1 billion                           0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

     Advisory and services fee for the past three years:


                                                   Percentage of
      Year             Total fees                 included assets
      1998             $  9,084,332                       0.24%
      1997              $17,232,602                       0.50
      1996              $16,989,093                       0.50

Estimated advisory and services fees for 1999 are $8,651,000.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution


Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:


o    0.90% of the initial investment on the first day of the certificate's term;
     and


o 0.90% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors, but not for certificates sold through Securities America Inc. (SAI) or American Express Bank International (AEBI).

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct (AEFD), we pay AESC the following:

o    1.00% of the initial investment on the first day of the certificate's term;
     and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors. American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.


Selling Agent Agreements with AEBI and SAI

In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI and SAI receive compensation for their services as Selling Agents for this certificate as follows:


o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.


o SAI receives a sales commission equal to 0.80%, and marketing support fees and other compensation equal to 0.10% per term of the principal amount of each certificate for which SAI is the selling agent.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:

o    0.90% of the investment on the first day of the certificate's term; and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, IDSC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. For example, American Express Financial Advisors Inc. may pay a fee to Securities America Inc. in order to attend the national sales conference of Securities America Inc. and, among other activities, promote sales of the certificate. From time to time, IDSC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

About AESC

AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly owned subsidiary of American Express Company.


About AEBI


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1998, AEBI had total assets of $529 million and total equity of $165 million.

Although AEBI is a banking entity, the IDS Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.


Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.

Board of directors


Rodney P. Burwell
Born in 1939. Director beginning in 1999.
Chairman, Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation.


David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler
Born in 1945. Director beginning in 1999.
Independent management consultant.


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney
Born in 1938. Director beginning in 1999.
President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula R. Meyer*
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997.
Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996.
Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993.
Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate -- A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate -- A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate -- An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate -- A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate -- A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Quick telephone reference*


Client Service         Withdrawals,                         National/Minnesota:
Organization           tranfers,                                   800-437-3133
                       inquiries


TTY Service            For the hearing impaired                    800-846-4852

American Express       Account value, cash transaction      National/Minnesota:
Easy Access Line       information, current rate                   800-862-7919
                       information (automated response,
                       Touchtone(R) phones only)            Mpls./St. Paul area:
                                                                   800-862-7919

* You may experience delays when call volumes are high

IDS Stock Market Certificate
IDS Tower 10
Minneapolis, MN 55440-0010
Web site address:
http://www.americanexpress.com/advisors

Distributed by
American Express
Financial Advisors Inc.

S-6009 M (4/99)

Prospectus April 28, 1999
American Express Stock Market Certificate

Potential for stock market growth with safety of principal.

Distributor:  American Express Financial Advisors

IDS  Certificate  Company (the Issuer or IDSC),  a  subsidiary  of
American Express Financial Corporation, issues American Express Stock Market Certificates. You can:

o    Purchase this certificate in any amount from $1,000 through $1 million.

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether the Issuer will guarantee part of your return or whether to link all of it to the market.

o    Keep your certificate for up to 14 terms.


Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense. This certificate is backed solely by the assets of the Issuer. See "Risk factors" on page 2p. IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency. The distributor and selling agent are not required to sell any specific amount of the certificates.


Issuer:
IDS Certificate Company
Unit 557
IDS Tower 10
Minneapolis, MN 55440-0010
800-437-3133
612-671-3131

Distributor:
American Express Financial Advisors Inc.

Selling Agent:
American Express Bank International

Initial interest and participation rates

The Issuer guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect April 28, 1999:

Maximum         Market participation        Minimum
return          percentage                  interest
 9%               100% (full)               None
 9%               25% (partial)             Currently 2.50%

These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by the Issuer," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

American Express Financial Corporation (AEFC), the parent company of the Issuer, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial  interest  and  participation   rates                              2p
Risk  factors                                                              2p

About  the certificate                                                     6p


Read and keep this  prospectus                                             6p


Investment  amounts                                                        6p
Face amount and principal                                                  7p
Certificate  term                                                          7p
Value at maturity                                                          8p
Receiving cash before  end of term                                         8p
Interest                                                                   8p
Promotions  and  pricing  flexibility                                     13p
Historical data on the S&P 500 Index                                      13p
Calculation of return                                                     17p
About the S&P 500 Index                                                   19p
Opportunities at the end of a term                                        21p

How to invest and withdraw funds                                          23p
Buying your  certificate                                                  23p
How to make  investments at term end                                      24p
Full and partial  withdrawals                                             25p
Other full and partial withdrawal policies                                26p
Transfers to other accounts                                               26p
Two ways to request a withdrawal or transfer                              27p
Two ways to receive payment when you withdraw funds                       28p
Transfer of ownership                                                     29p
For more information                                                      29p

Taxes on your earnings                                                    30p
Foreign  investors                                                        30p
Trusts                                                                    31p

How your  money is used and  protected                                    32p
Invested and  guaranteed by the Issuer                                    32p
Regulated by government                                                   33p
Backed by our investments                                                 34p
Investment policies                                                       35p

How your money is managed                                                  40p
Relationship between the Issuer and American
  Express Financial Corporation                                            40p
Capital structure and certificates issued                                  41p
Investment management and services                                         42p
Distribution                                                               44p


Selling Agent Agreements with AEBI and SAI                                 45p
Other selling agents                                                       45p


About American Express Service Corporation                                 46p
About American Express Bank International                                  46p
Transfer agent                                                             48p
Employment of other American Express affiliates                            48p
Directors and officers                                                     48p
Independent auditors                                                       51p

Appendix                                                                   52p

Annual financial information                                               54p
Summary of selected financial information                                  54p
Management's discussion and analysis of financial
  condition and results of operations                                      55p
Report of independent auditors                                             70p

Financial statements                                                       71p

Notes to financial statements                                              79p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Stock Market Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.


This prospectus describes American Express Stock Market Certificate distributed by American Express Financial Advisors Inc. American Express Bank International
(AEBI) has an arrangement with American Express Financial Advisors Inc. under which the certificate is offered to AEBI's clients who are neither citizens nor residents of the United States, and to certain U.S. trusts. The certificate is currently available through AEBI offices located in Florida and New York. This certificate also may be available through other selling agents.


Investment amounts


You may purchase the American Express Stock Market Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. The Issuer guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. IDSC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

               $10,000.00         Face  amount  (initial investment)
plus               725.00         Interest credited to your account at the
                                  end of the term
plus                 5.00         Interim interest (See "Interim  interest")
minus              ($0.00)        Interest paid to you in cash
plus             2,500.00         Additional  investment to your  certificate
minus              ($0.00)        Withdrawals  and  applicable  penalties
               $13,230.00         Principal  at  the beginning of the next term.

Certificate term

Your first certificate term is a 52-week period. It begins on the Wednesday after IDSC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if IDSC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to the Issuer. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation, or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:

o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.

o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

o    Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return consists of two parts:

o    A percentage of any increase in the S&P 500 Index, and

o    A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52-week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market Average(TM) (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.


The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with the Issuer, AEFC or any of their affiliates.


The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult:

o    Your American Express Bank International (AEBI) relationship manager.


o The Issuer's Client Service Organization at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-437-3133.

Promotions and pricing flexibility


The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.


Historical data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the
S&P 500 Index are reprinted with the permission of S&P.

               S&P 500 Index values - December 1983 to February 1999

1400

1200

1000

800

600 Chart shows closing values of the S&P from above 100 in Dec. 1983 to just over 1200 in Feb. 1999.
400

200


'83  '84  '85  '86  '87  '88  '89  '90  '91  '92  '93  '94  '95   '96  '97  '98

S&P 500 Index Average Annual Return


Beginning date        Period held     Average annual
Dec. 31,               in Years           return
 1988                     10                16.05%
 1993                      5                21.41
 1997                      1                26.81

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                    S&P 500 Index - December 1984 to February 1999

50%
                                                 12-Month Moving
40%                                              Price Return

30%

20% Chart shows 12-Month Moving Price Return of the S&P from a high of almost 50% to a low of -20%

10%        Label of "Y" axis reads: 12-Month Return


0%

-10%

-20%

'84  '85  '86  '87   '88  '89  '90  '91   '92   '93   '94   '95   '96  '97  '98

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                     S&P 500 Index - December 1984 to February 1999

25         Distribution of
           12-Month Moving
           Price Returns
20

15 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 12/31/84 through 2/28/99 with a high of just over 25 and a low between 0 and 5.

10         Label of "Y" axis reads: Observations


5

    -15     -10     -5      0    5    10    15    20     25     29.9    >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the American Express Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R)
through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, American Express Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

The chart reflects the returns payable each week by IDSC on any participation terms ending that week. There may be weeks in which no investor actually ends a participation term.


                     Actual 12-Month Return 1/5/93 to 2/16/99


45% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the period and 25% level of participation tracking at the 25% level of return.
40%

35%
                                                         Market Index
30%

25%

20%

15%

10%  IDS Stock Market Certificate
       100% Participation
5%                            IDS Stock Market Certificate
                              25% Participation + Minimum Rate
0%

    1/93 6/93 12/93  6/94 12/94 5/95 11/95 5/96 11/96 4/97 10/97 4/98 10/98 2/99



The American Express Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index           minus
Term beginning value of S&P 500 Index        divided by
Term beginning value of S&P 500 Index        equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

 Term ending value of S&P 500 Index             968
 Term beginning value of S&P 500 Index          890
 Maximum return                                  9%
 Minimum return                               2.50%
 Partial participation rate                     25%


               968       Term ending value of S&P 500 Index
 minus         890       Term beginning value of S&P 500 Index
 equals         78       Difference between beginning and ending values
                78       Difference between beginning and ending values
divided by     890       Term beginning value of S&P 500 Index
equals        8.76%      Percent increase -- full participation return
              8.76%      Percent increase or decrease
times        25.00%      Partial participation rate
equals        2.19%
plus          2.50%      2.50% minimum interest rate
equals        4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.
                                          Partial
                       Maximum         participation
Start of term       annual return      minimum rate
 Jan. 24, 1990            18.00%             5.00%
 Feb. 5, 1992             18.00              4.00
 May 13, 1992             15.00              4.00
 Sept. 9, 1992            12.00              3.00
 Nov. 11, 1992            10.00              2.50
 Nov. 2, 1994             10.00              2.75
 April 26, 1995           12.00              3.75
 Jan. 17, 1996            10.00              3.25
 Feb. 26, 1997            10.00              3.00
 May 7, 1997              10.00              2.75
 Oct. 8, 1997             10.00              2.50
 Dec. 16, 1998             9.00              2.50

Examples:

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

o    you purchased the certificate with a $10,000 original investment,

o    the partial participation rate is 25%,

o    the minimum interest rate for partial participation is 2.50%,

o    the maximum total return for full and partial participation is 9%.


1.  If the S&P 500 Index value rises

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             8% increase in the S&P 500 Index               Index 1080
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000 Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)


2.  If the Market and the S&P 500 Index value fall

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             4% decrease in the S&P 500 Index               Index 961
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000    Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
 $10,000   Ending balance                        +     0    Participation interest
           (0% Total return)                     $10,250    Ending balance
                                                            (2.50% Total return)

3.  If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             16% increase in the S&P 500 Index              Index 1160
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)


About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. The Issuer does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by the Issuer. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to the Issuer is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to the Issuer or the certificate. S&P has no obligation to take the needs of the Issuer or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by the Issuer, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o    change your interest selection;

o    add money to your certificate;

o    change your term start date;

o withdraw part or all of your money without a withdrawal penalty or loss of interest; or

o    receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest and withdraw funds

Buying your certificate


Your AEBI relationship manager or other selling agent representative will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and/or the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.


Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Taxes on your earnings."

Purchase policies:

The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

How to make investments at term end

By wire

If you have an established account, you may wire money to:


Norwest Bank Minnesota
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.


Give these instructions:

Credit IDS Account #00-29-882 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received less any costs IDSC incurs will be returned promptly.

o    Minimum amount you may wire: $1,000.


o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minnesota are open for business.


o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.


o The Issuer, AEFC, its subsidiaries, AEBI and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.


o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

o Complete withdrawal of your certificate is made by giving us proper instructions.

To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

 Participation interest:
 Account balance                                            $10,000.00
 Interest (interest is credited at the end of the term)           0.00
 Withdrawal of principal                                     (2,000.00)
 2% withdrawal penalty                                          (40.00)
 Balance after withdrawal                                    $7,960.00

You will forfeit any accrued interest on the withdrawal amount.
Fixed interest:

Account balance                                             $10,000.00
Interest credited to date                                       100.00
Withdrawal of credited interest                                (100.00)
Withdrawal of principal                                      (1,900.00)
2% withdrawal penalty (on $1,900 principal withdrawn)           (38.00)
Balance after withdrawal                                     $8,062.00

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


Transfers to other accounts


You may transfer part or all of your certificate to other IDS certificates available through AEBI.

Two ways to request a withdrawal or transfer

1 By phone


Your AEBI relationship manager or other selling agent representative will handle this transaction for you. You may also call the Client Service Organization at the telephone numbers listed on the back cover.


o    Maximum phone request: $50,000.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2 By mail


Your AEBI relationship manager or other selling agent representative will handle this transaction for you. You may also send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
Unit 557
P.O. Box 534
Minneapolis, MN 55440-0534


Express mail:

American Express Financial Advisors Inc.
Client Service Organization
Unit 557
733 Marquette Ave.
Minneapolis, MN 55440-0010

Written requests are required for:

o    Transactions over $50,000.


o Transfers to another certificate with different ownership and marketed through AEBI (all current registered owners must sign the request).

Two ways to receive payment when you withdraw funds

1  By regular or express mail

o    Mailed to address on record; please allow seven days for mailing

o    Payable to name(s) you requested

o We will charge a fee if you request express mail delivery. For a partial withdrawal leaving a remaining balance of more than $1,000, the fee will be deducted from the remaining balance. If the remaining balance is less than $1,000, or if it is a full withdrawal, we will deduct the fee from proceeds of the withdrawal.

2 By wire

o    Minimum wire withdrawal: $1,000

o    Request that money be wired to your bank

o    Bank account must be in same ownership as the Issuer's account


o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your AEBI relationship manager or other selling agent representative. All registered owners must sign.


o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

Transfer of ownership


While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to another selling agent as collateral security. Your AEBI or other selling agent representative can help you transfer ownership.


For more information


For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or other selling agent representative, or call the Issuer's toll free client service number listed on the back cover.

Taxes on your earnings

Foreign investors


If you are not a citizen or resident of the United States (nonresident alien), you must supply the Issuer with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.


It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a contingent debt instrument
(CDI) part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by the Issuer


The Issuer, a wholly owned subsidiary of AEFC issues and guarantees the American Express Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the American Express Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to a maturity value on the maturity date.

Backed by our investments

The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:


Type of investment             Net amount invested
Corporate and other bonds                       50%
Government agency bonds                         24
Preferred stocks                                16
Mortgages                                        9
Municipal bonds                                  1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities --

Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin --

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities --

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting --

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money --

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate --

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities --


We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.


When-issued securities --

Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges --

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities --

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions --

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between the Issuer and American Express Financial Corporation

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.


IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International).

Capital structure and certificates issued

The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, the Issuer had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, the Issuer had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;

o    making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

 Advisory and services fee computation:
                                     Percentage of
 Included assets                    total book value
 First $250 million                          0.750%
 Next 250 million                            0.650
 Next 250 million                            0.550
 Next 250 million                            0.500
 Any amount over 1 billion                   0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

         Advisory and services fee for the past three years:
                                      Percentage of
 Year               Total fees       included assets
 1998            $  9,084,332                0.24%
 1997             $17,232,602                0.50
 1996             $16,989,093                0.50

Estimated advisory and services fees for 1999 are $8,651,000.


Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution


Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc. as described below:

o    0.90% of the initial investment on the first day of the certificate's term;
     and

o    0.90% of the certificate's reserve at the beginning of each subsequent term for certificates sold through American Express Financial Advisors, but not for certificates sold through Securities America Inc. (SAI) or American Express Bank International (AEBI).


Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct (AEFD), we pay AESC the following:


o    1.00% of the initial investment on the first day of the certificate's term;
     and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.


This fee is not assessed to your certificate account.

American Express Financial Direct is a channel for direct marketing of financial services to American Express card members and others.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or the Issuer, approved these distribution agreements.


Selling Agent Agreements with AEBI and SAI

In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI and SAI receive compensation for their services as selling agents for this certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o SAI receives a sales commission equal to 0.80%, and marketing support fees and other compensation equal to 0.10%, per term of the principal amount of each certificate for which SAI is the selling agent.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors, at commissions of up to:

o    0.90% of the investment on the first day of the certificate's term; and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, IDSC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. For example, American Express Financial Advisors Inc. may pay a fee to Securities America Inc. in order to attend the national sales conference of Securities America Inc. and, among other activities, promote sales of the certificate. From time to time, IDSC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

About AESC

AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly owned subsidiary of American Express Company.


About AEBI

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1998, AEBI had total assets of $529 million and total equity of $165 million.

Although AEBI is a banking entity, the American Express Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.

Board of directors


Rodney P. Burwell

Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks).  Director,  Fairview  Corporation.


David R. Hubers*

Born in 1943. Director since 1987. President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles  W.  Johnson

Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler Born in 1945.

Director beginning in 1999. Independent management consultant.


Richard W.  Kling*

Born in 1940. Director since 1996. Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney

Born  in  1938.  Director  beginning  in  1999.  President,   McBurney
Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula R. Meyer*

Born in 1954. President since June 1998. Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.


*" Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers


Paula R. Meyer

Born in 1954. President since June 1998.

Jeffrey S. Horton

Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan

Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart

Born in 1951. Vice president -- Investments since 1994. Vice president -- Insurance Investments of AEFC since 1989. Vice president -- Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad

Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn

Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons

Born in 1937. Vice president -- Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Quick telephone reference*

Selling Agent      American Express
                   Bank International




Region Offices      101 East 52nd Street      (212) 415-9500
                    4th Floor
                    New York, NY 10022




                     1221 Brickell Avenue     (305) 350-2502
                     8th Floor
                     Miami, FL 33131




*You may experience delays when call volumes are high.

American Express
Stock Market Certificate
IDS Tower 10
Minneapolis, MN 55440-0010
800-437-3133
612-671-3131

Distributed by American Express Financial Advisors Inc.




S-6038 F (4/99)

IDS Stock Market Certificate
Prospectus
April 28, 1999

Potential for stock market growth with safety of principal.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Stock Market Certificates. You can:

o    Purchase this certificate in any amount from $1,000 through $1 million.

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether IDSC will guarantee part of your return or whether to link all of it to the market.

o    Keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.


IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:                                Distributor:
IDS Certificate Company                American Express Service Corporation
IDS Tower 10
Minneapolis, MN 55440-0010             An American Express company
800-297-7378 (toll free)

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index) See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect April
28, 1999:
Maximum                               Market participation percentage     Minimum
return                                                                    interest
------------------------------------- ----------------------------------- -----------------------------------

9%                                    100% (full)                         None
------------------------------------- ----------------------------------- -----------------------------------

9%                                    25% (partial)                       Currently 2.50%
------------------------------------- ----------------------------------- -----------------------------------


These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of IDSC and may differ from the rates shown here.


Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using the "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest and participation rates                           p
Risk factors                                                       p

About the certificate                                              p


Read and keep this prospectus                                      p


Investment amounts                                                 p
Face amount and principal                                          p
Certificate term                                                   p
Value at maturity                                                  p
Receiving cash before end of term                                  p
Interest                                                           p
Promotions and pricing flexibility                                 p
Historical data on the S&P 500 Index                               p
Calculation of return                                              p
About the S&P 500 Index                                            p
Opportunities at the end of a term                                 p

How to invest your funds                                           p
Buying your certificate                                            p
IRAs: special policies                                             p

Taxes on your earnings                                             p
Retirement accounts                                                p
Gifts to minors                                                    p
How to determine the correct TIN                                   p
Foreign investors                                                  p
Trusts                                                             p

How your money is used and protected                               p
Invested and guaranteed by IDSC                                    p
Regulated by government                                            p
Backed by our investments                                          p
Investment policies                                                p

How your money is managed                                          p
Relationship between IDSC and American
   Express Financial Corporation                                   p
Capital structure and certificates issued                          p
Investment management and services                                 p
Distribution                                                       p


Selling Agreement with AEBI                                        p


Other selling agents                                               p
About American Express Service Corporation                         p
Transfer agent                                                     p
Employment of other American Express affiliates                    p
Directors and officers                                             p
Independent auditors                                               p
IDS Certificates                                                   p

Appendix                                                           p

Annual financial information                                       p
Summary of selected financial information                          p
Management's discussion and analysis of financial
   condition and results of operations                             p
Report of independent auditors                                     p

Financial statements                                               p

Notes to financial statements                                      p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Stock Market Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

You may purchase the IDS Stock Market Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. IDSC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. IDSC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

               $10,000.00      Face amount (initial investment)
plus               725.00      Interest credited to your account at the end of
                               the term
plus                 5.00      Interim interest (See "Interim interest")
minus              ($0.00)     Interest paid to you in cash
plus             2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties
           ===============
               $13,230.00      Principal at the beginning of the next term.

Certificate term

Your first certificate term is a 52-week period. It begins on the Wednesday after IDSC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if IDSC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to IDSC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

You chose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest:  With this option:
o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.
o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.
o    Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."


Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return consists of two parts:


o    A percentage of any increase in the S&P 500 Index, and

o    A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52-week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 52-week certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.


The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, AEFC or any of their affiliates.


The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call American Express Financial Direct
(AEFD) at the telephone numbers listed on the back cover.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult AEFD at the telephone numbers listed on the back cover.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-297-7378.


Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

1000                       S&P 500 Index values-- December 1983 to February 1999

900

800 Chart shows closing values of the S&P from above 100 in Dec. 1983 to just over 1200 in Feb. 1999.
700

600

500

400

300

200

100
 `83  `84  `85  `86  `87  `88  `89  `90  `91  `92  `93  `94  `95  `96  `97  '98


                       S&P 500 Index Average Annual Return
Beginning date                        Period held                         Average annual
Dec. 31,                              in Years                            return
------------------------------------- ----------------------------------- -----------------------------------

1988                                  10                                  16.05%
------------------------------------- ----------------------------------- -----------------------------------

1993                                  5                                   21.41%
------------------------------------- ----------------------------------- -----------------------------------

1997                                  1                                   26.81%
------------------------------------- ----------------------------------- -----------------------------------

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                 S&P 500 Index - December 1984 to February 1999

50%


40%               Chart shows 12-Month Moving Price Return of the S&P from a high of almost 50% to a low of approximately-20% Label
30%               of "Y" axis reads: 12-Month Return


20%

10%

0%

-10%

-20%

`84   `85   `86  `87   `88  `89  `90  `91  `92  `93  `94   `95   `96  '97   `98

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                 S&P 500 Index - December 1984 to February 1999

25                Chart shows the distribution of all of the 52-week price
                  returns of the S&P 500 from 12/31/84 through 2/28/99 with a
20                high of just over 25 and a low between 0 and 5.

15
                  Label of "Y" axis reads: Observations
10

5

      -15   -10   -5    0     5     10     15     20     25     29.9     >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

                    Actual 12-Month Return 1/5/93 to 2/16/99

35% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the period and 25% level of participation tracking at the 25% level of return.
30%

25%

20%

15%

10%

5%

0%

1/93 6/93  12/93  6/94 12/94 5/95 11/95 5/96 11/96 4/97  10/97 4/98  10/98 2/99


The IDS Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index         minus
Term  beginning  value of S&P 500 Index    divided by
Term  beginning  value of S&P 500 Index    equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                968
Term beginning value of S&P 500 Index                             890
Maximum return                                                     9%
Minimum return                                                  2.50%
Partial participation rate                                        25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                 -------
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
equals            2.19%
plus              2.50%      2.50% minimum interest rate
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

Start of Term                         Maximum annual return               Partial participation minimum rate

------------------------------------- ----------------------------------- -----------------------------------

Jan. 24, 1990                                        18.00%                          5.00%
------------------------------------- ----------------------------------- -----------------------------------

Feb. 5, 1992                                         18.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 13, 1992                                         15.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Sept. 9, 1992                                        12.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 11, 1992                                        10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 2, 1994                                         10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

April 26, 1995                                       12.00                           3.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Jan. 17, 1996                                        10.00                           3.25
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Feb. 26, 1997                                        10.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 7, 1997                                          10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Oct. 8, 1997                                         10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Dec. 16, 1998                                         9.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------

Examples:

To  help  you  understand  the  way  this  certificate   works,  here  are  some
hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:
o you purchased the certificate with a $10,000 original  investment,
o that the partial  participation  rate is 25%,
o the  minimum  interest  rate for  partial participation  is  2.50%,
o the  maximum  total  return  for full  and  partial participation is 9%.

1.  If the S&P 500 Index value rises

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            8% increase in the S&P 500 Index               Index 1,080
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000    Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)

2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            4% decrease in the S&P 500 Index               Index 961
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000    Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
-                                                -------
           (0% Total return)                     $10,250    Ending balance
                                                           (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            16% increase in the S&P 500 Index              Index 1,160
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000    Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the IDS Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o    change your interest selection;

o    add money to your certificate;

o    change your term start date;

o withdraw part or all of your money without a withdrawal penalty or loss of interest; or

o    receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies".

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "IRAs: special policies".

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest:

Account balance                                                  $   10,000.00
Interest (interest is credited at the end of the term)                    0.00
Withdrawal of principal                                              (2,000.00)
2% withdrawal penalty                                                   (40.00)
                                                                 ==============
Balance after withdrawal                                         $    7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest:

Account balance                                              $   10,000.00
Interest credited to date                                           100.00
Withdrawal of credited interest                                    (100.00)
Withdrawal of principal                                          (1,900.00)
2% withdrawal penalty (on $1,900 principal withdrawn)               (38.00)
                                                             ==============
Balance after withdrawal                                     $    8,062.00

IRAs: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.


o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the IDS Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the IDS Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN


For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:
------------------------------------------------------- -----------------------------------------------------


Individual or joint account                             The individual or one of the individuals listed on
                                                        the joint account
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------


Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization
------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.


It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a CDI, part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.


Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC


IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments


Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:


Type of investment                                      Net amount invested


Corporate agency bonds                                        50%
Government and other bonds                                    24
Preferred stocks                                              16
Mortgages                                                      9
Municipal bonds                                                1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others)under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.


When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or adminstered investments, including its own, of more than $212 billion.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;

o    making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                       Percentage of total book value

First $250 million                                          0.750%
Next 250 million                                            0.650
Next 250 million                                            0.550
Next 250 million                                            0.500
Any amount over 1 billion                                   0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:


                                                    Percentage of
Year                 Total fees                     included assets
1998                 $  9,084,332                   0.24%
1997                  $17,232,602                   0.50
1996                  $16,989,093                   0.50

Estimated advisory and services fees for 1999 are $8,651,000.


Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct (AEFD), we pay AESC for the distribution of this certificate as follows:

o    1.00% of the initial investment on the first day of the certificate's term;
     and

o 1.00% of the certificate's reserve at the beginning of each subsequent term,


for certificates sold through American Express Financial Direct, but not for certificates sold through Securities America Inc. (SAI) or American Express Bank International (AEBI) representatives.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o    0.90% of the initial investment on the first day of the certificate's term;
     and


o 0.90% of the certificate's reserve at the beginning of each subsequent term, for certificates sold through American Express Financial Advisors or through American Express Bank International (AEBI) representatives.


This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See Note 1 to financial statements regarding deferral of distribution fee expense.


American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.


Selling Agent Agreements with AEBI and SAI

In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI and SAI receive compensation for their services as selling agents for this certificate as follows:


o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.



o SAI receives a sales commission equal to 0.80% and marketing support fees and other compensation equal to 0.10%, per term of the principal amount of each certificate for which SAI is the selling agent.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. AEBI is a wholly owned subsidiary of American Express Bank Ltd. (AEBL).

As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

Although AEBI is a banking entity, the Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.


Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:


o    0.90% of the investment on the first day of the certificate's term; and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.


This fee is not assessed to your certificate account.


In addition, IDSC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. For example, American Express Financial Advisors Inc. may pay a fee to Securities America Inc. in order to attend the national sales conference of Securities America Inc. and, among other activities, promote sales of the certificate. From time to time, IDSC may pay or permit other promotional incentives, in cash or credit or other compensation.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $37,000 during 1998 to directors not employed by AEFC.


Board of directors


Rodney P. Burwell
Born in 1939.  Director beginning in 1999.
Chairman, Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation


David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.


Jean B. Keffeler
Born in 1945.  Director beginning in 1999.
Independent management consultant


Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.



Thomas R. McBurney
Born in 1938.  Director beginning in 1999.
President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula R. Meyer*
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997.
Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993.
Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates


Other certificates issued by IDSC include:


IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

* You may experience delays when call volumes are high.

Distributed by American Express Service Corporation

IDS Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS
Stock Market Certificate
Prospectus April 28, 1999


Potential for stock market growth with safety of principal.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Stock Market Certificates. You can:

o Purchase  this certificate in any amount from $2,000  through $1 million.
o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.
o Decide whether IDSC will guarantee part of your return or whether to link all of it to the market.
o Keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of securities.

Issuer:
IDS Certificate Company
IDS Tower 10 Minneapolis,
MN 55440-0010 800-437-3133 (toll free)

Distributor:
American Express Financial Advisors Inc.
Selling Agent:
Securities America, Inc.
American Express companies

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the certificate" for more explanation.


Here are the interest rates and market participation percentages in effect on April 28, 1999:


     Maximum         Market participation                   Minimum
     return                    percentage                  interest
       9%                      100% (full)                     None
===============================================================================
       9%                    25% (partial)              Currently 2.50%

     These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of IDSC and may differ from the rates shown here.

     Risk factors

     You should consider the following when investing in this certificate.

     This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

     If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

     American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

     Initial interest and participation rates              2p
     Risk factors                                          2p
     About the certificate                                 4p
===============================================================================
     Read and keep this prospectus                         4p
     Investment amounts                                    4p
     Face amount and principal                             4p
     Certificate term                                      5p
     Value at maturity                                     5p
     Receiving cash before end of term                     5p
     Interest                                              6p
     Promotions and pricing flexibility                    9p
     Historical data on the S&P 500 Index                 10p
     Calculation of return                                13p
     About the S&P 500 Index                              16p
     Opportunities at the end of a term                   19p
     How to invest your funds                             21p
     Buying your certificate                              21p
     Transfer of ownership                                23p
     Taxes on your earnings                               24p
     Gifts to minors                                      25p
     How to determine the correct TIN                     26p
     Foreign investors                                    27p
     Trusts                                               28p
     How your money is used and protected                 29p
     Invested and guaranteed by IDSC                      29p
     Regulated by government                              29p
     Backed by our investments                            30p
     Investment policies                                  31p
     How your money is managed                            35p
     Relationship between IDSC and American               35p
         Express Financial Corporation
     About Securities America                             36p
     Capital structure and certificates issued            36p
     Investment management and services                   36p
     Distribution                                         38p


     Selling Agent Agreements with AEBI and SAI           39p


     Selling agents                                       41p
     Transfer agent                                       41p
     Employment of other American Express affiliates      41p
     Directors and officers                               42p
     Independent auditors                                 45p
     Appendix                                             46p

     Annual financial information                         47p
     Summary of selected financial information            47p
     Management's discussion and analysis of financial
         condition and results of operations              48p
     Report of independent auditors                       74p
     Financial statements                                 75p

     Notes to financial statements                        82p

     About the certificate

     Read and keep this prospectus

     This prospectus describes terms and conditions of your IDSStock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDSStock Market Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

     Investment amounts

     You may purchase the IDS Stock Market Certificate in any amount from $2,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

     Face amount and principal

     The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. IDSC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

     For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. IDSC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

          $10,000.00   Face amount (initial investment)
       plus   725.00   Interest credited to your account at the end of the term
       plus     5.00   Interim  interest (See "Interim  interest")
       minus  ($0.00)  Interest paid to you in cash
       plus 2,500.00   Additional investment to your certificate
       minus  ($0.00)  Withdrawals and applicable penalties
          $13,230.00   Principal at the beginning of the next term.

     Certificate term

     Your first certificate term is a 52-week period. It begins on the Wednesday after IDSC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if IDSC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to IDSC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

     Value at maturity

     Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

     Receiving cash before end of term

     If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

     You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation, or not to participate in any market movement and receive a fixed rate of interest.

     Full participation interest: With this option:
   o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.
   o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.
   o Your return is linked to stock market performance.

     The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

     Partial participation and minimum interest: This option allows you to participate in a specified part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return consists of two parts:
   o A percentage of any increase in the S&P 500
     Index, and
   o A rate of interest guaranteed by IDSC in advance for each term.

     Together, they cannot exceed the maximum return.

     If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

     The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial interest and participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52-week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return, including both participation and minimum interest for a term for which you have chosen participation interest, will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, American Express Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Earning  interest:  IDSC  calculates,   credits  and  compounds  participation
interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your registered representative or the Client Service Organization at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-437-3133.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on the amount invested and geographic location.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

               S&P 500 Index values - December 1983 to February 1999

1400 Chart shows closing values of the S&P from above 100 in Dec. 1983 to just over 1200 in Feb. 1999.

1200

1000

800

600

400

200


'83    84   85   86   87   88   89   90   91  92   93   94  95   96  97   98


                                   S&P 500 Index Average Annual Return

Beginning date                        Period held                Average annual
Dec. 31,                              in Years                           return
------------------------------------- --------------------- --------------------

1988                                  10                                  16.05%
------------------------------------- --------------------- --------------------

1993                                  5                                   21.41
------------------------------------- --------------------- --------------------

1997                                  1                                   26.81
------------------------------------- --------------------- --------------------

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.


                S&P Index - December 1984 to February 1999

50%                                     12-Month Moving
                                           Price Return
40%

30%

20% Chart shows 12-Month Moving Price Return of the S&P from a high of almost 50% to a low of approximately-20%


10%       Label of "Y" axis reads: 12-Month Return


0%

-10%

-20%


'84   '85   '86   '87   '88   '89   '90  '91  '92  '93  '94  '95  '96  '97  '98

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.


                  S&P 500 Index - December 1984 to February 1999

25     Distribution of
       12-Month Moving
       Price Returns
20


15 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 12/31/84 through 2/28/99 with a high of just over 25 and a low between 0 and 5.



10        Label of "Y" axis reads: Observations



5

  -15    -10    -5    0    5    10    15    20    25     29.9      >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

           Actual 12-Month Return - 1/5/93 to 2/16/99

45%

40% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the period and 25% level of participation tracking at the 25% level of return.
35%

30%

25%                                             Market Index

20%

15%

10%        IDS Stock Market Certificate
                     100% Participation

5%                         IDS Stock Market Certificate
                         25% Participation + Minimum Rate
0%

 1/93 6/93 12/93 6/94 12/94 5/95 11/95 5/96 11/96 4/97 10/97 4/98 10/98 2/99

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

     The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:


     Rate of return on S&P 500 Index
     Term ending value of S&P 500 Index                minus

     Term beginning value of S&P 500 Index divided by Term beginning value of S&P 500 Index equals Rate of return on S&P 500 Index

     The actual return paid to you will depend on your interest participation selection.

     For example, assume:
     Term ending value of S&P 500 Index                  968

     Term beginning value of S&P 500 Index               890
     Maximum return                                       9%
     Minimum return                                    2.50%
     Partial participation rate                          25%


               968   Term ending value of S&P 500 Index

     minus    890    Term beginning value of S&P 500 Index

     equals     78   Difference between beginning and ending values


                78   Difference between beginning and ending values

     divided by 890  Term beginning value of S&P 500 Index

     equals   8.76%  Percent increase - full participation return



              8.76%  Percent increase or decrease

     times   25.00%  Partial participation rate

     equals   2.19%
     plus     2.50%  2.50% minimum interest rate
     equals   4.69%  Partial participation return

     In both cases in the example, the return would be less than the 9% maximum.

Maximum return and partial participation minimum rate history: The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.
                                                        Partial
                                Maximum            participation
     Start of Term        annual return             minimum rate
     Jan. 24, 1990                 18.00%                  5.00%
     Feb. 5, 1992                  18.00                   4.00
     May 13, 1992                  15.00                   4.00
     Sept. 9, 1992                 12.00                   3.00
     Nov. 11, 1992                 10.00                   2.50
     Nov. 2, 1994                  10.00                   2.75
     April 26, 1995                12.00                   3.50
     Jan. 17, 1996                 10.00                   3.25
     Feb. 26, 1997                 10.00                   3.00
     May 7, 1997                   10.00                   2.75
     Oct. 8, 1997                  10.00                   2.50
     Dec. 16, 1998                  9.00                   2.50

Examples: To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

   o you purchased the certificate  with a $10,000  original  investment,
   o the partial  participation  rate is 25%,
   o the minimum  interest rate for partial participation  is 2.50%,
   o the  maximum  total  return for full and  partial participation is 9%.

1. If the S&P 500 Index value rises

    Week 1/Wed                                Week 52/Tues
       S&P 500                                   S&P 500
----------------------------------------------------------------------------------------------------------------------
     Index 1000  8% increase in the S&P 500 Index     Index 1080

   Full  participation  interest      Partial  participation  interest and minimum
   $10,000 Original investment        $10,000 Original investment
     + 800    8% x $10,000            +   250   2.50% (Minimum interest rate) x $10,000
              Participation interest  +   200     25% x 8% x $10,000 Participation interest
   $10,800    Ending balance          $10,450   Ending balance
              (8% Total return)                (4.50% Total return)

     2. If the Market and the S&P 500 Index value fall
     Week 1/Wed                                      Week 52/Tues
       S&P 500                                          S&P 500
--------------------------------------------------------------------------------------------------------------------------
     Index 1000 4% decrease in the S&P 500 Index               Index 961
     Full  participation  interest                  Partial  participation  interest and minimum
     $10,000 Original investment                    $10,000 Original investment
     +     0 Participation interest                 +   250 2.50% (Minimum interest rate) x $10,000
     $10,000 Ending balance                         +     0   Participation interest
              (0% Total return)                     $10,250   Ending balance
                                                              (2.50% Total return)

     3. If the Market and the S&P 500 Index value rise above the maximum return

     Week 1/Wed                                      Week 52/Tues
       S&P 500                                          S&P 500
--------------------------------------------------------------------------------------------------------------------------
     Index 1000 16% increase in the S&P 500 Index           Index 1160
     Full  participation  interest                 Partial  participation  interest and minimum
   $10,000 Original investment                    $10,000 Original investment
     + 900    9% x $10,000                        +   250 2.50% (Minimum interest rate) x $10,000
              Maximum interest                    +   400   25% x 16% x $10,000 Participation interest
   $10,900    Ending balance                      $10,650   Ending balance
              (9% Total return)                     (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for IDS Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)",
"Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

   o change your interest selection;
   o add money to your certificate;
   o change your term start date;
   o withdraw part or all of your money without a withdrawal penalty or loss of interest; or
   o receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

 How to invest your funds

Buying your certificate

Your registered representative will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $2,000. If you request such a withdrawal, we will contact you for revised instructions.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

     Participation interest:


     Account balance                                 $10,000.00

     Interest (interest is credited at the end of
     the term)                                             0.00
     Withdrawal of principal                          (2,000.00)
     2% withdrawal penalty                               (40.00)
     Balance after withdrawal                         $7,960.00

     You will forfeit any accrued interest on the withdrawal amount.


     Fixed interest:


     Account balance                                 $10,000.00

     Interest credited to date                           100.00
     Withdrawal of credited interest                    (100.00)
     Withdrawal of principal                          (1,900.00)
     2% withdrawal penalty (on $1,900 principal
     withdrawn)                                          (38.00)
     Balance after withdrawal                       $  8,062.00

Other full and partial withdrawal policies:
   o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.
   o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.
   o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.
   o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $2,000. If the balance would be less than $2,000, we will deduct the fee from the proceeds of the withdrawal.
   o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

     Transfer of ownership

     While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization.

Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

   o a $50 penalty for each failure to supply your correct TIN;
   o a civil penalty of $500 if you make a false statement that results in no backup withholding; and
   o criminal penalties for falsifying information.

   You could also be subject to backup withholding because you failed to report interest on your tax return as required.

   To help you determine the correct TIN to use on various types of accounts, please use this chart:

     How to determine the correct TIN

     For this type of account:                    Use the Social Security or
                                                  Employer Identification Number of:

---------------------------------------------------------------------------------------------------------------------------------
     Individual or joint account                  The individual or one of the individuals listed on the joint account

     Custodian account of a minor                 The minor
     (Uniform Gifts/Transfers to
      Minors Act)

     A living trust                               The grantor-trustee
                                                  (the person who puts the money
                                                   into the trust)

     An irrevocable trust, pension                The legal entity
     trust or estate                              not the personal representative or
                                                  trustee, unless no legal entity is
                                                  designated in the account title)

     Sole proprietorship                          The owner

     Partnership                                  The partnership

     Corporate                                    The corporation

     Association, club or                         The organization
     tax-exempt organization

     For details on TIN  requirements,  ask your registered  representative  for
     federal  Form  W-9,  "Request  for  Taxpayer   Identification   Number  and
     Certification."

Foreign investors

     If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

     It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a CDI, part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

 How your money is used and protected

Invested and guaranteed by IDSC


IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $222 million on Dec. 31, 1998.


     We back our  certificates  by investing the money  received and keeping the
     invested  assets  on  deposit.   Our  investments   generate  interest  and
     dividends, out of which we pay:

   o interest to certificate owners; and
   o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

     For  a  review  of  significant  events  relating  to  our  business,   see
     "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

     Most banks and thrifts offer  investments  known as certificates of deposit
     (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

     Regulated by government

     Because the IDS Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $226 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


Backed by our investments


Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:


     Type of investment                            Net amount invested



     Corporate and other bonds                           50%
     Government agency bonds                             24
     Preferred stocks                                    16
     Mortgages                                            9
     Municipal bonds                                      1

As of Dec. 31, 1998 about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see notes 1, 2 and 3 to the financial statements.


Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities --

Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin --

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities --

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting --

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money --

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate --

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities --
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of IDSC's assets.

When-issued securities --

Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges --

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities --
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions --

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed or administered investments, including its own, of more than $212 billion.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

About Securities America


Securities America Inc. is a wholly owned subsidiary of Securities America Financial Corporation (formerly Financial Dynamics Inc.). American Express Financial Corporation acquired Financial Dynamics Inc. in March 1998. Securities America Inc. operates as a fee-based broker dealer. As of March 12, 1999 Securities America Inc. had 1,136 registered representatives.


Capital  structure and certificates  issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $99,499,694 of installment certificates and $1,092,517,052 of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $13,593,267,561 of installment certificates and $18,351,877,659 of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:
o  providing  investment  research;
o  making specific  investment  recommendations; and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

                                              Percentage of
     Included assets                        total book value
     First $250 million                                    0.750%
     Next 250 million                                      0.650
     Next 250 million                                      0.550
     Next 250 million                                      0.500
     Any amount over 1 billion                             0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.


Advisory and services fee for the past three years:


                                              Percentage of
     Year                     Total fees    included assets
     1998                     $9,084,332                   0.24%
     1997                     17,232,602                   0.50
     1996                     16,989,093                   0.50

Estimated advisory and services fees for 1999 are $8,651,000.

How your money is managed

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o costs  incurred by us in  connection  with real estate and mortgages;
o taxes;
o depository and custodian  fees;
o brokerage commissions;
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:


o 0.90% of the initial investment on the first day of the certificate's term, and
o 0.90% of the certificate's reserve at the beginning of each subsequent term, for certificates sold through American Express Financial Advisors, but not for certificates sold through American Express Bank International (AEBI), or Securities America Inc. (SAI).

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC for the distribution of this certificate as follows:

   o 1.00% of the initial investment on the first day of the certificate's term; and
   o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

American Express Financial Direct is a channel for direct marketing of financial services to American Express card members and others.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,472,007 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $26,147,000 during 1999.

See note 1 to the financial statements regarding deferral of distribution fee expense.


American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.


Selling Agent Agreements with AEBI and SAI

In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI and SAI receive compensation for their services as Selling Agents for this certificate as follows:
o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.
o SAI receives a sales commission equal to 0.80%, and marketing support fees and other compensation equal to 0.10%, per term of the principal amount of each certificate for which SAI is the selling agent.

In addition, IDSC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. For example, American Express Financial Advisors Inc. may pay a fee to Securities America Inc. in order to attend the national sales conference of Securities America Inc. and, among other activities, promote sales of the certificate. From time to time, IDSC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. AEBI is a wholly owned subsidiary of American Express Bank Ltd. (AEBL).

As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). AEBI is supervised and regulated by the Federal Reserve.

Although AEBI is a banking entity, the Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Selling agents

     This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors Inc. or AESC, at commissions of up to:
   o 1.00% of the initial investment on the first day of the certificate's term; and
   o 1.00% of the certificate's reserve at the beginning of each subsequent term.

     This fee is not assessed to your certificate account.

     Transfer agent

     Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AESC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

     Employment of other American Express affiliates

 AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:
   o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
   o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
   o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

How your money is managed

Directors and officers

     IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


     We paid a total of $37,000 during 1998 to directors not employed by AEFC.

     Board of directors

     Rodney P. Burwell
     Born in 1939. Director beginning in 1999.
     Chairman. Xerxes Corporation (fiberglass storage tanks). Director, Fairview Corporation.

     David R. Hubers*
     Born in 1943. Director since 1987.
     President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

     Charles W. Johnson
     Born in 1929. Director since 1989.
     Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

     Jean B. Keffeler
     Born in 1945. Director beginning in 1999.
     Independent management consultant.

     Richard W. Kling*
     Born in 1940. Director since 1996.
     Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

     Thomas R. McBurney
     Born in 1938. Director beginning in 1999.
     President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and
     Greenspring Corporation.

     Paula R. Meyer*
     Born in 1954. Director since 1998.
     President since 1998.
     Vice president -- Assured Assets of AEFC since 1998. President of Piper Capital Management (PCM) from 1997 to 1998. Director of Marketing of PCM from 1995 to 1997. Director of Retail Marketing of PCM from 1993 to 1995.

     *"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

     Executive officers

     Paula R. Meyer
     Born in 1954. President since 1998.

     Jeffrey S. Horton
     Born in 1961. Vice president and treasurer since December 1997.
     Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies -- Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

     Timothy S. Meehan
     Born in 1957. Secretary since 1995.
     Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

     Lorraine R. Hart

     Born in 1951. Vice president -- Investments since 1994.

     Vice president -- Insurance Investments of AEFC since 1989. Vice president Investments of IDS Life Insurance Company since 1992.

     Jay C. Hatlestad
     Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

     Bruce A. Kohn
     Born in 1951. Vice president and general counsel since 1993.
     Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

     F. Dale Simmons
     Born in 1937. Vice president -- Real Estate Loan Management since 1993.
     Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

     The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

     IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

     A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


     Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Description of corporate bond ratings

     Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

     Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

     Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

     A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

     Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

     Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

     B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

     Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

     Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

     C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

     D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

     Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

       Quick telephone reference*



------------------------------------------------------------------------------
Selling Agent     Securities America, Inc.                   800-747-6111

                                                             Omaha area:
                                                             402-399-9111

*You may experience delays when call volumes are high.

IDS Stock Market Certificate
IDS Tower 10
Minneapolis, MN 55440-0010

S-6035 C (4/99)

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13.          Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14.          Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15.          Recent Sales of Unregistered Securities.

(a)      Securities Sold

1994           IDS Special Deposits                     $18,013,424,38
1995           IDS Special Deposits                      56,855,953.53
1996           IDS Special Deposits*                     41,064,486.74
1997           American Express Special Deposits        182,788,631.00
1998           American Express Special Deposits         91,416,078.00

*Renamed American Express Special Deposits in April, 1996.

(b)      Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)      Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $88,686.14 in 1994, $172,633.41 in 1995, $301,946.44 in 1996,
$592,068.70 in 1997 and $967,791.95 in 1998.

(d)      Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

1. (a) Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement for the American Express International Investment Certificate (now called, the IDS Investors Certificate), is incorporated herein by reference.

(b) Copy of Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577 is incorporated herein by reference.

2.   Not Applicable.

3.   (a)  Certificate  of   Incorporation,   dated  December  31,  1977,   filed
     electronically as Exhibit 3(a) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

(b)  Certificate of Amendment,  dated February 29, l984, filed electronically as
     Exhibit 3(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

(c)  Certificate of Amendment, dated September 12, 1995, filed electronically as
     Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration statement No. 2-55252, is incorporated herein by reference.

(d) Form of Certificate of Amendment dated ____________, filed electronically as Exhibit 3(d) to Post-Effective Amendment No. 18 to Registration Statement No. 33-26844, is incorporated herein by reference.

(e) By-Laws, dated December 31, 1977, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, are incorporated herein by reference.

4.   Not Applicable.

5. An opinion and consent of counsel as to the legality of the securities being registered is filed electronically herewith.

6.   through 9. -- None.

10. (a) Investment Advisory and Services Agreement between Registrant and IDS/American Express Inc., dated January 12, 1984, filed electronically as
     Exhibit 10(a) to Post- Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

(b) Depository and Custodial Agreement, between IDS Certificate Company and IDS Trust Company dated September 30, 1985, filed electronically as Exhibit 10(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

(c) Foreign Deposit Agreement dated November 21, 1990, between Registrant and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

(d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

(e) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

(f) Amendment to the Selling Agent Agreement dated December 12, 1994 between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

(g) Selling Agent Agreement dated December 12, 1994 between IDS Financial Services Inc. and Coutts & Co. (USA) International filed electronically as
     Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

(h) Consulting Agreement dated December 12, 1994 between IDS Financial Services Inc. and American Express Bank International filed electronically as
     Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

(i) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement 2-55252, is incorporated herein by reference.

(j) Form of Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990, between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

(k) Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577, is incorporated herein by reference.

(l) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities America Inc., filed electronically as Exhibit 10(l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

11.  through 22. -- None.

23.  Consent of Independent Auditors Report is filed electronically herewith.

24. (a) Officers' Power of Attorney, dated Sept. 8, 1998 filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 22 to Registration Statement No. 33-22503, is incorporated herein by reference.

(b)  Directors' Power of Attorney,  dated Oct. 14, 1998 filed  electronically as
     Exhibit 24(b) to Post-Effective Amendment No. 22 to Registration Statement No. 33-22503 is incorporated herein by reference.

25.  through 27. None.

(b) The financial statement schedules for IDS Certificate Company filed electronically as Exhibit 16(b) to Post-Effective Amendment 44 to Registration Statement No. 2-55252 for Series D-1 Investment Certificate are incorporated herein by reference.

Item 17.          Undertakings.

                  Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc., (formerly IDS Financial Services Inc.) as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 19th day of April, 1999.

                                             IDS CERTIFICATE COMPANY

                                             By /s/ Paula R. Meyer*
                                             Paula R. Meyer, President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the following capacities on 19th day of April, 1999.


Signature                                   Capacity

/s/ Paula R. Meyer* **                      President and Director
Paula R. Meyer                               (Principal Executive Officer)

/s/ Jeffrey S. Horton*                      Vice President and Treasurer
Jeffrey S. Horton                            (Principal Financial Officer)

/s/ Jay C. Hatlestad*                       Vice President and Controller
Jay C. Hatlestad                             (Principal Accounting Officer)

____________________                        Director
Rodney P. Burwell

/s/ David R. Hubers**                       Director
David R. Hubers

/s/ Charles W. Johnson**                    Director
Charles W. Johnson

______________________                      Director
Jean B. Keffeler

/s/ Richard W. Kling**                        Chairman of the Board of Directors
Richard W. Kling                              and Director

_____________________                         Director
Thomas R. McBurney


*Signed  pursuant to Officers'  Power of Attorney dated  September 8, 1998 filed
electronically  as  Exhibit  24(a)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.





/s/Bruce A. Kohn
Bruce A. Kohn


**Signed  pursuant to Directors'  Power of Attorney dated October 14, 1998 filed
electronically  as  Exhibit  24(b)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.





/s/Bruce A. Kohn
Bruce A. Kohn